UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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OFFICE DEPOT, INC.

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OFFICE DEPOT, INC.

6600 North Military Trail

Boca Raton, Florida 33496

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS

DATE	April 21, 2011

TIME	8:30 a.m. Eastern Daylight Time

LOCATION	Boca Raton Marriott at Boca Center
5150 Town Center Circle
Boca Raton, FL 33486
(561) 392-4600

ITEMS OF BUSINESS	1. To elect eleven (11) members of the Board of Directors named, and for the term described, in this Proxy Statement;

2. To ratify our Audit Committee’s appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the current year;

3. To hold an advisory vote on executive compensation;

4. To hold an advisory vote on the frequency of holding an advisory vote on executive compensation;

5. To approve an Amendment to our 2007 Long-Term Incentive Plan;

6. To consider a Proposal from a shareholder recommending that our Board of Directors amend the Company’s Bylaws (and each appropriate document) to give holders of 10% or more of the Company’s outstanding common stock (or the lowest percentage permitted by law above 10%) the power to call a special shareholder meeting; and

7. To transact any other business that may properly come before the meeting.

RECORD DATE	You must own Office Depot voting securities of record as of the close of business on March 3, 2011 to attend and vote at our Annual Meeting of Shareholders and any adjournment thereof.

ANNUAL REPORT	Our 2010 Annual Report on Form 10-K is enclosed with these proxy materials.

By order of the Board of Directors,

Elisa D. Garcia C. Executive Vice President, General Counsel & Corporate Secretary

Boca Raton, Florida

March 10, 2011

Please note that for security reasons, we will require that you present the admission ticket included with this Proxy Statement and a positive picture identification if you attend our Annual Meeting. We reserve the right to exclude any person whose name does not appear on our official shareholder list as of our record date of March 3, 2011. If you hold shares in “street name” and do not have a ticket, you must bring a letter from your stockbroker, or a current brokerage statement, to indicate that the broker is holding shares for your benefit. We also reserve the right to request any person to leave the Annual Meeting who is disruptive, refuses to follow the rules established for the meeting or for any other reason. Cameras, recording devices and other electronic devices, signs and placards will NOT be permitted at the meeting.

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PROXY STATEMENT

FOR THE

2011 ANNUAL MEETING OF SHAREHOLDERS

OF OFFICE DEPOT, INC.

6600 North Military Trail

Boca Raton, Florida 33496

Telephone (561) 438-4800

This Proxy Statement is solicited on behalf of the Board of Directors of Office Depot, Inc. (“Office Depot” or the “Company”). This Proxy Statement contains important information about our 2011 Annual Meeting of Shareholders to be held on April 21, 2011 (“Annual Meeting”), at 8:30 a.m. Eastern Daylight Time, at the Boca Raton Marriott at Boca Center, 5150 Town Center Circle, Boca Raton, Florida 33486. We are providing this Proxy Statement and accompanying proxy card to our shareholders on or about March 10, 2011. Our shareholders of record are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Purposes of the Meeting. Important matters outlined in the Notice of this Meeting will be considered at our Annual Meeting. We have provided these proxy materials to you in connection with the solicitation of proxies by our board of directors (“Board of Directors” or “Board”, or individually, each a “Director”). Our Board of Directors asks that you authorize your proxies to vote as our Board of Directors recommends.

Notice of Electronic Availability of Proxy Statement and Annual Report on Form 10-K. As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), Office Depot is making this Proxy Statement and our Annual Report on Form 10-K available to its shareholders electronically via the Internet. You may access these materials at www.proxyvote.com. On or about March 10, 2011, we will mail to our U.S. and Canadian shareholders this Proxy Statement, our 2010 Annual Report on Form 10-K and proxy card.

Voting Your Shares. You may vote your shares in one of the following ways: (1) in person at the Annual Meeting; (2) by completing, signing and returning your proxy card to us in the enclosed postage-paid envelope; (3) by voting electronically using a touch-tone telephone at 800-690-6903; or (4) by using the Internet to vote your shares at www.proxyvote.com. If your shares are held in “street name” with a broker or similar party, you will need to contact your broker to determine whether you will be able to vote using one of these alternative methods. If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. If you choose to use the Internet or telephone to vote, you must do so by 6:00 p.m. Eastern Daylight Time on April 20, 2011, the day before our Annual Meeting takes place.

Delaware law permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the shareholder. The voting procedures available to registered shareholders for the Annual Meeting are designed to authenticate each shareholder by use of a control number, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded.

OUR BOARD OF DIRECTORS RECOMMENDS:

•	that you vote FOR its nominees for Directors of the Company as described in Item 1;

•	that you vote FOR the ratification of our Audit Committee’s appointment of Deloitte & Touche, LLP as our independent registered public accounting firm as described in Item 2;

•	that you vote FOR, on an advisory basis, the approval of the executive compensation as described in Item 3;

•	that you vote FOR, on an advisory basis, the option of once every year as the frequency for an advisory vote on executive compensation as described in Item 4;

•	that you vote FOR the Amendment to the 2007 Long-Term Incentive Plan as described in Item 5; and

•	that you vote AGAINST the shareholder proposal described in Item 6.

We also strongly urge you to vote by means of the telephone or the Internet as this allows for automatic tally of your votes and also saves Office Depot the cost of return postage.  However you choose to vote, we urge you to VOTE as early as possible.

Proxies. Our Board of Directors has appointed certain persons (“proxies”) to vote proxy shares in accordance with the instructions of our shareholders. If you authorize the proxies to vote your shares, but do NOT specify how your shares should be voted, they will vote your shares as our Board of Directors recommends. If any other matters are presented for consideration at our Annual Meeting, your shares also will be voted as our Board of Directors recommends. You can change or revoke your proxy: (1) by mailing your request to our Corporate Secretary at our corporate headquarters, at 6600 North Military Trail, Boca Raton, FL 33496, so that it is received not later than 4:00 p.m. Eastern Daylight Time, on April 20, 2011; (2) by filing a proxy with a later date; or (3) by voting your shares by ballot in person at the Annual Meeting.

Solicitation of Proxies. In addition to soliciting proxies by mail, we also may solicit proxies in person, by telephone or over the Internet. Our employees do not receive additional compensation for their solicitation services. Certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who hold shares for the benefit of another party (the “beneficial owner”) may solicit proxies for us. If so, they will mail proxy information to, or otherwise communicate with, the beneficial owners of shares of our common stock held by them. We also have hired Morrow & Co., LLC to assist us in communicating with these institutions and forwarding solicitation materials to them, and we have agreed to pay Morrow & Co., LLC a fee of $12,000 plus reimbursement of its reasonable out-of-pocket expenses in connection with this service. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

Shareholders Eligible to Vote at Our Annual Meeting; List of Shareholders Available. Owners of our voting securities as of the close of business on March 3, 2011 (the “Record Date”) will be entitled to vote at our Annual Meeting. Our official stock ownership records will conclusively determine whether you are a “holder of record” as of the Record Date. A list of shareholders entitled to vote at the meeting will be available at our Annual Meeting and for ten days prior to the meeting between the hours of 9:00 a.m. and 4:00 p.m. Eastern Daylight Time at our corporate headquarters in Boca Raton, Florida. As of March 3, 2011, there were 277,436,190 shares of common stock outstanding and owned by shareholders (i.e., excluding shares held in treasury by Office Depot). Each share of common stock is entitled to one vote on each matter considered at our Annual Meeting. In addition, as of March 3, 2011, there were 274,596 shares of 10% Series A Redeemable Convertible Participating Perpetual Preferred Stock, par value $0.01 per share and 75,404 shares of 10% Series B Redeemable Conditional Convertible Participating Perpetual Preferred Stock, par value $0.01 per share, outstanding which in the aggregate are entitled to 73,703,194 votes.

Establishing a Quorum. In order for us to transact business at our Annual Meeting, the holders of the majority of the outstanding voting securities must be present, either in person or by proxy. Shareholders choosing to abstain from voting and broker “non-votes” will be treated as present and entitled to vote for purposes of determining whether a quorum is present.

Effect of Abstentions and Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion as permitted under the listing rules of the New York Stock Exchange. For purposes of the 2011 Annual Meeting, brokers are permitted to vote their clients’ proxies in their own discretion as to the ratification of the appointment of the independent registered public accounting firm if the clients have not furnished voting instructions 10 days prior to the meeting. All proposals other than the ratification of the appointment of the independent registered public accounting firm, are “non-discretionary” and brokers who have received no instructions from their clients do not have discretion to vote on those items. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as broker “non-votes.” Abstentions and broker “non-votes” will not be counted as a vote “for” or “against” any matter. Broker non-votes will not be counted as shares entitled to vote and accordingly will not affect the outcome with respect to any matter to be voted on at the Annual Meeting.

Householding of Annual Disclosure Documents. Two or more shareholders sharing an address can request delivery of a single copy of our annual disclosure documents if they are receiving multiple copies by calling Broadridge at (800) 542-1061 or writing to them at Householding Department, 51 Mercedes Way, Edgewood, NY 11717. In the same way, two or more shareholders sharing an address and receiving only a single copy of the annual disclosure documents can request to each receive a separate copy of the disclosure documents. If a broker or other nominee holds your shares, please contact Broadridge and inform them of your request by calling them at (800) 542-1061 or writing to them at Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Please be sure to include your name, the name of your brokerage firm, and your account number.

Required Vote.

Election of Directors. In an uncontested election, each nominee must be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” the nominee. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more Directors or shares held by a broker for which voting instructions have not been given will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether a quorum is present. In a contested election (an election in which the number of candidates exceeds the number of director positions to be filled), the number of Director nominees that equals the number of director positions to be filled receiving the greatest number of votes cast will be elected as Directors.

Ratification of Independent Registered Public Accounting Firm. Pursuant to the Company’s Amended and Restated Bylaws (“Bylaws”), ratification of the Company’s independent registered public accounting firm requires that a majority of the votes cast at the Annual Meeting be voted “FOR” the proposal. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be counted as a vote cast “FOR” or “AGAINST” that proposal. Thus, abstentions will not affect the outcome with respect to this matter.

Other Matters. Other than proposals that are subject to advisory votes, pursuant to the Company’s Bylaws, approval of any other proposal to be voted upon at the Annual Meeting requires a majority of the votes present in person or represented by proxy (as counted for purposes of determining the existence of a quorum) and entitled to vote at the Annual Meeting to be voted “FOR” the proposal. Accordingly, abstentions and broker non-votes will be counted as votes “AGAINST” the proposal.

MATTERS TO BE CONSIDERED BY OUR SHAREHOLDERS

ITEM 1: ELECTION OF DIRECTORS

Nominees for Directors of Office Depot

At the 2011 Annual Meeting, the eleven (11) directors nominated below are to be elected to hold office until the 2012 Annual Meeting and until their successors have been elected and qualified. The eleven (11) nominees for election at the 2011 Annual Meeting are all currently Directors of the Company. The Company’s Board of Directors has determined that ten (10) nominees satisfy the New York Stock Exchange’s (the “NYSE”) definition of independent director. We do not know of any reason why any nominee would be unable to serve as a Director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate.

Neil R. Austrian*	David I. Fuente	Kathleen Mason
Justin Bateman	Brenda J. Gaines	James S. Rubin
Thomas J. Colligan	Myra M. Hart	Raymond Svider
Marsha J. Evans	W. Scott Hedrick

*	Mr. Austrian is serving as our Interim Chair and Chief Executive Officer while the Company searches for a new chief executive officer. While serving in his current position, Mr. Austrian is not “independent,” however, pursuant to the NYSE listing rules, service as an interim chief executive officer will not disqualify Mr. Austrian from being considered independent following the completion of his interim employment.

Subject to our Corporate Governance Guidelines discussed below in the section captioned “Corporate Governance,” the eleven (11) nominees for the office of Director will be elected by majority vote. In an uncontested election, each Director nominee must be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a Director nominee must exceed the number of votes cast “AGAINST” the nominee. Pursuant to the Company’s Bylaws, abstentions are not considered to be “votes cast” therefore an abstention will have no effect on the election of Directors. In a contested election (an election in which the number of candidates exceeds the number of director positions to be filled), the number of Director nominees that equals the number of director positions to be filled receiving the greatest number of votes cast will be elected as Directors. All of our Directors form a single class of Directors and stand for election each year. Information about the nominees, their business experience and other relevant biographical information is set forth in the following section.

Should any of these nominees become unable to serve, our Corporate Governance and Nominating Committee may propose a substitute nominee. If a substitute nominee is named, all proxies voting FOR the nominee who is unable to serve will be voted for the substitute nominee so named. If a substitute nominee is not named, all proxies will be voted for the election of the remaining nominees (or as directed on your proxy card). In no event will more than eleven (11) Directors be elected at our 2011 Annual Meeting. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

Pursuant to Article II, Section 9 of our Bylaws, in any uncontested election of directors, any Director who is an “incumbent” Director who does not receive a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election must immediately tender his or her resignation to the Board of Directors. After the Director tenders his or her resignation, the Board of Directors must then decide within 90 days of the date the Director submitted his or her resignation, through a process managed by the Corporate Governance and Nominating Committee (and excluding the Director in question from all Board of Directors and Committee deliberations), whether to accept the Director’s resignation. Absent a compelling reason, as determined by the Board of Directors, for the Director to remain on the Board, the Board of Directors shall accept the Director’s resignation. If the Board of Directors determines that there is a compelling reason for the Director to remain on the Board and does not accept the Director’s resignation, the Board must publicly disclose its decision either in a Current Report on Form 8-K filed with the SEC or in a press release.

If the Board of Directors accepts an incumbent Director’s resignation, that Director will immediately cease to be a member of the Board of Directors. If the Board of Directors does not accept an incumbent Director’s resignation, that Director will continue to serve until the next annual meeting of shareholders, or until the earlier of his or her subsequent resignation or removal. If a Director nominee who was not already serving as an incumbent Director is not elected at the annual meeting, under Delaware law and our Bylaws, that Director nominee would not become a director and would not serve on the Board of Directors as a “holdover director.”

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED IN ITEM 1 ON YOUR PROXY CARD.

BIOGRAPHICAL INFORMATION ON THE NOMINEES

NEIL R. AUSTRIAN	AGE: 71

Mr. Austrian has served as a Director on our Board since 1998. As Interim Chair and Chief Executive Officer (“Interim Chair and CEO”) of the Company, Mr. Austrian has in-depth insights into the Company’s operations and its management which uniquely qualifies him for serving on our Company’s Board. Mr. Austrian has served in this interim role since November 2010 and previously served in this role from October 2004 through March 2005. In addition, Mr. Austrian’s experience as President and Chief Operating Officer of the National Football League from April 1991 until December 1999, makes him well suited to understand and oversee the complex managerial, strategic and financial considerations necessary to serve on the board of a corporation such as Office Depot. His experience at Dillon Reed & Co. Inc. as Managing Director from October 1987 until March 1991 provided him with a sound footing in finance, investment banking and deal negotiation. In addition, Mr. Austrian served as the Chief Financial Officer of Doyle Berbach Advertising, a public advertising agency, from 1974 until 1978, which enhanced his finance and strategic experience. Mr. Austrian’s knowledge of all aspects of the business gained while serving as a director of Viking Office Products from 1988 until August 1998 when it merged with Office Depot, further strengthens his knowledge of our industry. Mr. Austrian also serves as a director of the Direct TV Group (formerly Hughes Electronics Company).

JUSTIN BATEMAN	AGE: 37

Mr. Bateman has served as a Director on our Board since June 2009. He is a Partner with BC Partners, the U.S. investment arm of which he co-established in early 2008, and is based in the firm’s New York office. Mr. Bateman initially joined BC Partners’ London office in 2000 from PricewaterhouseCoopers, where he spent three years in Transaction Services working on due diligence projects for both financial investors and corporate clients. In 2002 he left BC Partners to complete his MBA at INSEAD before rejoining the BC Partners London office. Over the years Mr. Bateman has participated in or been a board member of General Healthcare Group, Baxi Holdings, Ltd. and Regency Entertainment. He is currently a director of Intelsat S.A., the leading international provider of fixed satellite services. Mr. Bateman was appointed as a Director of the Company pursuant to the terms of the Investor Rights Agreement in connection with the Company’s private equity investment transaction with BC Partners. Mr. Bateman serves as a non-voting observer on the Audit Committee and his experience as a chartered accountant and understanding of accounting issues is helpful in fulfilling the committee’s oversight responsibilities. Mr. Bateman’s analysis of and participation in the oversight of BC Partners portfolio companies provides him with the skills he needs to assist the Company with its strategic planning process. Mr. Bateman’s education and experience in business and finance allows him to provide the Board significant managerial, strategic, financial and compliance-based expertise.

THOMAS J. COLLIGAN	AGE: 66

Mr. Colligan has served as a Director on our Board since January 2010. He served as Vice Dean of The Wharton School’s Aresty Institute of Executive Education from 2007 to June 2010 where he was responsible for the non-degree executive education programs. From 2004 to 2007, Mr. Colligan served as a managing director at Duke Corporate Education, a corporation that provides custom executive education and is affiliated with Duke University’s Fuqua School of Business. Prior to joining Duke Corporate Education, he was Vice Chairman of PricewaterhouseCoopers LLP from 2001 to 2004 and served there in other capacities from 1969 to 2004, including as a partner. Mr. Colligan also has advised Fortune 500 companies in various industries, including technology, telecommunications, pharmaceuticals and consumer products. Mr. Colligan is currently a director of CNH Global, N.V., and Targus Group International, Inc., a non-public company and leading global supplier of notebook carrying cases and accessories. He previously served as a director of Schering-Plough Corporation, Anesiva, Inc. and Educational Management Corporation. Mr. Colligan’s experience as a former audit partner and Vice Chairman of PricewaterhouseCoopers qualifies him to serve on the Board of Directors and to provide guidance to the Company’s internal audit function. In addition, Mr. Colligan’s former position as Vice Dean of

The Wharton School’s Aresty Institute of Executive Education and his previous position as Managing Director at Duke Corporate Education have provided him a broad based understanding of new and developing business strategies that are helpful to our Board.

MARSHA J. EVANS	AGE: 63

Ms. Evans has served as a Director on our Board since 2006. Ms. Evans was acting Commissioner of the Ladies Professional Golf Association from July 2009 to January 2010, President and Chief Executive Officer of the American Red Cross from 2002 to 2005, and National Executive Director of The Girl Scouts of the USA from 1998 to 2002. Ms. Evans retired from the U.S. Navy in 1998 with the rank of Rear Admiral. From 1995 to 1998 Ms. Evans served as superintendent of the Naval Postgraduate School in Monterey, California and from 1993 to 1995 she led the Navy’s worldwide recruitment organization, during which time she developed extensive human resources experience. Currently, she is also a Director of Huntsman Corporation, Weight Watchers International, North Highland and The Estate of Lehman Brothers Holdings. Ms. Evans brings significant leadership experience to our Board of Directors and the Board relies on her perspectives on human resources and governance issues.

DAVID I. FUENTE	AGE: 65

Mr. Fuente has been a Director on our Board since he joined Office Depot in 1987. Until December 2001, he served as Chair of our Board of Directors. From December 1987 until July 2000, Mr. Fuente also served as Chief Executive Officer of our Company. As Office Depot’s former Chief Executive Officer, Mr. Fuente contributed significantly to the development of the Company from its inception. He is familiar with all aspects of the Company including its management, operations and financial requirements and demonstrates a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. Mr. Fuente’s role and experience in the early development of the Company has provided the Company certain continuity in its operational and financial management. Mr. Fuente is the Chairman of the G 100, a think tank of chief executive officers and business leaders. He is also a Director of Ryder System, Inc. and Dick’s Sporting Goods. His experience as a board member and as a former Chief Executive Officer of our Company, as well as his financial expertise bring unique skills to our Board of Directors.

BRENDA J. GAINES	AGE: 61

Ms. Gaines has been a Director on our Board since 2002. Ms. Gaines retired in 2004 from her position as President and Chief Executive Officer of Diners Club North America, a Division of Citigroup, a position she held since 2002. She served as President of Diners Club North America from 1999 until 2002 and from 1994 until 1999, she served as Executive Vice President, Corporate Card Sales. Prior to that she served in various positions of increasing responsibility within Citigroup or its predecessor corporations since 1988. From 1985 until 1987, Ms. Gaines was Deputy Chief of Staff for the Mayor of the City of Chicago. She is currently a director of NICOR, Inc., the Federal National Mortgage Association (Fannie Mae) and Tenet Healthcare Corporation, and is on the National Board of the Smithsonian Institution. Ms. Gaines also served as a director of CNA Financial Corp. from 2004 to 2007 and has served as a board member of the non-profit organization March of Dimes. Ms. Gaines has significant experience in financial services, including the credit card and payment industry. As Chief Executive Officer of Diners Club North America, she managed a company with three distinct customer groups, that included retail consumers, small businesses and large multinational corporations. While working as the Deputy Chief of Staff for the Mayor of the City of Chicago, Ms. Gaines developed valuable experience working with public agencies, which represent one of the Company’s larger customer segments. This experience enables her to provide insights into the Company’s core customers as well as the Company’s products and services. Ms. Gaines has held a number of executive and board leadership positions in a number of public companies. Ms. Gaines’ service on other public company boards allows her to provide the Board of Directors with a variety of perspectives on corporate governance issues.

MYRA M. HART	AGE: 70

Dr. Hart has served as a Director on our Board since 2004. She is currently a member of Harvard Business School’s senior faculty. From 1995 to 2007, she served as Professor, Entrepreneurial Management, at the Harvard Business School. In 2007 and 2008, she was a visiting scholar at Babson College and Stanford University, respectively. From 1985 until 1990, Dr. Hart was a member of the Staples, Inc. founding management team, leading operations, strategic planning and growth implementation in new and existing markets. She is a Director of Nina McLemore, Inc. and Kraft Foods, Inc. and a former director of Summer Infant, Inc. and Royal Aloha. Dr. Hart is also a member of the National Board of the Smithsonian Institution, and a Trustee Emeritus of Cornell University. Dr. Hart’s experience as a member of the founding management team of Staples, Inc. enables her to share with our Board suggestions about how similarly-situated companies effectively assess and undertake business considerations and opportunities. In addition, as a member of Harvard Business School’s senior faculty, Dr. Hart has been able to offer Office Depot a variety of business and management solutions that are grounded in proven policies and practices taught at the business school. Dr. Hart’s service on other public, private and non-profit boards also provides our Board with a diverse knowledge of best practices.

W. SCOTT HEDRICK	AGE: 65

Mr. Hedrick has been a Director on our Board since 1991. From November 1986 until April 1991, he was a Director of The Office Club, Inc., which was acquired by Office Depot in 1991. Mr. Hedrick was appointed Lead Director in February 2011. He was a founder and has been a general partner of InterWest Partners, a venture capital fund, since 1979. Mr. Hedrick is also a director of Hot Topic, Inc. and a cluster of mutual funds managed by Capital Research and Management Company. As one of our longest-serving non-executive Directors, Mr. Hedrick brings an important institutional knowledge to our Board. His work with InterWest provides him with a solid basis for his analysis of our financial strategies. Mr. Hedrick’s service on the board of Hot Topic, Inc. gives him another view of the issues affecting retailers, which is useful to our Board of Directors.

KATHLEEN MASON	AGE: 61

Ms. Mason has served as a Director on our Board since 2006. She currently serves as President and Chief Executive Officer of Tuesday Morning Corporation and has served in that position since July 2000. From July 1999 to November 1999, Ms. Mason served as President of Filene’s Basement, a department store chain. From January 1997 to June 1999, Ms. Mason was President of HomeGoods, an off-price home fashion store and a subsidiary of TJX Companies. Ms. Mason was Chair and Chief Executive Officer of Cherry & Webb, a women’s specialty store, from February 1987 to December 1996. Prior to those dates, she held management positions at Kaufmann’s Division of the May Company, Mervyn’s Division of Target, Inc. and the Limited. She is currently a director of Genesco, Inc. and previously served as a director of The Men’s Warehouse, Inc., and of Hot Topic, Inc. Ms. Mason’s senior executive positions at various large national retail companies gives her the experience to critically review the various business considerations necessary to run a successful consumer-driven business such as our North American Retail Division. Ms. Mason’s broad exposure to numerous retailers provides our Board with relevant comparisons and her extensive retail knowledge gives her an insight into a number of issues facing Office Depot. As a sitting chief executive officer of a public retail company, Ms. Mason is able to offer our Board of Directors sound business and financial strategies to address evolving complex audit issues.

JAMES S. RUBIN	AGE: 43

Mr. Rubin has served as a Director on our Board since June 2009. He is a Senior Partner of BC Partners, which he joined in May 2008 from One Equity Partners, where he was a founding partner since its inception in 2001. Mr. Rubin originated and executed transactions in a variety of industries with a particular focus on healthcare and business services and was also responsible for building One Equity’s practice in India. Prior to forming One Equity, Mr. Rubin was a Vice President with Allen & Company Incorporated, a New York merchant bank specializing in media and entertainment transactions and advisory work. From 1996 to 1998, he held a number of senior policy positions with the Federal Communications Commission. Mr. Rubin is currently a board member of ATI Enterprises, a private post-secondary education company, and MultiPlan, one of the largest independent preferred provider organizations in the U.S. He is a member of the board of trustees of the Brookings Institute and the New York City non-profit Common Ground Communities, and serves on the board of The Dalton School. Mr. Rubin was appointed as a Director pursuant to the terms of the Investor Rights Agreement in connection with the Company’s private equity investment transaction with BC Partners. Mr. Rubin’s extensive background in the financial services industry allows him to provide proven financial advice to our Board. Mr. Rubin brings significant business and finance experience to our Board of Directors and provides new strategies and solutions to address an increasingly complex business environment.

RAYMOND SVIDER	AGE: 48

Mr. Svider has served as a Director on our Board since June 2009. He has been co-Chairman of BC Partners since December 2008 and has been a Managing Partner of the firm since 2003. Mr. Svider joined BC Partners in 1992 in Paris before moving to London in 2000 to lead its investments in the technology and telecoms industries. Over the years, Mr. Svider has participated in or led a variety of investments including Tubesca, Nutreco, UTL, Neopost, Polyconcept, Neuf Telecom, Unity Media/Tele Columbus, and Intelsat S.A. He is currently Chairman of the board, the audit and compensation committees of Intelsat S.A., and a member of the board of ATI Enterprises, a private post-secondary education company, and MultiPlan, one of the largest independent preferred provider organizations in the U.S. Prior to joining BC Partners, Mr. Svider worked in investment banking at Wasserstein Perella in New York and Paris, and at the Boston Consulting Group in Chicago. Mr. Svider was appointed as a Director on our Board pursuant to the terms of the Investor Rights Agreement in connection with the Company’s private equity investment transaction with BC Partners. As a Managing Partner of BC Partners since 2003, Mr. Svider has demonstrated significant leadership abilities and extensive knowledge of complex financial and operational issues facing large organizations. He brings an expertise in international operations and financial strategy to our Board of Directors. In addition, through his oversight of BC Partners portfolio companies, Mr. Svider has significant experience in developing various strategies to motivate and compensate executives.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We have a strong commitment to good corporate governance practices and the independence of our Board of Directors from our management. These practices provide a framework within which the Board of Directors and management can pursue our strategic objectives and ensure long-term growth for the benefit of our shareholders. Our Corporate Governance Guidelines may be viewed at our corporate web site, www.officedepot.com under the headings “Company Information/Investor Relations/Corporate Governance.” In addition, a printed copy of our Corporate Governance Guidelines will be provided to any shareholder upon written request to our Corporate Secretary. The Corporate Governance and Nominating Committee reviews the guidelines annually and any changes are recommended to the Board of Directors for approval.

Board Leadership Structure

Effective November 1, 2010, Mr. Stephen A. Odland resigned as Chair and Chief Executive Officer of the Company (“former Chair and CEO”) and Mr. Neil R. Austrian was appointed as the Company’s Interim Chair and CEO until the Company finds a permanent replacement.

Prior to his resignation, Mr. Odland was required to serve as both Chair and Chief Executive Officer pursuant to the duties outlined in his employment agreement. Mr. Odland’s combined role as Chair and Chief Executive Officer promoted unified leadership and direction for the Board of Directors and executive management and it allowed for a single, clear focus for the chain of command to execute the Company’s strategic initiatives and business plans. Prior to Mr. Odland’s resignation, Mr. Austrian served as our Lead Director. As Lead Director, Mr. Austrian had the following duties:

•	preside at all meetings of the Board of Directors where the Chair of the Board is not present;

•	preside at all executive sessions of the independent Directors;

•	call meetings of the independent Directors, as needed;

•	meet regularly with the Chief Executive Officer (“CEO”);

•	serve as a liaison between the CEO and the independent Directors;

•	develop the agendas for meetings of the independent Directors;

•	approve Board of Directors meeting agendas and schedules;

•	review information sent to the Board of Directors; and

•	meet with shareholders as appropriate.

In order to ensure continuity during the search for a permanent CEO, the Company chose not to separate the positions of Chair and CEO. As a result of Mr. Austrian’s current position as Interim Chair and CEO, Mr. Austrian no longer serves as Lead Director. On February 16, 2010, the Board appointed Mr. Scott Hedrick to serve as Lead Director, to perform the duties described above.

In the future, consistent with the Company’s Corporate Governance Guidelines it is the Board of Director’s intention to separate the positions of Chair and CEO and that the position of Chair shall be held by an independent director on the Board of Directors.

Director Independence

The Board of Directors believes in strong and independent Directors. The Board of Directors evaluates the independence of each nominee for election as a Director of our Company in accordance with the Corporate Governance Guidelines, which incorporate the applicable listing standards of the NYSE. The Corporate

Governance Guidelines require that a majority of our Board of Directors must be “Independent” within the meaning of the NYSE’s listing standards (“Independent Directors”), and all Directors who sit on our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, must also be Independent Directors.

All members of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee have been determined by our Board of Directors to be Independent Directors. Our Board of Directors has reviewed the various relationships between members of our Board of Directors and the Company and has affirmatively determined that none of our Directors has a material relationship with the Company, other than Mr. Austrian, who is currently serving as our Interim Chair and CEO until a permanent replacement is appointed. Mr. Austrian is also a member of the Finance Committee of our Board of Directors. Our Board of Directors has also determined that Messrs. Bateman, Rubin and Svider are affiliates of the Company due to BC Partners’ stock ownership of the Company. The Board of Directors concluded that a relationship with a shareholder of the Company in and of itself does not impair Messrs. Bateman, Rubin and Svider’s independent judgment in connection with their duties and responsibilities as Directors of the Company. The Board also determined that Mr. Colligan, who serves as a director of an entity that sells products to the Company, is independent.

As a result, all members of our Board of Directors other than Mr. Austrian, due to his interim CEO position, have been determined to be Independent Directors. This determination by our Board of Directors is based upon an individual evaluation of each of our Directors, his or her employment or board of directors affiliations, and a determination that the Independent Director has no business relationship with our Company other than his or her service on our Board of Directors. None of our Directors serves as an executive officer of a charitable organization to which we made contributions during 2010.

Board of Directors’ Role in Risk Oversight

Our Board of Directors has an active role in overseeing management of the Company’s risks, directly and through its committees. The Board oversees a formal enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. The full Board of Directors participates in an annual enterprise risk management assessment, which is led by the Company’s Chief Compliance Officer. In the Company’s continuing risk assessment process, risk is assessed quarterly by a steering committee, comprised of members of management representing our business units and corporate staff. This steering committee focuses on identifying and evaluating company-wide risks in four primary areas: financial risk, legal/compliance risk, operational/strategic risk and compensation risk. This company-wide risk portfolio is then presented to and evaluated by the Executive Committee, made up of our Chief Executive Officer, Chief Financial Officer, Business Unit Presidents, the Executive Vice President of E-Commerce & Direct Business, Executive Vice President of Human Resources and our Executive Vice President and General Counsel (collectively, the “Executive Committee”). The findings are then presented to the Board of Directors. In addition to the presentation made to the full Board of Directors at least once a year, the Audit Committee receives quarterly updates on certain risk areas the Board has identified for focus and the Independent Directors periodically discuss risk management during executive sessions without management present.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on assessing and mitigating financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors. As part of its annual executive compensation review in setting executive compensation, the Compensation Committee reviews the Company’s management of executive compensation and retention risks and strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. The Corporate Governance and Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our Directors and named executive officers (“NEOs”), and corporate governance.

How Nominees to Our Board of Directors are Selected

Candidates for election to our Board of Directors are nominated by our Corporate Governance and Nominating Committee and ratified by our Board of Directors for nomination to the shareholders. The Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity, however, it seeks to have a Board of Directors that represents diversity as to skills, experiences, age, race, gender and ethnicity. The Corporate Governance and Nominating Committee operates under a charter, which is available on our corporate web site at www.officedepot.com under the headings “Company Information/Investor Relations/Corporate Governance.”

Candidates Recommended by Shareholders. Our Corporate Governance and Nominating Committee will give due consideration to candidates recommended by shareholders. Shareholders may recommend candidates for the consideration of the Corporate Governance and Nominating Committee by submitting such recommendation directly to the Committee by mail, as described under the heading “Corporate Governance; Communicating with our Board of Directors” later in this Proxy Statement. In making recommendations, shareholders should be mindful of the discussion of minimum qualifications set forth in the following paragraph.

Qualifications for Nomination. Our Corporate Governance and Nominating Committee believes that a Director should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. He or she must have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a Board representing a range of experiences in business and in areas that are relevant to the Company’s business and operations. We believe that Directors with experience in significant leadership positions over an extended period, especially CEO positions, provide the Company with special insights. Because we continuously seek to strengthen our business and to grow by identifying and developing new markets for our products, strategic expertise, both on a domestic and international level, is important to us. We seek to have Directors with experience as executives, directors or in other leadership positions in our, or similar industries. We believe that an understanding of finance and financial reporting processes is important for our Directors as the Company measures its operating and strategic performance by reference to financial targets. We seek to have a number of Directors who qualify as audit committee financial experts, and we expect all of our Directors to be financially knowledgeable. We also seek to have Directors with a strong corporate governance background. Our Company’s success depends, in part, on its success in growing its businesses outside the United States, thus we also seek to have Directors with a global business perspective. In addition, a Director must have an exemplary reputation and record for honesty in his or her personal dealings and business or professional activity. He or she also needs to exhibit qualities of independence in thought and action. All Directors should possess strong collaboration skills, have the potential to influence management and also have the ability to dedicate significant time to service on our Board. A candidate should be committed first and foremost to the interests of all our shareholders. Our evaluation of director nominees also considers the diversity of skills, experiences, age, race, gender and ethnicity as factors when recommending Directors. Persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to our Board of Directors.

Methods of Finding Qualified Nominees. Our Corporate Governance and Nominating Committee identifies nominees in a number of ways. One method is the recommendation of sitting members of the Board of Directors, who personally know and have an understanding of the qualifications of a proposed nominee. A second method is an awareness of persons who are successful in business, the non-profit sector or a profession, whether personally known to a member of the Board of Directors or not. Such persons are contacted from time to time to ask whether they would be willing to serve. If they are willing, then the Committee conducts significant amounts of due diligence to ensure that a nominee possesses the qualifications, qualities and skills outlined above. The Corporate Governance and Nominating Committee also from time to time may engage search firms to assist the Committee in identifying potential nominees to our Board of Directors. These firms conduct searches on behalf of the Corporate Governance and Nominating Committee and provide the Committee with names of potential director candidates. We pay these firms a fee for such services. As mentioned above, our Corporate Governance and Nominating Committee also is open to receiving recommendations from shareholders as to potential candidates it might consider.

Messrs. Raymond Svider, James Rubin and Justin Bateman were appointed as Directors pursuant to the terms of the Investor Rights Agreement, dated as of June 23, 2009 (the “Investor Rights Agreement”), among the Company, BC Partners, Inc. and certain funds advised by BC Partners, Inc. (the “Investors”), whereby the Investors were entitled to nominate three directors to the Board and the Company agreed to use all reasonable efforts to cause the persons nominated by the Investors pursuant to the terms of the Investor Rights Agreement to be elected to the Board. In addition, pursuant to the terms of the Investor Rights Agreement, Mr. Rubin was appointed to the Corporate Governance and Nominating Committee and the Finance Committee and Mr. Svider was appointed to the Finance Committee and the Compensation Committee and Mr. Bateman is a non-voting observer of the Audit Committee. For more information regarding the Investor Rights Agreement, please refer to our Form 8-K filed with the SEC on June 23, 2009.

Communicating with our Board of Directors

Our shareholders and any other parties interested in communicating with our Board of Directors may contact any member (or all members) of our Board of Directors, or the Independent Directors as a group, any Committee of our Board of Directors or any Chair of any such Committee by mail. To communicate with our Directors by mail, correspondence may be addressed to any individual Director by name, to the Independent Directors as a group, to any Committee of our Board of Directors by name or to any Committee Chair either by name or by title. All such mailings are to be sent “c/o Corporate Secretary” to our corporate headquarters at: 6600 North Military Trail, Boca Raton, FL 33496.

In addition, any person who desires to communicate any matter specifically and confidentially to our Audit Committee may contact the Audit Committee by addressing a letter to the Chair of the Audit Committee, c/o Corporate Secretary, at our corporate headquarters address. Mark on the outside of the envelope that the communication inside is “Confidential.” Such communications to our Audit Committee may be submitted anonymously to the “Audit Committee Chair,” in which event the envelope will not be opened for any purpose, other than appropriate security inspections. Such mailing will be directed to the Chair of our Audit Committee for his or her review and follow-up action as he or she deems appropriate.

It is our Board of Directors’ policy that each of our Directors should attend the Annual Meeting, at which time they are available to answer questions that may be raised in the question and answer period. At our 2010 Annual Meeting, all Directors were in attendance.

Related Person Transactions Policy

Our Related Person Transactions Policy (the “Policy”) sets forth the procedures governing the review and approval or ratification of transactions between the Company, on the one hand, and (i) an executive officer; (ii) director; (iii) an immediate family member of an executive officer or director; (iv) any security holder who is known by the Company to own of record or beneficially more than five percent of any class of the Company’s voting securities at the time of the transaction; or (v) an immediate family member of such five percent security holder, on the other hand. Persons in categories (i), (ii), (iii), (iv) and (v) are collectively referred to as “Related Persons.”

This Policy applies to all related person transactions, and under the Policy a “related person transaction” is any transaction:

•	In which the Company was or is to be a participant;

•	In which the amount exceeds $120,000; and

•	In which any Related Person has, or will have, a direct or indirect material interest.

•	Including any contribution of $120,000 or more to a charitable organization of which a Related Person is a trustee, director, executive officer or has a similar relationship.

No Related Person transaction shall be approved or ratified if such transaction is contrary to the best interests of the Company. Unless different terms are specifically approved or ratified by the Corporate Governance and Nominating Committee, any approved or ratified transaction must be on terms that are no less favorable to the Company than would be obtained in a similar transaction with an unaffiliated third party under the same or similar circumstances. All related person transactions or series of similar transactions must be presented to the Corporate Governance and Nominating Committee for review and pre-approval or ratification. A copy of the Policy is available for review on the Company’s web site at www.officedepot.com under the headings “Company Information/Investor Relations/Corporate Governance.”

From time to time the Company may engage in purchase and sale transactions for office products with BC Partners or its portfolio companies. These transactions are conducted on an arms length basis and are not material to BC Partners.

Succession Planning

At least annually, the Board of Directors formally discusses CEO and senior management succession with the CEO and also in executive session with only non-management Directors present. The process includes an evaluation of the requirements for the CEO and each senior management position and the regular review of potential permanent and interim candidates for CEO and senior management positions. The Board is currently undertaking a search process to identify a permanent CEO following Mr. Odland’s departure in November 2010.

Code of Business Conduct (Code of Ethical Behavior)

Our Board of Directors has adopted a Code of Ethical Behavior for all of our employees. This Code also applies to our Directors. A copy of this Code may be viewed at our corporate website, www.officedepot.com under the headings “Company Information/Investor Relations/Corporate Governance.” In addition, a printed copy of our Code of Ethical Behavior will be provided to any shareholder upon written request to our Corporate Secretary at the address for our corporate headquarters listed elsewhere in this Proxy Statement.

The Company has established the confidential Office Depot Hotline (the “Hotline”) to assist our employees in complying with their ethical and legal obligations and reporting suspected violations of applicable laws, our policies or established procedures. The Hotline enables our associates, vendors and the public to express their concerns about possible violations of law or our policies without fear of retribution or retaliation of any kind. It is our express policy that no retaliatory action be taken against any associate for using the Hotline procedure. The Hotline is operated by an independent third party, not by Company personnel. The Hotline can be accessed by either calling the following toll-free number or visiting the following web site:

1-866-634-6854

www.odhotline.com

COMMITTEES OF OUR BOARD OF DIRECTORS

The Board of Directors has established four (4) standing committees—(i) Audit, (ii) Compensation, (iii) Corporate Governance and Nominating, and (iv) Finance. Our Board of Directors met nine (9) times during fiscal 2010. All of our Directors attended more than 75% of the total number of Board of Directors meetings and meetings of the committees on which they serve, except for Mr. Fuente whose absences were due to illness.

The table below shows the membership for each of the Board of Directors’ standing committees in 2010:

Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee	Finance Committee
Thomas J. Colligan(1)	Lee A. Ault, III	Lee A. Ault, III	Neil R. Austrian
Brenda J. Gaines*	David W. Bernauer	Neil R. Austrian*(2)	David W. Bernauer
Myra M. Hart	Marsha J. Evans*	Brenda J. Gaines	David I. Fuente*
Kathleen Mason	W. Scott Hedrick	W. Scott Hedrick(2)	James S. Rubin
	Raymond Svider	James S. Rubin	Raymond Svider

*	Committee Chair for 2010.
1	Mr. Colligan will serve as the Chair of the Audit Committee for 2011.
2	Mr. Austrian served as Chair of the Corporate Governance and Nominating Committee until being appointed Interim Chair and CEO of the Company as of November 1, 2010. Mr. Hedrick is acting as interim Chair of this committee until Mr. Austrian is asked to resume that position or a permanent Chair is appointed.

Each of the four committees of our Board of Directors has a written charter that is reviewed and approved annually by our Board of Directors, is available for review on our corporate website, www.officedepot.com under the headings “Company Information/Investor Relations/Corporate Governance” and is available in hard copy upon written request to our Corporate Secretary.

Audit Committee

In 2010, the Audit Committee had four members and met five (5) times. Our Board of Directors has reviewed and made the determinations required by the listing standards of the NYSE and regulations of the SEC regarding the independence and financial literacy of the members of our Audit Committee. All members of the Audit Committee have been determined by the Board of Directors to be Independent Directors and financially literate. In addition, our Board of Directors has determined that the following members of our Audit Committee qualify as “audit committee financial experts” within the meaning of the applicable regulations of the SEC: Thomas J. Colligan, Brenda J. Gaines and Kathleen Mason.

The Audit Committee is responsible for the performance of our internal audit function as well as ensuring our compliance with legal and regulatory requirements, assessing and mitigating financial risks to the Company and insuring the integrity of our financial reporting process. The Audit Committee’s responsibilities, discussed in detail in its charter, include, among other duties, the duty to:

•	oversee the financial reporting process;

•	meet with internal and external auditors regarding audit results;

•	engage and ensure the independence of our independent registered public accounting firm;

•	review the effectiveness of our internal controls; and

•	oversee compliance with our Code of Ethical Behavior.

Corporate Governance and Nominating Committee

In 2010, the Corporate Governance and Nominating Committee had five members and met four (4) times. Mr. Austrian served as Chair of Corporate Governance and Nominating Committee until being appointed Interim

Chair and CEO of the Company effective November 1, 2010. Since Mr. Austrain’s appointment as Interim Chair and CEO of the Company, Mr. W. Scott Hedrick is acting as the interim Chair of our Corporate Governance and Nominating Committee until Mr. Austrian is asked to resume that position or a permanent Chair is appointed. All members of the Committee have been determined by our Board of Directors to be Independent Directors.

Our Corporate Governance and Nominating Committee is responsible for establishing and monitoring the effectiveness of the overall corporate governance philosophy and the Director nomination process. The Corporate Governance and Nominating Committee’s responsibilities include, among other duties, the duty to:

•	review and make recommendations to the Board of Directors concerning the size and composition of our Board of Directors and its committees and the recruitment and selection of Directors;

•	nominate Director candidates for election at annual meetings; and

•	review and make recommendations to the Board of Directors concerning our corporate governance policies and practices.

In addition, the Corporate Governance and Nominating Committee is also responsible for reviewing and approving any transactions between the Company and any Related Person. See “Corporate Governance; Related Person Transactions Policy.”

Finance Committee

In 2010, the Finance Committee had five members and met seven (7) times. Our Finance Committee is responsible for overseeing our capital structure, financial policies and business and financial plans. The Finance Committee’s responsibilities, discussed in detail in its charter, include, among other duties, the duty to:

•	review our financial policies and procedures;

•	review annual capital budgets and major spending requests from management;

•	monitor our financial standing and financial ratings;

•	review our long-range financial objectives; and

•	provide oversight and advice to management regarding our capital allocation, spending and structure.

Compensation Committee

In 2010, the Compensation Committee had five members and met sixteen (16) times. All members of the Committee have been determined by our Board of Directors to be Independent Directors.

Compensation Committee Responsibilities and Authority

Our Compensation Committee is responsible for establishing and monitoring the effectiveness of the overall compensation philosophy and policies of our Company. As set forth in its charter, the Compensation Committee’s responsibilities, include, among other duties, the duty to:

•

review the performance and approve the compensation of each of our executive officers except for our CEO, whose performance and compensation will be reviewed and established by the independent members of the full Board of Directors; and

•	provide oversight of all cash compensation, equity compensation, benefits and perquisites for our executive officers and Directors.

During the course of the year, the Compensation Committee: reviews and approves any new employment arrangements for members of the Executive Committee, other than the CEO (for whom it makes recommendations to the Board); reviews, approves or recommends changes in the perquisites and benefits provided to members of the Executive Committee; reviews the composition of the Peer Group used for benchmarking purposes and the Company’s executive compensation programs and policies; reviews the Company’s executive compensation disclosures; approves new executive compensation plans and material amendments to existing executive compensation plans; engages and directly monitors independent compensation consultant(s) to study and make recommendations regarding Director or Executive Committee compensation matters; and reviews management’s assessment of the risks related to the Company’s incentive compensation practices and programs.

In connection with its review of performance of our executive officers, the Compensation Committee also reviews the financial results of the Company for the purposes of determining compensation program levels and if performance goals were attained. The Compensation Committee obtains the data regarding the Company’s financial results for the year from management and discusses the financial results with its compensation consultant and others as it may deem necessary, and then reports the results to the Board of Directors. The Compensation Committee reviews the individual performance ratings for the NEOs, other than the CEO.

The Chair of the Compensation Committee works with the Executive Vice President, Human Resources, members of our Human Resources department and with the Executive Vice President and General Counsel to set individual meeting agendas for the Compensation Committee that are consistent with an annual calendar of regular activities that has been approved by the Compensation Committee and reported to the Board of Directors. As needed, telephonic Compensation Committee meetings are held which are not part of the pre-established annual calendar.

Compensation Committee Charter

The Compensation Committee charter is reviewed annually to ensure that the Compensation Committee is fulfilling its duties in aligning our executive compensation program with shareholder value creation, ensuring that we attract and retain talented executives and officers and are being responsive to the legitimate needs of our shareholders. There were changes to the Compensation Committee Charter in 2010 and the revised charter is posted on our web site.

Delegation of Authority; Subcommittees

The Compensation Committee has delegated authority to the Chair of the Committee to approve, upon the recommendation of the CEO and the Executive Vice President, Human Resources, new hire equity grants for officers who are not executive officers, provided that such grants do not exceed a level that is 25% above the annual target long-term incentive in effect during the year of the grant for officers at the same level as the new hire, and otherwise follows policies approved by the Compensation Committee. Grants and awards to executive officers and Directors are reserved to the full Compensation Committee. The Compensation Committee has also delegated authority to the Company’s internal Compensation and Benefits Committee (which consists of the Executive Vice President, Human Resources, Executive Vice President and General Counsel and Executive Vice President and Chief Financial Officer), the power to administer and make certain non-material amendments to our qualified 401(k) plan and our health and welfare plans that are subject to the Employee Retirement Income Security Act of 1974 and our non-qualified deferred compensation plans. The Compensation Committee has also been delegated the power to administer and make amendments and grants under our long-term equity plans, but only to the extent that such amendment does not affect the rights or obligations of any participant in the long term equity plans.

Involvement of Compensation Consultants and Executive Management in Compensation Decisions

The Compensation Committee directly engages Hay Group, a human resources and compensation consulting firm, as its independent advisor with respect to executive compensation. Hay Group works from time to time with members of the Compensation Committee, particularly in executive sessions of the Compensation Committee; and at the request of the Compensation Committee, with management to gain a better understanding of the Company’s pay policies and practices and to facilitate the development of the Company’s executive compensation strategies and determination of appropriate compensation levels. In 2010, the Hay Group provided the following services to the Compensation Committee: advice on setting annual compensation for Board of Directors and executives based on Company performance and Peer Group benchmarking; advice on the design of the annual awards under the short and long-term incentive plans; attendance at all Compensation Committee meetings, providing advice on compensation issues raised, and assisting the Chair with preparation for meetings. In 2010, the Compensation Committee also purchased survey information from Hay Group to assist in the determination of competitive compensation for positions below the Executive Committee level.

The Compensation Committee believes that even the best advice of a compensation consultant or other outside advisors must be combined with the input from management and the Compensation Committee’s own individual experiences and best judgment to arrive at the proper alignment of compensation philosophy, programs, and practices. The CEO, CFO, the Executive Vice President, Human Resources and the Executive Vice President and General Counsel interact closely with the Compensation Committee. These individuals work with the Compensation Committee to provide perspectives on reward strategies and how to align those strategies with the Company’s business and management retention goals. They provide feedback and insights into the effectiveness of the Company’s compensation programs and practices. The Compensation Committee looks to the Legal and Human Resources Departments for advice in the design and implementation of compensation plans, programs, and practices. In addition, the CEO, the Executive Vice President, Human Resources, the Executive Vice President and General Counsel, and certain other members of the Human Resources and Legal Departments often attend portions of Compensation Committee meetings to participate in the presentation of materials and to discuss management’s point of view regarding compensation issues. The Compensation Committee requires management input to properly assess the internal impact of regulatory changes and potential program changes. Management is asked to provide advantages and disadvantages of decision items so that the Compensation Committee has a full range of information from both internal and external sources upon which to make its decisions. There is no predetermined weight given to management’s input in making compensation program decisions.

Executive Session

At each meeting, the Compensation Committee meets in executive session without members of management present for the purpose of discussing matters independently from management.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The Company continued to experience a difficult economic environment in 2010, attributable in part to its reliance on small businesses that were affected by the weak liquidity environment and slow global economic recovery. This has had a disproportionate impact on the Company’s small business customers and their demands for the Company’s products when compared to other companies in the Peer Group (as defined in the “Competitive Benchmarking” section later in this Proxy Statement). In response to the restrictions on credit availability, both consumers and businesses have reduced their spending on office products and related services. In addition, businesses remain cautious in their spending and hiring practices, directly affecting the consumption of the Company’s products and related services. Shrinking budgets and spending cuts also severely affected many public sector customer purchases. This reduction in purchases of office products and related services, along with the fact that the Company’s North American business is more heavily concentrated in Florida and California, two states among the hardest hit by the economic downturn, had a disproportionate impact on the Company’s performance.

The following sections—Compensation Actions for 2010 and Key Compensation Developments—highlight the Company’s decision-making with regard to compensation in light of the economic environment.

Compensation Actions for 2010

The Compensation Committee and management believe that our compensation programs are meaningfully tied to execution of the Company’s business plans, include incentives to reward long-term growth in shareholder value and reflect the competitive marketplace for qualified and experienced executives.

The Compensation Committee is actively involved with creating and evaluating NEO compensation to assure that our program rewards operating and financial performance. The Company’s NEOs include the CEO, the Chief Financial Officer (“CFO”) and the three Division Presidents.

Key Compensation Developments

The Compensation Committee took many steps in 2010 to further its objective of paying for performance and providing greater consistency in compensation practices. Some of the key developments include:

•

In 2010, the Compensation Committee responded to the continued deterioration of the economic environment by establishing the following performance measures for the Company’s annual cash bonus program: (1) an EBITDA target to ensure that the Company showed earnings improvement while continuing to reduce costs; (2) a free cash flow target to ensure ongoing liquidity and retain creditor and vendor confidence; and (3) a sales target to focus our NEOs on growing sales.

•

In February 2010, the Compensation Committee renegotiated the employment agreement with the former Chair and CEO, Steve Odland, in order to eliminate Mr. Odland’s ability to terminate his employment for “good reason”, triggered by the previously disclosed 2009 investment of BC Partners, in exchange for a retention award of $5 million. The retention award was subject to vesting in three equal installments over a three-year period, or to acceleration, in certain circumstances, such as an involuntary termination without cause. The renegotiated agreement provided for a more restrictive change in control definition and triggers and eliminated certain tax gross-up benefits.

•

In April 2010, the Compensation Committee revised the employment and change in control agreements with Charles Brown, President, International Division, to ensure retention and elimination of certain walk-away rights triggered by the BC Partners investment in 2009.

•

In connection with the resignation of the former Chair and CEO, effective November 1, 2010, the Compensation Committee negotiated Mr. Odland’s severance arrangement and a letter agreement with Neil Austrian to serve as the Company’s Interim Chair and CEO. The Compensation Committee also negotiated a retention agreement in order to secure the continued service of Michael Newman our CFO.

•	The Compensation Committee updated the Company’s Peer Group used to evaluate executive compensation to more accurately reflect the Company’s competitors and peers.

•	The Company continued to maintain limits on NEO benefits.

•	The Compensation Committee approved and the Board adopted an incentive pay recoupment policy in the event of a financial restatement.

•	The Compensation Committee maintained a freeze on base salaries of the NEOs in 2010 and did not change the target mix of fixed and variable compensation.

•

In April 2010, the Board and the Company’s shareholders authorized a stock option exchange program, which began in May 2010 and was completed in June 2010, for all eligible employees of the Company, excluding the 2009 NEOs, who had stock options outstanding with an exercise price greater than $11.00. This exchange returned 600,000 shares to the available share pool and provided employees who held underwater options with new options at the then current market price.

•	As part of its oversight of risk in incentive compensation, the Compensation Committee reviewed a risk assessment of the Company’s global incentive plans jointly with the Audit Committee.

•

In December 2010, the Compensation Committee approved new change in control agreements for the NEOs. The Interim Chair and CEO did not receive a change in control agreement. The new change in control agreements eliminated gross-up provisions, standardized the definition of “change in control” among the Company’s plans and agreements, and retained the severance payment following a termination after a change in control.

Compensation Framework

Compensation Philosophy

This section describes the general compensation philosophy followed by the Compensation Committee and how this philosophy is reflected in the key principles and elements of the Company’s compensation program for the NEOs.

The executive compensation program is constructed to align the interests of executive management with shareholders, attract and retain highly qualified individuals and create long-term value while not incentivizing excessive risk taking. The Compensation Committee is guided by the following key principles in determining the compensation structure for the Company’s executives:

•	Competition. Compensation should reflect the competitive marketplace, so the Company can attract, retain, and motivate talented executives throughout the volatility of business cycles.

•

Accountability for Business Performance. Compensation should be tied in part to the Company’s financial and operating performance, so that executives are held accountable through their compensation for the performance of the businesses for which they are responsible and for achieving the business plan.

•	Accountability for Long-Term Performance. Compensation should include meaningful incentives to create long-term shareholder value while not incentivizing excessive risk taking.

To implement the key principles, the compensation structure consists of the following elements: base salary, performance-based annual cash bonus, and long-term equity incentives. Balanced benefits and perquisites are also provided to attract and retain talented executives, and as competitively necessary.

Base Salary. The base salary component is designed to provide a competitively comparable fixed amount of compensation that is less than a majority of total target compensation, which is comprised of base salary, short and long-term incentives, and benefits.

Annual Cash Bonus Plan. The performance-based annual cash bonus is designed to link compensation to shareholder interests through the establishment of annual performance metrics, such as Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), positive free cash flow, and sales, that affect the Company’s market value. Bonus target percentages are set targeting toward the median of the Peer Group, and the bonus is paid at target for reaching annual plan financial goals, but is leveraged up and down for above and below plan performance, respectively. The total target cash level approximates the Peer Group median when the Company meets its performance goals. The annual cash bonus plan is designed to provide increased incentive payouts when Company performance exceeds target levels, and to provide reduced incentive payouts when performance is below target but above threshold levels. The annual cash bonus plan design also includes a negative discretion portion of the annual performance-based cash bonus to enable the Compensation Committee to address issues such as risk, quality of performance, and adherence to the Company’s Code of Ethical Behavior.

Long-Term Incentive Plan. The long-term incentive component is designed to complement short-term performance rewards and focus plan participants on sustained long-term performance results that create value for the Company’s shareholders. The long-term incentive is instrumental in retaining the NEOs and permits the granting of non-qualified stock options, restricted stock, performance shares, and/or performance-based cash. A minimum of 50% of the equity component for the NEOs will be tied to performance. Long-term incentive opportunities are structured to approximate the median of the Peer Group.

Establishing Executive Compensation

Role of the Compensation Committee. At the beginning of each year, the Compensation Committee conducts an initial review of management’s recommendations with respect to executive compensation design for the following year. In the fourth quarter of each year, the Compensation Committee evaluates the recommendations, consults with Hay Group, the Compensation Committee’s independent compensation consultant, and reviews the Company’s Peer Group data. After financial results for the year are prepared, the Compensation Committee reviews performance against targets and reviews the proposed executive compensation design with this backdrop before providing approval of the salary, bonus target percentages, and long-term incentive grants and awards for the NEOs (other than the CEO) for the following year. The Compensation Committee recommends to the Board for approval the salary, bonus target percentages, and long-term incentive grants and awards for the CEO. The Compensation Committee also approves the Company-wide policies, including financial and performance goals, to be used in assessing annual performance and determining the target annual bonuses for the upcoming year.

During the course of the year, the Compensation Committee: reviews and approves any new employment arrangements for NEOs, other than the CEO (for whom it makes recommendations to the Board); reviews, approves or recommends changes in the perquisites and benefits provided to the NEOs; reviews the composition of the Peer Group used for benchmarking purposes and the Company’s executive compensation programs and policies; reviews the Company’s executive compensation disclosures in the Company’s proxy statement; approves new executive compensation plans and material amendments to existing executive compensation plans; engages and directly monitors independent compensation consultant(s) to study and make recommendations regarding Director or NEO compensation matters; and reviews management’s assessment of the risks related to the Company’s incentive compensation practices and programs. The Compensation Committee meets at least quarterly, during which it also meets in executive session without members of management present.

Following the end of each year, the Compensation Committee reviews the Company’s performance results relative to goals set at the beginning of such year as part of determining any bonus to be approved and paid for that year. It also reviews the status for long-term incentive programs that have pay-outs determined by performance over a period of multiple years.

Role of the Board. The Company’s Board of Directors receives reports from the Compensation Committee on its actions and recommendations following every Compensation Committee meeting and acts as it determines appropriate on the Compensation Committee’s recommendations. The Board also approves the terms of the compensation package and employment agreement for the CEO.

Role of Management. The Compensation Committee believes that even the best advice of a compensation consultant or other outside advisors must be combined with the input from management and the Compensation Committee’s own individual experiences and best judgment to arrive at the proper alignment of compensation philosophy, programs, and practices. The role of management in establishing executive compensation is further described in the “Involvement of Compensation Consultants and Executive Management in Compensation Decisions” section under the “Committees of Our Board of Directors” section.

Role of Independent Compensation Consultant. In relation to their engagement, as discussed in the “Involvement of Compensation Consultants and Executive Management in Compensation Decisions” section, Hay Group also provided compensation data and advised on the negotiation of executive employment agreements including: the amended employment agreement with our former Chair and CEO; the letter agreement with our Interim Chair and CEO, and retention agreements with certain NEOs; advised on Company governance policies and transition following our former Chair and CEO’s departure; and reviewed and advised on the development of the Peer Group.

Competitive Benchmarking

The Compensation Committee believes benchmarking is a useful method to gauge the compensation level for executive talent within competitive job markets that are germane to the Company. The Compensation Committee reviews data gathered from Peer Group proxies as well as survey data from Hay Group for benchmarking purposes. However, the Peer Group and Hay Group survey data are not used in isolation. NEO compensation also takes into consideration the Company’s financial performance and the financial performance of the Peer Group. This information is then used to analyze each NEO’s individual performance and tenure in his/her current position. After a review of the benchmarking data and the other factors mentioned, the Compensation Committee determines any changes to the NEO compensation positioning, target total direct compensation structures (sum of salary, annual bonus, and equity awards), variable compensation program design, and/or benefit and perquisite offerings, if necessary. When making compensation decisions, the Compensation Committee considers each element of compensation individually, but also considers the total direct compensation as well as the mix of compensation paid to the NEOs. Data from both the Proxy Statements and Hay Group’s retail industry survey provide specific Peer Group NEO information concerning base salaries, bonuses, long-term incentives, and benefit/perquisite prevalence.

The Compensation Committee developed specific criteria to select the Company’s Peer Group and reviews the criteria annually. The guiding criteria used in 2009 were updated by the Compensation Committee in July 2010 and included, but were not limited to: companies with revenues within one half to two times the Company’s revenue; a retail or direct to customer business model; a business to business model; significant global operations; and a significant distribution function. Companies selected for the Peer Group were required to have a number of these characteristics, but not all of them. Following the Compensation Committee’s review, six companies were removed from the Peer Group (AutoNation, Avon Products, Marriott Intl, Nike, Sherwin-Williams, and Xerox Corp.) while three new companies were added (Amazon.com, GameStop, and W.W. Grainger).

For 2010, the Company’s Peer Group consisted of the following nineteen organizations:

• Amazon.com	• J.C. Penney Co., Inc.	• Starbucks Corporation
• Arrow Electronics, Inc.	• Kohl’s Corporation	• Tech Data Corporation
• Avnet, Inc.	• Limited Brands, Inc.	• TJX Companies, Inc.
• Best Buy Co., Inc.	• Macy’s, Inc.	• W.W. Grainger
• GameStop	• OfficeMax Inc.	• Yum! Brands, Inc.
• Gap Inc.	• Rite Aid Corporation
• Genuine Parts Company	• Staples, Inc.

The Company’s financial performance was evaluated relative to the Peer Group for fiscal year 2009 (the fiscal year that had been completed when the majority of the executive compensation decisions for 2010 were made) sales, total shareholder return (“TSR”), and earnings before interest and taxes compound annual growth rate (“EBIT CAGR”) for 1, 3, and 5 years. The following table details the Company’s performance on a percentile basis in comparison to the Peer Group:

1,3,5 Year Performance Analysis Through Fiscal Year 2009

	SALES ($000)	TSR			EBIT CAGR
		1 Year	3 Year	5 Year	1 Year	3 Year	5 Year
25th Percentile	$10,477	36%	-15%	-5%	-19%	-14%	-3%
Median	$14,932	53%	-4%	1%	1%	-3%	1%
75th Percentile	$19,970	77%	4%	4%	14%	5%	7%
OFFICE DEPOT	$12,144	116%	-45%	-18%	N/A	N/A	N/A
Percent Rank vs. Peer Group	40%	87%	Min %	Min %	Min %	Min %	Min %

Hay Group provided the Compensation Committee with information on the Company’s performance relative to the Peer Group using data from a third party source. The Compensation Committee reviewed TSR and EBIT CAGR for 2009 for the Peer Group. The Company’s performance was in the bottom half for all metrics except the 1-year TSR, which was in the upper quartile. In 2009, the Company had a negative EBIT, which does not permit a percentage change calculation year-over-year. Therefore, the Company’s position in the chart is shown as “N/A.” To provide additional insight, the Compensation Committee reviewed actual EBIT numbers to understand how the Company’s actual performance compared to the Peer Group year-by-year. The Compensation Committee discussed the Company’s low TSR and EBIT performance, which is in part attributable to the Company’s reliance on small businesses and individuals who are affected by the weak liquidity environment and current global economic recovery. The Compensation Committee reviewed compensation actually received by the NEOs, including incentives and the value of past equity grants, and noted that actual compensation delivered was significantly below original target levels due to the Company’s performance. In addition, the Compensation Committee discussed plans for business improvement and continued alignment of compensation opportunities with future performance.

In 2010, the former Chair and CEO’s total direct compensation was benchmarked solely against the Peer Group because the Compensation Committee believes that CEO positions within the Peer Group are of similar scope and complexity. In addition to proxy data, Hay Group survey data was utilized to review the compensation of the other NEOs since proxy information may not adequately reflect the actual job content of the Company’s non-CEO NEOs.

Pay-For-Performance

The Compensation Committee believes that the executive compensation program is designed and structured to pay-for-performance. Under the Company’s pay-for-performance structure, at least 50% of the equity awards to the NEOs will be performance-based equity awards that are earned or paid out based on the achievement of reasonable performance targets. For 2010, the performance target set by the Compensation Committee for the equity awards was a 25% premium on the exercise price for 50% of the stock options granted to the NEOs under the long-term incentive plan.

In addition, with respect to the annual cash bonus plan awards for the NEOs, the Company sets quantitative performance criteria to determine the hurdle rates and payouts. The performance criteria and hurdle rates for 2010 are later disclosed in the section entitled “2010 Elements of Compensation for NEOs—Annual Cash Bonus Plan.”

Aligning Executive Compensation with Shareholder Interests

The Compensation Committee believes there should be a key link between compensation and shareholder interests. The Compensation Committee recognizes that shareholder interests are protected when the Company pays the NEOs competitively, but not in excess of market, relative to competitive benchmarks such as the Company’s Peer Group and applicable survey data. When designing the compensation program, the Compensation Committee strives to provide an appropriate mix of different compensation elements, including short-term and long-term, fixed and variable, and cash and equity components, and to provide smaller rewards for short-term performance and larger rewards for long-term performance. The Compensation Committee also designs the compensation program to provide meaningful rewards to the NEOs which align with the short-term and long-term objectives of the Company without encouraging undue risk taking.

NEOs receive their short-term, fixed, cash component in base salary, their short-term, variable, cash component under the Annual Cash Bonus Plan, and their long-term variable equity component under the long-term incentive plans. Cash payments primarily reward short-term performance, while equity rewards encourage our NEOs to deliver results over a longer period of time and serve as a retention tool. The Compensation Committee believes that a portion of NEO compensation should be at risk by basing it on the Company’s operating and stock price performance over the long term, which disincentivizes taking excessive short-term risks which may negatively impact long-term performance. In establishing the total compensation package, at least half of total target compensation is awarded in variable pay. Variable pay is reviewed by the Compensation Committee on an annual basis to ensure that the metrics selected provide appropriate rewards for the achievement of the goals and priorities identified by the Board and the NEOs in the annual operating plan as key to the Company’s stability and growth.

The Compensation Committee periodically monitors the Company’s incentive plans throughout the year to ensure that the incentive plans do not encourage undue risk taking and appropriately balance risk and reward consistent with the Company’s enterprise risk management efforts.

2010 Elements of Compensation for NEOs

The following table summarizes key elements of compensation for the NEOs, related evaluation metrics and key actions taken by the Compensation Committee during 2010.

Elements	2010 Evaluation Metrics	2010 Key Actions Taken
Base Salary	Individual’s Role and Performance Based on: • Size, scope and complexity of role • Relative position compared to market pay information

•   Former Chair and CEO had not received a base salary increase since joining the Company in 2005 and did not receive an increase in 2010

•   No increase in NEO base salaries since 2008 (except for a promotion in the President, North American Retail Division position in 2010)

•   Addressed Mr. Austrian’s compensation as Interim Chair and CEO, including determination of base salary

Annual Cash Bonus	Performance Measures: • EBITDA • Free Cash Flow • Sales

•   Change in bonus target percentage for CFO to achieve parity among NEOs other than CEO; CFO was also guaranteed a bonus at target for 2010

•   59% of bonus authorized for 2010 because after charges, certain financial thresholds were achieved

Long-Term Incentive	Non-Qualified Stock Option Grants Based on: • Competitive market data • Retention considerations and long-term contributions, performance and growth potential	• Half of the non-qualified stock option grants awarded to the NEOs were priced at a 25% premium

Benefits and Perquisites

Benefits Position Based on Peer Group:

•   Company had no pension plan, no retiree medical benefits, no active deferred compensation plan, and no company match under 401(k) plan

•   Company provides conservative benefits (health and life insurance) but, consistent with the Peer Group, does not provide substantial perquisites

•   Private use of airplane by former Chair and CEO

•   Car allowance

•   In January 2011, the Company restarted a matching contribution to the 401(k) plan for all participants equal to 50% of employee deferrals on the first 4% of eligible earnings (up to plan limits). Matching contribution is below market

Elements	2010 Evaluation Metrics	2010 Key Actions Taken
Stock Ownership Guidelines

Stock Ownership Requirements:

•    Peer Group data included multiple of base salary and target share guidelines, with the multiple of base salary being the prevalent methodology in the Peer Group

•    The current guidelines used for NEOs are within the target range of the Peer Group

• No change to stock ownership guidelines • Current guidelines deemed competitive according to market data

Other Benefits	Retention Arrangements and Change in Control Protections

•    Retention arrangements entered into for CFO and President, International Division

•    New change in control agreements were approved and executed with all NEOs, other than the former Chair and CEO and Interim Chair and CEO

A more detailed discussion of the elements of compensation for the NEOs follows.

Base Salary. The Compensation Committee views a competitive annual base salary as an important component of compensation that will be paid even if the Company does not achieve its annual financial performance goals in order to attract, retain, and motivate executive talent. Annual base salaries also serve as the foundation for the annual cash bonus plan, which calculates the annual cash incentive opportunity as a percentage of annual base salary. Base salary for the NEOs is designed to provide a competitive fixed amount of compensation which amounts to no more than half of an NEO’s total target compensation. The Compensation Committee reviews the NEO base salaries each year and considers the Company’s financial performance in the prior year as well as the Company’s compensation objectives and market competitiveness when adjusting salaries in February of each year.

In 2010, Mr. Odland’s base salary was 15% below the median of the Company’s Peer Group for 2009. On average, the non-CEO NEOs’ base salaries were 5% below the median of the Peer Group. During the review process in February 2010, based on the Company’s performance in 2009 and the competitiveness of NEOs’ salary to market data, the Compensation Committee did not increase base salaries of the NEOs for fiscal year 2010 even though base salaries were below the Peer Group median. Mr. Odland did not receive a base salary increase from the time he joined the Company in 2005 through his resignation in 2010. In 2010, Company performance continued to lag behind the Peer Group and the market. The Compensation Committee believes that based on the Company’s overall performance in 2010, its decision not to increase salaries for the NEOs is consistent with its compensation philosophy and with its compensation objectives of aligning executive compensation with shareholder interests and paying for performance. In April 2010, Mr. Peters was promoted to President, North American Retail Division, and received a salary adjustment from $440,000 to $625,000 in connection with his promotion which is in-line with the Company’s other division Presidents. Mr. Austrian receives a monthly base salary of $200,000, which began accruing as of October 25, 2010, for his services as Interim Chair and CEO, which became effective November 1, 2010, as further described later in the “NEO Employment Arrangements” section.

Annual Cash Bonus Plan. The Compensation Committee views the annual cash bonus plan as a key link between compensation and shareholder interests as it provides meaningful rewards for management and aligns the execution of short-term Company objectives without encouraging undue risk taking. The performance metrics used in 2010: EBITDA, free cash flow and sales, are key measures that drive the Company’s stock price. The target bonus percentages are set approximately at the Peer Group median.

In establishing the 2010 performance metrics, the Compensation Committee considered the 2010 annual operating plan and the key performance measures for the Company’s business. The objective was to create an incentive program that remained relevant throughout the 2010 fiscal year and that was aligned with the Company’s primary corporate initiatives. The financial targets under the 2010 annual cash bonus plan were designed to provide annual cash incentives for the eligible employees, including the NEOs, based upon the Company’s ability to meet annual financial performance targets that would ensure the successful continued operation of the Company’s business. When establishing the 2010 bonus metrics, the Compensation Committee identified the three financial measures critical to the protection and creation of shareholder wealth to be: free cash flow, EBITDA, and a quantitative sales metric. The Compensation Committee included a quantitative sales metric in 2010 to incentivize employees on growing sales. The Compensation Committee believed it was critical for the Company to reverse the decreasing sales trend it had experienced over the past couple of years and to promote business growth. The EBITDA and cash flow metrics were retained from the 2009 annual cash bonus plan, with an increased focus on improved operating performance while continuing to reduce costs. While the 2009 bonus plan included a qualitative metric providing the Compensation Committee with flexibility to reward the NEOs for taking steps to strengthen the Company’s performance not reflected in financial results, the 2010 bonus plan metrics were all quantitative. The Compensation Committee determined that target parameters for fiscal year 2010, 25% of the award under the annual cash bonus plan would be based on attaining free cash flow of $73 million, 50% would be based on attaining EBITDA of $345 million, and 25% would be based on attaining sales of $12 billion. Also, the target bonus was designed to allow a leveraging up if objectives were “over achieved” or down if below target performance resulted.

The target parameters for each of the metrics were based on the 2010 annual operating plan approved by the Board. The threshold parameters for each of the metrics was based on the minimum level of performance the Compensation Committee was willing to reward. The maximum parameters for each of the metrics was based on the competitive information available for a reasonable ceiling for payment for extraordinary performance without incentivizing excess risk taking. The threshold and maximum goals for the free cash flow target were 50% and 150% of target, respectively, with a corresponding payout of 25% and 150% of target, respectively. The threshold and maximum goals for the EBITDA target were 75% and 125% of target, respectively, with a corresponding payout of 25% and 150% of target, respectively. The threshold and maximum goals for the sales target were 95% and 105% of target, respectively, with a corresponding payout of 25% and 150% of target, respectively.

The metrics for the NEOs were based on total Company performance since the Compensation Committee believes that the NEOs’ primary job is to direct the overall performance of the Company. Target payouts for each NEO under the annual cash bonus plan are expressed as a percentage of annual base salary earned during the year. Target payouts increase with job scope and complexity, thereby increasing variable pay opportunity for NEO positions because they have a greater impact on the Company’s annual results. The Compensation Committee attempts to approximate the median target bonuses based on Peer Group compensation levels. In 2010, the target payout for Mr. Odland remained 160% of his base salary under the terms of his amended and restated employment agreement in February 2010 (the “Amended Employment Agreement”). The 2010 target payout for the Division Presidents (i.e., North American Retail Division, Business Solutions Division, and International Division) remained 75% of their respective base salaries. Mr. Peters had a target payout of 70% prior to his promotion to President, North American Retail Division. The 2010 target payout for the CFO was adjusted from 70% to 75% of his base salary for 2010 to achieve parity with the target payout for the Division Presidents; however, under the Retention Agreement entered into on November 4, 2010 between Mr. Newman and the Company, which is later described in further detail under the “NEO Employment Arrangements” section and the “Summary of Executive Agreements and Potential Payments Upon Termination or Change in Control” section, Mr. Newman’s 2010 bonus under the annual cash bonus plan was guaranteed at the target amount regardless of Company performance as part of the consideration to retain Mr. Newman’s services as CFO.

When determining the payout under the 2010 corporate Annual Cash Bonus Plan, the Compensation Committee reviewed the level of achievement for each of the metrics under the Company’s audited financial statements approved by the Board’s Audit Committee. For purposes of the 2010 corporate Annual Cash Bonus Plan, the Company achieved free cash flow of $44 million, EBITDA of $308 million, and sales of $11.8 billion, after adjustments approved by the Compensation Committee. The Company achieved at or above the threshold level for each metric. For the EBITDA and free cash flow metrics, the Compensation Committee determined the final achievement level by excluding certain unplanned and extraordinary items including: severance payments related to the former Chair and CEO’s departure, related retention arrangements for certain NEOs, certain international restructuring charges, software write-offs and foreign exchange rate adjustments. Following the application of these adjustments, the Compensation Committee authorized 2010 bonuses under the corporate Annual Cash Bonus Plan to be paid at 59% of target to all eligible employees, including the NEOs. The 2011 corporate Annual Cash Bonus Plan will include EBIT, free cash flow, and a gross margin measure as the metrics for measuring bonus target payout.

Long-Term Incentive Plans. Generally, the Company’s annual long-term equity incentive compensation awards are made pursuant to the 2007 Long-Term Incentive Plan. The Compensation Committee believes a market competitive long-term incentive component is an integral part of the overall executive compensation program, and the 2007 Long-Term Incentive Plan is imperative in retaining the NEOs as it is designed to provide meaningful rewards for sustained long-term performance results without encouraging undue risk taking. In considering the appropriate duration for the performance cycle under the 2007 Long-Term Incentive Plan, the Compensation Committee believes it is important to establish a vesting period that is long enough to meaningfully evaluate the performance of long-term strategies and the effect on value return to shareholders. The 2007 Long-Term Incentive Plan rewards participants for the creation of long-term shareholder value by using a three-year vesting period and a seven-year exercise period. In addition, for each award, the Compensation Committee establishes the target award opportunity based on the individual’s position, responsibilities, prior performance, and potential for long-term contributions, future performance and growth potential. In addition, the Compensation Committee considers the 2007 Long-Tem Incentive Plan to be critical to the alignment of executive compensation with shareholder value creation. The Compensation Committee believes that providing equity grants is an effective means to focus the NEOs on delivering long-term value to shareholders.

In fiscal year 2010, the factors considered by the Compensation Committee in determining long-term incentive awards included current market conditions, business results, individual performance, leadership potential and retention. The NEOs’ equity incentive grants were determined using a number of factors which included a competitive analysis of long-term equity awards provided to NEOs in the Peer Group, an assessment of each NEO’s performance compared to the business plan, an assessment of Company performance in comparison to Peer Group and broader market performance, and a discretionary assessment of each NEO’s performance. The Compensation Committee believes the discretionary component of the analysis enables the Company to reward, incentivize, and retain individuals differently within each level, as appropriate. When making decisions regarding the discretionary component, the Compensation Committee considered prior year performance, challenges facing each individual’s business unit, the individual’s performance, the individual’s level of responsibility, and competition for the individual’s talents within the industry.

In an effort to promote retention and to focus executives on driving share price appreciation to create value for shareholders, the long-term incentive grant to NEOs in March 2010 was delivered entirely in non-qualified stock options which have a seven-year contractual term and vest one-third on each of the first, second, and third anniversaries of the date the Compensation Committee authorized the grants (the “grant date”); provided that, each NEO remains in the Company’s employment until each anniversary date. Half of these options were granted at a 25% premium over the fair market value. Mr. Odland’s equity grant for 2010 was 800,000 non-qualified stock options, which was based on the Compensation Committee’s consideration of the following items: (i) long-term incentive grants to chief executive officers in the Peer Group, (ii) availability of shares under the 2007 Long-Term Incentive Plan and the annual “burn rate” of shares under the 2007 Long-Term Incentive Plan based on ISS calculation methodology, (iii) the size of the 2009 equity grant to Mr. Odland, and (iv) the Company’s financial performance. Half of these options were granted at the grant date fair market value of $7.71 and half at a 25% premium price of $9.638. The other NEOs’ long term incentive equity grant prices were similarly determined.

In addition to the annual grant in March, the following events related to the Company’s long-term incentive plans took place in 2010.

•	Lapse of Performance Shares Under 2008 Long-Term Retention Plan

The 2008 Long-Term Retention Plan for the Executive Committee provided an incentive payout if certain Earnings Per Share (“EPS”) fiscal year targets were met for the Company within a multi-year performance period which included the 2008, 2009, and 2010 fiscal years (“performance period”). Messrs. Odland, Brown, and Schmidt were eligible to participate. In October 2009, Mr. Odland became fully vested in his 155,280 performance shares due to certain change in control provisions in his employment agreement that were triggered as a result of the private equity investment by BC Partners in June 2009 as previously disclosed (the “BC Partners Investment”). Under the 2008 Long-Term Retention Plan, the performance criteria required to be achieved during the performance period were as follows: (i) achievement of a minimum of $1.60 EPS for a fiscal year will result in the release of 50% of the performance shares granted, and (ii) achievement of a minimum of $1.80 EPS for a fiscal year will result in the release of the remaining 50% of performance shares granted. Since neither of the EPS fiscal year targets were met within the performance period, all of the remaining performance shares were automatically forfeited and returned to the available share pool.

•	Cash Payment Under 2008 Long-Term Retention Plan for Officers

Prior to his promotion in April 2010, Mr. Peters was eligible to receive a $250,000 cash grant made on March 5, 2008 as part of the 2008 long-term retention plan for officers below the Executive Committee. This plan provided a retention payout to eligible employees who remained continuously employed with the Company from March 5, 2008 through the payment date in January 2011. Mr. Peters earned and received his cash award in January 2011 along with the other vested plan participants.

•	Stock Option Grant to Interim Chair and CEO

Pursuant to his letter agreement, the Interim Chair and CEO was granted a non-qualified stock option to purchase 400,000 shares of common stock of the Company (the “Option”) under the 2007 Long-Term Incentive Plan. This grant was based on the Compensation Committee’s consideration of: (i) information provided by Hay Group on compensation paid to interim chief executive officers, (ii) Mr. Austrian’s past performance as the Company’s interim CEO in 2005, (iii) Mr. Austrian’s knowledge of the Company due to service as the Lead Director, and (iv) the anticipated term of Mr. Austrian’s service as Interim Chair and CEO. For additional information regarding the Option, see the following “NEO Employment Arrangements” section and the “Summary of Executive Agreements and Potential Payments Upon Termination of Change in Control” section later in this Proxy Statement.

Benefits and Perquisites. The Company provides the NEOs with a set of core benefits (e.g., coverage for medical, dental, vision care, prescription drugs, annual physical, basic life insurance, long-term disability coverage, and car allowance) plus voluntary benefits that an NEO may select (e.g., supplemental life insurance). The Company’s overall benefits philosophy is to focus on the provision of these core benefits, with NEOs able to use their cash compensation to obtain such other benefits as they individually determine to be appropriate. The former Chair and CEO was entitled, pursuant to his Amended Employment Agreement, to the use of a Company provided aircraft for personal travel, but such usage was limited to not more than 100 hours of such personal air travel per year. In order to help meet the Company’s cost objectives, in 2010, the Compensation Committee did not reinstate any of the NEO benefits that had been eliminated in prior years, including the Company matching contribution to the 401(k) plan. The Company restarted a matching contribution to the 401(k) plan in January 2011 for all participants to motivate and retain employees. The Company continues to maintain three non-qualified deferred compensation plans which remain frozen to new contributions. Mr. Austrian will not receive any of the core benefits and perquisites during his service as Interim Chair and CEO.

NEO Employment Arrangements

The Company has entered into various employment arrangements, including written offer letters, employment agreements, change in control agreements, and retention agreements with certain of our NEOs, that provide for the payment of additional and future compensation of such NEOs for satisfying specified service requirements, in the event of certain types of terminations, and in some cases, in the event of a change in control of the Company. The terms of these arrangements are usually established in connection with the NEOs’ initial hire by the Company; however, in 2010, additional arrangements were prompted in connection with the BC Partners Investment and Mr. Odland’s resignation. The termination of employment provisions in the employment arrangements were entered into to address competitive concerns at the time the NEOs were recruited, by providing those individuals with a fixed amount of compensation that would offset the potential risk of leaving their prior employer or forgoing other opportunities to join the Company.

The Compensation Committee believes the change in control agreements effectively create incentives for the NEOs to build shareholder value and to obtain the highest value possible should the Company be acquired in the future, despite the risk of losing employment and potentially not having the opportunity to otherwise vest in equity awards which comprise a significant component of each NEO’s compensation. In addition, these arrangements are necessary to attract and retain qualified executives who may have other job alternatives that may appear to them to be less risky absent these arrangements, which is particularly important to the Company given the high levels of competition for executive talent in the retail sector.

Amendment and Restatement of Former Chair and CEO Employment Agreement. In February 2010, the Company and Mr. Odland entered into the Amended Employment Agreement, which amended the severance and change in control provisions and eliminated the tax gross-up benefits contained in his employment agreement originally dated March 11, 2005, as amended February 28, 2008. The Amended Employment Agreement provided for the payment of a cash retention award to Mr. Odland subject to certain conditions. The Amended Employment Agreement became effective on February 19, 2010 for a term ending on March 11, 2011 with automatic renewals for additional one year periods on each successive March 11 unless either party provided ninety (90) days prior written notice that the term of employment was not to be extended. The Compensation Committee approved the Amended Employment Agreement in order to retain our former Chair and CEO who had the right to leave the Company with substantial benefits under his previous employment agreement as a result of the BC Partners Investment. The amendment of Mr. Odland’s previous employment agreement preserved certain benefits for Mr. Odland but eliminated his “walk-away” right and tax gross-up benefits.

Mr. Odland resigned from his positions as the Company’s Chair and CEO effective November 1, 2010. Pursuant to his Amended Employment Agreement, in connection with his resignation, he will receive the following payments within five days following May 1, 2011: cash severance of $5.2 million, a $5 million retention award which vested upon separation, an amount equal to 24 times COBRA and other welfare benefit plan monthly premiums, the pro rata portion of his 2010 earned bonus which will be payable in 2011 under the annual cash bonus plan, and the full and immediate vesting of all time vested long-term equity awards. Mr. Odland will have the lesser of 24 months or the remaining option term to exercise his stock options. The foregoing payments shall be payable six months following his separation date to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  Mr. Odland’s cash severance was negotiated under his Amended Employment Agreement based on consideration of certain factors including the competitive environment for Mr. Odland’s position, the retail industry, and the Peer Group.

Interim Chair and CEO Letter Agreement. Mr. Austrian agreed to serve as the Interim Chair and CEO effective November 1, 2010, until the Company hires a permanent replacement. The Company and Mr. Austrian entered into a Letter Agreement dated November 2, 2010, that sets forth the compensatory arrangements for Mr. Austrian (the “Letter Agreement”), which reflect the unique nature of the newly created interim position until a permanent CEO is hired by the Company.

Prior to his appointment as Interim Chair and CEO, Mr. Austrian served as the Company’s Lead Director, Chair of the Corporate Governance and Nominating Committee, and as a member of the Finance Committee since March 2006. Mr. Austrian has stepped down as Lead Director and his service on all committees of the Board requiring director independence has been suspended, but he will continue to serve as a member of the Board and the Finance Committee, and will be allowed to attend any and all meetings of the other Board’s committees in his capacity as interim CEO. During his service as Interim Chair and CEO, Mr. Austrian will not receive the cash compensation portion of the Company’s annual retainer for its Board members; however, he will remain eligible to participate in the equity portion of the annual retainer. Mr. Austrian does not participate in any of the benefit programs available to other executives. By structuring Mr. Austrian’s compensation in this way, the Compensation Committee sought to find a compensation structure that would recognize Mr. Austrian’s unique ability to step in as Interim Chair and CEO at a transitional time and lead the Company in a new direction. Because Mr. Austrian had served in this role before, it was determined that he was the most appropriate person to serve in this transitional role. The Compensation Committee also recognized the changes that Mr. Austrian would be expected to make in order to lead the Company on a day-to-day basis. The Compensation Committee determined that a $200,000 per month base salary was sufficient to ensure that Mr. Austrian was compensated at an appropriate level, and the grant of 400,000 stock options would focus him on creating long-term shareholder value. The vesting schedule of the stock options grant was designed to ensure that Mr. Austrian would stay in the role until a new CEO was hired and successfully on-boarded. For additional information, see the “Summary of Executive Agreements and Potential Payments Upon Termination or Change in Control” section later in this Proxy Statement.

Employment Arrangements with Michael Newman. Mr. Newman’s Employment Offer Letter was amended to change his target payout under the annual cash bonus plan from 70% to 75% of his base salary beginning with the 2010 performance period. This amendment was approved by the Compensation Committee in order to provide Mr. Newman with the same target payout under the annual cash bonus plan as all of the other NEOs, excluding the CEO. In connection with Mr. Odland’s resignation, the Company determined it was in the best interests of the Company and its shareholders to ensure that it will continue to have Mr. Newman’s dedication and desired to provide him with a cash payment if he remained employed by the Company for a specified period of time. The Company therefore entered into a Retention Agreement with Mr. Newman on November 4, 2010, under which he is eligible to earn a retention payment of up to $1,937,500 (the “Retention Payment”). In addition, Mr. Newman’s 2010 bonus under the annual cash bonus plan was guaranteed at the target amount regardless of Company performance. The Retention Agreement was a result of negotiations with Mr. Newman and ensures continuity in management while completing a search for a permanent CEO. In addition, the Retention Agreement assured Mr. Austrian, the Interim Chair and CEO, that he had the support of, and a commitment from, Mr. Newman, as the Company’s CFO during this search. For additional information, see the “Summary of Executive Agreements and Potential Payments Upon Termination or Change in Control” section later in this Proxy Statement.

Amendment of Employment Offer Letter for Kevin Peters. Mr. Peters’ Employment Offer Letter was amended to reflect his promotion to President, North American Retail Division effective as of April 21, 2010. The amendment included a change in his base salary from $440,000 to $625,000 and a change in his target payout under the annual cash bonus plan from 70% to 75% of his base salary, with both changes effective as of his promotion. This amendment was approved by the Compensation Committee in order to provide Mr. Peters with the same base salary and target payout under the annual cash bonus plan as the other Division Presidents. For additional information, see the “Summary of Executive Agreements and Potential Payments Upon Termination or Change in Control” section later in this Proxy Statement.

Amendment of Employment and Change In Control Agreements for Charles Brown. Following the BC Partners Investment, the change in control agreement for Charles Brown, President, International Division, was triggered. Mr. Brown’s change in control agreement, which was executed prior to any contemplated transaction with BC Partners, provided for an enhanced severance benefit which was payable upon his subsequent termination of employment by the Company without “cause” or his own resignation for “good reason” (as defined in the change in control agreement). For Mr. Brown, “good reason” included his ability to terminate employment for any reason during the 30-day period immediately preceding the first anniversary of the effective date of the change in control. Upon such termination, Mr. Brown could receive approximately $3 million. To retain Mr. Brown and ensure the continued leadership and management of the International Division by Mr. Brown, without any impact from the benefits otherwise triggered under Mr. Brown’s change in control agreement as a result of the BC Partners Investment, in April 2010, the Compensation Committee approved an amendment to Mr. Brown’s employment agreement providing for a retention award in consideration of the elimination of Mr. Brown’s walk-away right under his change in control agreement. This retention award is in the amount of $3 million, subject to vesting in three equal annual installments beginning on September 14, 2010 and ending on September 14, 2012 if Mr. Brown remains in continued employment with the Company through each of the vesting dates, and is only payable upon Mr. Brown’s termination. For additional information, see the “Summary of Executive Agreements and Potential Payments Upon Termination or Change in Control” section later in this Proxy Statement.

Change in Control Agreements for NEOs. Following the BC Partners Investment, the change in control agreements for Messrs. Newman, Brown, Peters, and Schmidt were triggered. These change in control agreements provided for a one year change in control period and would have provided enhanced severance benefits had these NEOs been terminated without cause. These agreements expired on October 14, 2010. The Compensation Committee approved new change in control agreements for Messrs. Newman, Brown, Peters, and Schmidt which were entered into on December 16 and 17, 2010. The Interim Chair and CEO did not receive a change in control agreement. The new change in control agreements provide for a double trigger (requiring a change in control and termination (as defined in the agreements)), standardize the definition of “Change in Control” among agreements and incentive plans, and continue to provide for enhanced payments and benefits in the event of a change in control of the Company to diminish the potential distraction due to personal uncertainties and risks that inevitably arise when a change in control is threatened or pending. A full description of the change in control agreements is included under the heading “Summary of Executive Agreements and Potential Payments Upon Termination or Change in Control” section later in this Proxy Statement.

Other Policies and Matters Related to Executive Compensation

Incentive Plan Risk Review. The Compensation Committee has generally reviewed, analyzed and discussed the executive compensation incentive programs in the context of how the current global economic and financial situation might affect the program. The Compensation Committee, in conjunction with the Audit Committee, received reports on all of the Company’s 100+ global incentive plans, which were discussed to ensure that the plans did not incentivize excessive risk and rewarded the behavior the Company wishes to reward. The committees jointly reported to the Board that they do not believe that any aspects of the compensation program encourage the NEOs to take unnecessary and excessive risks. The committees highlighted the progress the Company has made in strengthening governance and ensuring a strong correlation between the Company’s operating objectives and the objectives of the incentive programs. Additionally, the financial goals set forth in the corporate Annual Cash Bonus Plan are based upon performance targets that the Compensation Committee believes are attainable without the need to take inappropriate risks or make material changes to the Company’s business or strategy. In addition, the LTIP awards that vest over a three-year period mitigate against taking short-term risks. Finally, the equity component of the Company’s compensation program coupled with the Company’s stock ownership guidelines, which expose NEOs to the loss of the value of retained equity if stock prices decline, incentivize NEOs to focus on long-term share appreciation.

Recoupment Policy. In February 2010, the Board adopted a policy for recoupment of incentive compensation. The policy provides that if the Company restates its reported financial results for any period beginning after January 1, 2010, the Board will review the bonus and other awards made to executive officers based on financial results during the period subject to the restatement. To the extent practicable and in the best interests of shareholders, the Board will seek to recover or cancel any such awards that were based on having met or exceeded performance targets that would not have been met under the restated financial results.

Anti-Hedging Policy. In February 2011, the Board adopted an anti-hedging policy which prohibits hedging transactions with respect to Company securities by our Directors, executive officers and all other employees.

Stock Ownership Guidelines for NEOs. The Compensation Committee believes that the NEOs should maintain a meaningful equity interest in the Company through the ownership of stock that they acquire either with their own funds or by retaining restricted stock that has vested rather than disposing of such stock. The Compensation Committee has established executive stock ownership guidelines to encourage and require stock ownership by the CEO and other NEOs. Under these guidelines, the CEO is expected to hold Company stock equal to at least five times his base salary. Other NEOs are expected to hold Company stock equal to at least one and a half times their base salaries. NEOs have five years from date of hire to satisfy this stock ownership requirement, and stock must be held until the earlier of retirement or termination of employment. The Compensation Committee annually reviews the ownership guidelines and each NEO’s progress toward meeting these guidelines.

In 2010, the Compensation Committee, along with Hay Group, determined that the current stock ownership guidelines (established in 2005), which are based on beneficial ownership, were still appropriate. In determining stock ownership, the following items are included: (i) shares owned, including stock with lapsed restrictions, (ii) restricted stock, and (iii) vested, in-the-money stock options. The Compensation Committee reviewed the guidelines in October 2010 based on the Peer Group information and approved continuing to use the current guidelines. In 2011, the Compensation Committee will again review the current ownership guidelines and determine if any changes are warranted in either the level of shares required to be held or in the methodology to calculate the ownership level (i.e., multiple of salary or fixed number of shares). As of March 4, 2011, three of our NEOs (excluding the Interim Chair and CEO who is subject to the stock ownership guidelines for Directors) satisfied their stock ownership requirements. The remaining NEO is still within his five-year time frame set forth for compliance.

Deductibility of Executive Compensation. Section 162(m) of the Code generally does not allow a tax deduction to public companies for compensation in excess of $1 million paid to the CEO or any of the other NEOs, excluding the CFO. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance based” as defined in Code Section 162(m). The Compensation Committee strives to structure NEO compensation to come within the deductibility limits set in Code Section 162(m) whenever possible. However, the Compensation Committee believes that it must maintain the flexibility to take actions which it deems to be in the best interests of the Company but which may not qualify for tax deductibility under Code Section 162(m).

In fiscal year 2010, no NEO received an annual base salary in excess of $1,000,000. Depending on the length of the search for a permanent replacement, Mr. Austrian’s base salary could exceed $1,000,000 in 2011. A portion of the compensation paid to Messrs. Brown and Schmidt will not be deductible for tax purposes for 2010 pursuant to Code Section 162(m). For fiscal year 2010, the lost deduction was approximately $756,000.

Regulatory Requirements. In addition to Code Section 162(m), the Compensation Committee considered other tax and accounting provisions in developing the pay programs for the NEOs. These include the special rules applicable to fair value based methods of accounting for stock compensation and the overall income tax rules applicable to various forms of compensation. While the Compensation Committee tried to compensate the NEOs in a manner that produced favorable tax and accounting treatment, the main objective was to develop fair and equitable compensation arrangements that appropriately incentivized, rewarded and retained the NEOs.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed this Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Executive Committee of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 25, 2010.

THE COMPENSATION COMMITTEE:

Marsha J. Evans (Chair)

Lee A. Ault

David W. Bernauer

W. Scott Hedrick

Raymond Svider

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2010, the Compensation Committee consisted of: Lee A. Ault, David W. Bernauer, Marsha J. Evans, W. Scott Hedrick and Raymond Svider. All members of the Committee were Independent Directors, and no member was an employee or former employee of the Company. During fiscal year 2010, none of the Company’s executive officers served on the board of directors or compensation committee (or other committee serving an equivalent function) of another entity whose executive officer served on the Company’s Board of Directors or Compensation Committee.

COMPENSATION PROGRAMS RISK ASSESSMENT

The Compensation Committee has assessed the Company’s compensation programs and has concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Company has conducted a risk assessment that included a detailed qualitative and quantitative analysis of its compensation and benefit programs to which employees at all levels of the organization may participate, including the NEOs. The Compensation Committee considered how the design of the Company’s compensation programs compares to compensation programs maintained by the Peer Group. Based on the Company’s assessment, the Compensation Committee believes that the Company’s compensation and benefit programs have been appropriately designed to attract and retain talent and properly incentivize employees to act in the best interests of the Company. The Company’s programs contain various factors to ensure its employees, including the NEOs, are not encouraged to take unnecessary risks in managing the Company’s business, such as:

•	oversight of compensation and benefits programs (or components of programs) by the Compensation Committee;

•	discretion provided to the Compensation Committee (including negative discretion) to set targets, monitor performance and determine final incentive award payouts;

•	oversight of compensation and benefits programs (or components of programs) by a broad-based group of functions within the Company, including Human Resources;

•	a variety of programs that provide focus on both short-and long-term goals and that provide a balanced mixture of cash and equity compensation;

•	caps on the maximum payouts available under short-term incentive programs;

•	incentives focused primarily on the use of financial metrics based on the annual operating plan which is approved by the Board;

•	service-based vesting conditions with respect to equity-based awards; and

•	incentive pay recoupment policy which provides for recoupment of incentive compensation in the event of a financial restatement.

The Compensation Committee periodically monitors the Company’s incentive plans throughout the year to ensure that the incentive plans do not encourage undue risk taking and appropriately balance risk and reward consistent with the Company’s enterprise risk management efforts.

SUMMARY COMPENSATION TABLE

The following table provides a summary of the annual and long-term compensation that the Company paid to its NEOs (or deferred for, or that was attributable to/earned) for services rendered during the 2008, 2009, and 2010 fiscal years.

Summary Compensation Table for Fiscal Years 2008 - 2010

(a)	(b)	(c)	(d)		(e)	(f)		(g)	(h)	(i)	(j)
Named Officers and Principal Positions	Year	(1) Salary ($)	(2) Bonus ($)		(3) Stock Awards ($)	(3) Option Awards ($)		(4) Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and NQ Deferred Compensation Earnings ($)	(5) All Other Compensation ($)	Total ($)
Neil Austrian	2010	$415,385	—		—	$984,400	(6)	—	—	$—	$1,399,785
Interim Chief Executive Officer

Michael Newman	2010	$625,000	$468,750	(7)	—	$1,580,200		—	—	$40,924	$2,714,874
Chief Financial Officer	2009	$625,000	—		—	$200,400		$437,500	—	$164,875	$1,427,775
	2008	$199,519	$100,000		—	$1,500,000		$148,077	—	$61,010	$2,008,606

Charles Brown	2010	$625,000	$1,000,000	(8)	—	$1,580,200		$276,563	—	$44,543	$3,526,306
President, International	2009	$625,000	—		—	$267,200		—	—	$653,663	$1,545,863
	2008	$625,000	$250,000		$500,000	$1,400,000		—	—	$69,035	$2,844,035

Kevin Peters	2010	$568,077	—		—	$1,802,447	(9)	$247,380	—	$55,120	$2,673,024
President, North American Retail

Steve Schmidt	2010	$625,000	—		—	$1,580,200		$276,563	—	$53,957	$2,535,720
President, Business Solutions Division	2009	$625,000	—		—	$606,200		$468,750	—	$36,944	$1,736,894
	2008	$625,000	—		$1,900,000	—		—	—	$278,767	$2,803,767

Steve Odland	2010	$846,154	—		—	$3,160,400		$—	—	$11,261,929	$15,268,483
Former Chief Executive Officer	2009	$1,000,000	—		—	$681,360		$1,600,000	—	$113,191	$3,394,551
	2008	$1,000,000	—		$5,000,000	—		—	—	$288,700	$6,288,700

(1)	Column (c) is used to record salary amounts that include cash compensation earned by each NEO during fiscal years 2010, 2009 and 2008 as well as any amounts earned in those years but contributed into the 401(k) Plan and/or deferred at the election of the NEO into our deferred compensation program. For a discussion of the deferred compensation program, please see the “Nonqualified Deferred Compensation” section later in this Proxy Statement.
(2)	Column (d) is used to record non-equity discretionary (non-incentive based) bonuses made to our NEOs. Non-equity incentive-based bonuses paid under our Bonus Plan are disclosed in column (g).
(3)	The dollar amounts in columns (e) and (f) reflect the aggregate grant date fair value of equity awards granted within the fiscal year in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 for stock-based compensation (Formerly FAS 123R). These amounts reflect the total grant date fair value for these awards, and do not correspond to the actual cash value that will be recognized by each of the NEOs when received. Assumptions used in the calculation of these award amounts are included in Note A to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 25, 2010.
(4)	The amounts in column (g) reflect cash awards earned under the 2010 Bonus Plan, which is previously discussed further in the Compensation Discussion Analysis under the “Annual Cash Bonus Plan” section. While such amounts were earned for fiscal year 2010 performance, they will not be paid to the NEOs until March 11, 2011.
(5)	The Other Compensation Table for Fiscal Year 2010 that follows reflects the types and dollar amounts of perquisites, other personal benefits, and severance arrangements provided to the NEOs during fiscal year 2010. For purposes of computing the dollar amounts of the items listed in the following table, the actual out-of-pocket costs to the Company of providing the perquisites, other personal benefits, and severance arrangements to the NEOs was used. Each perquisite, other personal benefit, and severance arrangement included in the Table that follows is described in more detail in the narratives immediately following the Table.
(6)	Effective November 1, 2010, Mr. Austrian was appointed as the Interim Chair and CEO of the Company. Set forth in this table is the compensation that Mr. Austrian will receive for his service as Interim Chair and CEO pursuant to the terms of his Letter Agreement with the Company, which is described under the “Summary of Executive Agreements and Potential Payments Upon Termination or Change of Control” section later in this Proxy Statement. In addition to the compensation described in the Summary Compensation Table and Grants of Plan-Based Award Tables, in 2010, Mr. Austrian also received compensation for his service as a director of the Company prior to his appointment as Interim Chair and CEO, which is reflected later in the “Director Compensation Table for Fiscal Year 2010”.

(7)	Pursuant to the terms of his Retention Agreement which is described under the “Summary of Executive Agreements and Potential Payments Upon Termination or Change of Control” section later in this Proxy Statement, for 2010, Mr. Newman was entitled to receive a bonus under the Company’s annual corporate bonus plan at the target amount regardless of Company performance. Mr. Newman’s target amount in 2010 was 75% of his base salary.
(8)	Retention bonus paid pursuant to Mr. Brown’s amended employment agreement which is described under the “Summary of Executive Agreements and Potential Payments Upon Termination or Change of Control” section later in this Proxy Statement. The retention bonus was accrued on September 14, 2010 and will be paid in cash upon Mr. Brown’s termination of employment.
(9)	Mr. Peters was promoted to President, North American Retail Division on April 21, 2010. Prior to the filing of this Proxy Statement, Mr. Peters was not an NEO of the Company. Accordingly, Mr. Peters was entitled to participate in the Company’s one-time voluntary option exchange offer on May 10, 2010. The amount reflected for Mr. Peters includes $1,580,200, which is the grant date fair value of the option award that Mr. Peters received in March 2010, and $222,247, which is the grant date fair value of the new options that Mr. Peters received as a result of the option exchange program when he exchanged his previously granted options for new options.

Other Compensation Table for Fiscal Year 2010

Summary Compensation Table, Column (i) Components

(a)	(b)	(c)	(d)	(e)		(f)		(g)		(h)
Named Officers	(1) Car Allowance	(2) Exec Med	(3) Exec Welfare	Personal Aircraft Usage		Severance		Company Event		Total
Neil Austrian(7)	—	—	—	—		—		—		—
Michael Newman	$15,600	$16,939	$8,385	— (4)		—		—		$40,924
Charles Brown	$15,600	$20,182	$8,761	—		—		—		$44,543
Kevin Peters	$15,600	$21,587	$8,179	—		—		$9,754	(6)	$55,120
Steve Schmidt	$15,600	$16,939	$10,129	—		—		$11,289	(6)	$53,957
Steve Odland	$21,634	$16,818	$6,284	$62,296	(4)	$11,154,897	(5)	—		$11,261,929

(1)	The amounts in column (b) reflect the payments made to each NEO during 2010 as part of the Executive Car Allowance Program.
(2)	The amounts in column (c) reflect the cost to the Company for insurance premiums (medical, dental and vision) in connection with the NEOs’ participation in the Executive Benefits Program. In addition, for Mr. Peters, the amount includes an additional $1,405, which reflects the cost to the Company for a health physical in connection with Mr. Peters’ participation in the Executive Benefits Program.
(3)	The amounts in column (d) reflect the cost to the Company for insurance premiums associated with welfare benefits (LTD, STD, basic life insurance and AD&D) in connection with the NEOs’ participation in the Executive Benefits Program. Amounts also include imputed income for premiums paid on life insurance in excess of $50,000.
(4)	The incremental cost of personal use of company leased aircraft by Mr. Odland includes the actual cost of fuel and additives, trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hangar or aircraft parking costs, certain other smaller variable costs for each personal trip leg plus an allocation of maintenance costs based on the per mile cost to maintain the planes multiplied by the number of personal miles flown. Fixed costs that would be incurred in any event to operate company aircraft (e.g., aircraft and hangar lease costs, depreciation, and flight crew salaries) are not included. Mr. Newman’s personal use of company leased aircraft resulted in no incremental cost to the Company.
(5)	On October 24, 2010, Mr. Odland resigned as Chair and CEO of the Company, effective November 1, 2010. In connection with his separation from the Company, Mr. Odland became entitled to receive: 1) cash severance of $5.2 million, 2) $5 million attributable to a previously negotiated retention award, 3) 2010 pro-rated bonus at earned rate, and 4) 24 times COBRA and other welfare benefit plan monthly premiums. Payment of all amounts will be made on May 1, 2011.
(6)	Represents payments to Messrs. Peters and Schmidt for personal expenses incurred while attending a Company-sponsored event and the related gross-up payments for the event.
(7)	As outlined in Mr. Austrian’s Letter Agreement for his position as Interim Chair and CEO, he is not eligible to participate in any health and welfare benefit plans.

Grants of Plan-Based Awards in Fiscal Year 2010

(a)	(b)	(c-e)			(f-h)				(i)	(j)		(k)	(l)
Named Officers	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares / Units	All Other Option Awards: Number of Securities Underlying Options (#)		(5) Exercise or Base Price of Option Awards ($/Sh)	(6) Grant Date Fair Value
		(1) Threshold ($)	(1)(2) Target ($)	(1) Maximum ($)	Threshold (#)	(3)(4) Target (#)		Maximum (#)
PEO—Neil Austrian	11/2/2010	NA	NA	NA	—	—		—	—	400,000	(7)	$4.430	$984,400
PFO—Mike Newman	3/8/2010	$117,188	$468,750	$703,125	—	200,000	(O)	—	—	—		$7.710	$832,000
	3/8/2010					200,000	(P)	—	—	—		$9.638	$748,200
Charles Brown	3/8/2010	$117,188	$468,750	$703,125	—	200,000	(O)	—	—	—		$7.710	$832,000
	3/8/2010					200,000	(P)	—	—	—		$9.638	$748,200
Kevin Peters	3/8/2010	$117,188	$468,750	$703,125	—	200,000	(O)	—	—	—		$7.710	$832,000
	3/8/2010					200,000	(P)	—	—	—		$9.638	$748,200
Steve Schmidt	3/8/2010	$117,188	$468,750	$703,125	—	200,000	(O)	—	—	—		$7.710	$832,000
	3/8/2010					200,000	(P)	—	—	—		$9.638	$748,200
Former PEO—Steve Odland	3/8/2010	$400,000	$1,600,000	$2,400,000	—	400,000	(O)	—	—	—		$7.710	$1,664,000
	3/8/2010					400,000	(P)	—	—	—		$9.638	$1,496,400

(1)	Column (c) reflects the minimum payments each NEO could expect to receive if the Company reached at least its threshold performance goal in 2010 under the 2010 Annual Corporate Bonus Plan. Threshold was set at 25% of target for all NEOs. The Bonus Plan award was based upon the Company’s ability to meet annual financial performance targets set by the Compensation Committee. Each of the Company’s financial performance goals were targeted to pay out at 100% upon achievement with a maximum payout of 150% of target to be paid if target was exceeded. Column (e) reflects the maximum payments each NEO could expect to receive if target was exceeded. Performance below the Plan threshold resulted in no bonus being paid for that metric. See the “Annual Cash Bonus Plan” section earlier in this Proxy Statement for additional details on the 2010 Annual Corporate Bonus Plan.
(2)	The amounts shown in column (d) reflect the target payments each NEO could expect to receive if the Company reached its target performance goals in 2010 under the 2010 Annual Corporate Bonus Plan. Each NEO’s target annual bonus is expressed as a percentage of such officer’s bonus eligible earnings. For 2010, Mr. Odland’s target bonus percentage was 160% of annual bonus eligible earnings. For 2010, the target bonus percentage was 75% for Messrs. Newman, Brown, Peters and Schmidt. Mr. Austrian was not eligible to participate in the 2010 Annual Corporate Bonus Plan.
(3)	Column (g) represents awards of nonqualified stock options under the Company’s 2007 Long-Term Incentive Plan (the “LTIP”). One-half of the annual option grant was delivered through 25% premium-priced options. All options granted under the 2010 annual option grant vest and become exercisable ratably over the three-year period following the grant date.
(4)	The (O) reflected next to the target share amounts in column (g) above is used to designate nonqualified stock options granted at-the-money, and the (P) reflected next to the target share amounts is used to designate premium-priced nonqualified stock options granted at a 25% premium.
(5)	Under the LTIP, grants of stock options must have an exercise price equal to or greater than their “fair market value” on the grant date. The LTIP defines “fair market value” as the closing stock price on the New York Stock Exchange on the grant date.
(6)	Computed in accordance with FASB Accounting Standards Codification Topic 718 for stock-based compensation (formerly FAS 123R). See Note A of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 25, 2010 regarding assumptions underlying valuation of equity awards.

(7)	Mr. Austrian was granted a non-qualified stock option to purchase 400,000 shares of common stock of the Company (the “Option”) pursuant to and subject to the terms of the 2007 Long-Term Incentive Plan. The Option vested with respect to one third (1/3) of the shares on November 2, 2010 and will vest 1/3 on each of the first and second anniversaries of November 2, 2010 (each a “Scheduled Vesting Date”), subject to Mr. Austrian, on each Scheduled Vesting Date, continuing to serve as: (i) Interim Chair and CEO through the date of commencement of employment of a successor CEO of the Company (the “Successor CEO Event”), and (ii) as a Director, from and after the employment of such Successor CEO. Under the Letter Agreement, if Mr. Austrian continues to be employed as Interim Chair and CEO through the Successor CEO Event, then as of such date, the Option shall vest (to the extent not previously vested) with respect to 50% of the shares subject to the Option, and the then remaining unvested shares covered by the Option shall vest, subject to Mr. Austrian’s continued services as a member of the Board, on the first anniversary of the Successor CEO Event. In addition, the Option, unless previously forfeited by Mr. Austrian pursuant to a Forfeiture Event, shall become 100% vested upon the occurrence of any of the following events: (x) if prior to the occurrence of a Successor CEO Event, (A) Mr. Austrian’s employment as Interim Chair and CEO of the Company terminates for any reason other than because of his resignation or for termination by the Company for good cause, or (B) Mr. Austrian has not been re-elected to the Board, despite having offered himself as a candidate for re-election to the Board; (y) following the occurrence of a Successor CEO Event, if Mr. Austrian dies, ceases performing services as a Director upon becoming Disabled (as defined in the Non-Qualified Stock Option Award Agreement (“Option Agreement”)), or has not been re-elected to the Board, despite having offered himself as a candidate for re-election to the Board (other than following the occurrence of a Director Good Cause Event); or (z) immediately prior to the date of any “Change in Control” of the Company (as defined in the 2007 Long-Term Incentive Plan). The Option shall expire on November 2, 2017, subject to earlier expiration due to certain termination events. Undefined terms used herein shall have the meanings ascribed to them in Mr. Austrian’s Option Agreement.

Outstanding Equity Awards at 2010 Fiscal Year-End

	Option Awards							Stock Awards
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Named Officers	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
PEO—Neil Austrian	11,250	(2)	—		—	$9.2750	4/26/11	—	—	—	—
	7,500	(2)	—		—	$19.7250	4/25/12	—	—	—	—
	7,500	(2)	—		—	$11.4850	2/14/13	—	—	—	—
	3,750	(2)	—		—	$17.5450	2/18/11	—	—	—	—
	7,500	(2)	—		—	$17.5450	2/18/14	—	—	—	—
	15,611	(2)	—		—	$33.0650	2/14/13	—	—	—	—
	44,155	(2)	—		—	$11.2700	3/5/15	—	—	—	—
	38,736	(2)	—		—	$0.8500	3/4/16	—	—	—	—
	133,333	(3)	—		266,667	$4.4300	11/2/17	—	—	—	—

PFO—Michael Newman	269,251	(4)	134,626	(4)	—	$6.8000	8/27/15	—	—	—	—
	50,000	(15)	100,000	(15)	—	$0.8500	3/4/16	—	—	—	—
	50,000	(15)	100,000	(15)	—	$1.0625	3/4/16	—	—	—	—
	—		200,000	(16)	—	$7.7100	3/8/17	—	—	—	—
	—		200,000	(16)	—	$9.6380	3/8/17	—	—	—	—

Charles Brown	16,667	(5)	—		—	$9.2000	2/12/11	—	—	—	—
	50,000	(6)	—		—	$13.7900	10/8/11	—	—	—	—
	40,000	(7)	—		—	$16.0650	2/4/12	—	—	—	—
	40,000	(8)	—		—	$11.4850	2/14/13	—	—	—	—
	40,000	(9)	—		—	$17.5450	2/18/14	—	—	—	—
	18,750	(10)	—		—	$17.5450	2/18/11	—	—	—	—
	50,000	(11)	—		—	$18.0850	2/11/12	—	—	—	—
	25,000	(12)	—		—	$28.2450	7/26/12	—	—	—	—
	190,282	(14)	95,141	(14)	—	$11.2700	3/5/15	—	—	—	—
	66,666	(15)	133,334	(15)	—	$0.8500	3/4/16	—	—	—	—
	66,666	(15)	133,334	(15)	—	$1.0625	3/4/16	—	—	—	—
	—		200,000	(16)	—	$7.7100	3/8/17	—	—	—	—

Outstanding Equity Awards at 2010 Fiscal Year-End

	Option Awards							Stock Awards
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)		(i)	(j)
Named Officers	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
	—		200,000	(16)	—	$9.6380	3/8/17	—		—		—	—

Kevin Peters	—		—		—	—	—	17,747	(14)	$96,721	(18)	—	—
	37,500	(15)	75,000	(15)	—	$0.8500	3/4/16	—		—		—	—
	37,500	(15)	75,000	(15)	—	$1.0625	3/4/16	—		—		—	—
	—		200,000	(16)	—	$7.7100	3/8/17	—		—		—	—
	—		200,000	(16)	—	$9.6380	3/8/17	—		—		—	—
	—		74,881	(17)	—	$5.1300	6/8/17	—		—		—	—

Steve Schmidt	112,047	(13)	—		—	$28.7300	7/24/14	—		—		—	—
	—		—		—	—	—	41,408	(14)	$225,674	(18)	—	—
	—		466,667	(15)	—	$0.8500	3/4/16	—		—		—	—
	—		133,334	(15)	—	$1.0625	3/4/16	—		—		—	—
	—		200,000	(16)	—	$7.7100	3/8/17	—		—		—	—
	—		200,000	(16)	—	$9.6380	3/8/17	—		—		—	—

Former PEO—Steve Odland	1,000,000	(1)	—		—	$19.1200	11/1/12	—		—		—	—
	1,000,000	(1)	—		—	$22.9440	11/1/12	—		—		—	—
	400,000	(1)	—		—	$7.7100	11/1/12	—		—		—	—
	400,000	(1)	—		—	$9.6380	11/1/12	—		—		—	—

(1)	In connection with Mr. Odland’s resignation from the Company, effective November 1, 2010, all of Mr. Odland’s unvested equity was fully vested on his termination date; and he has 24 months following his termination date to exercise any outstanding options pursuant to his Amended Employment Agreement.
(2)	Represents annual grants of stock options made to Mr. Austrian as part of his compensation for serving on the Board of Directors for prior years.
(3)	Mr. Austrian was granted non-qualified stock options to purchase 400,000 shares of common stock of the Company pursuant to and subject to the terms of the Company’s 2007 Long-Term Incentive Plan. The options were granted with an exercise price of $4.43. For further discussion of the condition of the grant, see footnote 7 under the “Grants of Plan-Based Awards in Fiscal Year 2010” Table earlier in this Proxy Statement.
(4)	Represents stock options granted to Mr. Newman on August 27, 2008 under the 2007 Long-Term Incentive Plan as part of his sign-on with the Company. These options vest in three equal installments beginning on the first anniversary of the grant date.

(5)	Represents an annual grant of stock options made to Mr. Brown on February 12, 2001 under the Company’s Long-Term Equity Incentive Plan. The shares vested in three equal installments beginning on the first anniversary of the grant date.
(6)	Represents an annual grant of stock options made to Mr. Brown on October 8, 2001 under the Company’s Long-Term Equity Incentive Plan. The shares vested in three equal installments beginning on the first anniversary of the grant date.
(7)	Represents an annual grant of stock options made to Mr. Brown on February 4, 2002 under the Company’s Long-Term Equity Incentive Plan. The grant consisted of 33,776 shares of nonqualified stock options that vested in three equal installments beginning on the first anniversary of the grant date and 6,224 shares of incentive stock options that cliff-vested on the third anniversary of the grant date.
(8)	Represents an annual grant of stock options made to Mr. Brown on February 14, 2003 under the Company’s Long-Term Equity Incentive Plan. The grant consisted of 31,293 shares of nonqualified stock options that vested in three equal installments beginning on the first anniversary of the grant date and 8,707 shares of incentive stock options that cliff-vested on the third anniversary of the grant date.
(9)	Represents an annual grant of stock options made to Mr. Brown on February 18, 2004 under the Company’s Long-Term Equity Incentive Plan. The grant consisted of 34,301 shares of nonqualified stock options that vested in three equal installments beginning on the first anniversary of the grant date and 5,699 shares of incentive stock options that cliff-vested on the third anniversary of the grant date.
(10)	Represents performance-accelerated stock options granted to Mr. Brown on February 18, 2004 under the Company’s Long-Term Equity Incentive Plan. Shares under this grant vest upon the attainment of certain performance criteria. Mr. Brown vested in half of these shares on April 7, 2005 and the remaining half on August 5, 2005.
(11)	Represents an annual grant of stock options made to Mr. Brown on February 11, 2005 under the Company’s Long-Term Equity Incentive Plan. The shares vested in three equal installments beginning on the first anniversary of the grant date.
(12)	Represents a grant of stock options to Mr. Brown on July 26, 2005 under the Company’s Long-Term Equity Incentive Plan after being promoted to President of the Company’s International Division. The shares vested in three equal installments beginning on the first anniversary of the grant date.
(13)	Represents stock options granted to Mr. Schmidt on July 24, 2007 under the 2007 Long-Term Incentive Plan as part of his sign-on with the Company. These awards vested in three equal installments beginning on the first anniversary of the grant date.
(14)	Represents an annual grant of stock options and/or restricted stock made to Messrs. Brown, Peters, and Schmidt on March 5, 2008 under the 2007 Long-Term Incentive Plan. The shares vest in three equal installments beginning on the first anniversary of the grant date.
(15)	Represents an annual grant of stock options made to Messrs Brown, Newman, Peters and Schmidt on March 4, 2009 under the 2007 Long-Term Incentive Plan. 50% of the grant consisted of at-the-money options and 50% consisted of premium-priced options. The options vest in three equal installments beginning on the first anniversary of the grant date.
(16)	Represents an annual grant of stock options made to Messrs Brown, Newman, Peters and Schmidt on March 8, 2010 under the 2007 Long-Term Incentive Plan. 50% of the grant consisted of at-the-money options and 50% consisted of premium-priced options. The options vest in three equal installments beginning on the first anniversary of the grant date.
(17)	Represents new at-the-money stock options granted to Mr. Peters in exchange for old out-of-the-money stock options as part of the Offer to Exchange that the Company offered to its employees on June 8, 2010. Because Mr. Peters was not an NEO for 2009, he was able to participate in the exchange.
(18)	Market value of unvested restricted stock awards computed by multiplying the number of shares by $5.45, the closing price of the Company’s common stock on the New York Stock Exchange on December 23, 2010, the last day the New York Stock Exchange was open during the Company’s 2010 fiscal year, which ended on December 25, 2010.

Option Exercises and Stock Vested in Fiscal Year 2010

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)		(e)
Named Officers	Number of Shares Acquired on Exercise (#)	(5) Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		(4) Value Realized on Vesting ($)
PEO—Neil Austrian	—	—	21,714	(3)	$159,997
PFO—Mike Newman	—	—	—		—
Charles Brown	—	—	—		—
Kevin Peters	—	—	17,746	(1)	$131,498
Steve Schmidt	299,999	$2,224,695	58,812	(2)	$383,237
Former PEO—Steve Odland	1,020,000	$3,023,025	—		—

(1)	Represents three-year pro rata vesting of restricted stock granted in 2007 under the LTIP.
(2)	Represents three-year pro rata vesting of restricted stock granted in 2007 upon Mr. Schmidt’s hiring.
(3)	Represents immediate vesting of restricted stock granted in 2010 for Mr. Austrian’s annual retainer and chair fees as a Director.
(4)	Value of restricted stock calculated by multiplying the number of shares by the fair market value of the Company’s common stock on the NYSE on the vesting date.
(5)	Value of options calculated by multiplying the number of options by the difference between the fair market value of the Company’s common stock on the NYSE on the exercise date and the exercise price.

Nonqualified Deferred Compensation

In addition to offering a traditional qualified defined contribution retirement savings plan (i.e., 401(k) plan), the Company continues to maintain three non-qualified deferred compensation plans for the benefit of its executive officers, including the NEOs, which remain frozen to new contributions. The following table reflects information related to the Company’s non-qualified deferred compensation plans. Information regarding the Company’s 401(k) plan, which is generally available to all employees, is not included.

Nonqualified Deferred Compensation

(a)	(b)	(c)	(d)	(e)	(f)
Named Officers	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	(1) Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	(2) Aggregate Balance at Last FYE ($)
PEO—Neil Austrian	—	—	—	—	—
PFO—Mike Newman	—	—	—	—	—
Charles Brown	—	—	$12,818	—	$131,000
Kevin Peters	—	—	—	—	—
Steve Schmidt	—	—	$2,200	—	$24,732
Former PEO—Steve Odland	—	—	$22,432	—	$208,002

(1)	Amounts shown in this column are not otherwise reported as compensation in the last completed fiscal year in the Summary Compensation Table.
(2)	In 2008, as permitted under the Internal Revenue Code Section 409A transition rules, participants in the non-qualified deferred compensation plans were provided with the ability to make an election to change the method of distribution of their accounts. Messrs. Brown, Schmidt and Odland each made an election in 2008 to change their account distribution method and instead received a full distribution of their account in July 2009. Following the distribution of each NEO’s account, the remaining account balance for each NEO reflects the Company matching contributions that may not be withdrawn until an NEO terminates service with the Company.

Director Compensation

In December 2009, the Compensation Committee set the compensation of outside Directors at an annual targeted economic value (“annual retainer fee”) of $200,000, with $75,000 to be in the form of cash and the remainder in the form of restricted stock, which is fully vested at the time of grant as required under the terms of the 2007 Long-Term Incentive Plan. The restricted stock is granted in a lump sum as soon as administratively practicable following the release of election results from the annual shareholder meeting which is held in April. Directors may elect to defer the time of release or payment and/or the form of payment of any shares of restricted stock by converting such stock to restricted stock units based on the stock’s closing price on the date of grant. The purpose of this allocation of compensation with the majority of the annual retainer fee payable in restricted stock is to more closely align the compensation of the Directors with the interests of long-term shareholders of the Company. The reduction in the annual retainer fee from $250,000 to $200,000 was to align the compensation of the Directors with the median compensation of the boards of directors of the Company’s Peer Group (described in the “Competitive Benchmarking” section earlier in this Proxy Statement). A separate compensation arrangement has been established for the three Directors added to the Board in 2009 pursuant to the terms of the Investor Rights Agreement in connection with the Company’s transaction with BC Partners. Because of the equity held by BC Partners as a result of the securities purchase and because the three additional representatives are employed by BC Partners, the compensation of the BC Partners representatives for Board service is paid entirely in cash and paid to BC Partners instead of the individuals. All cash paid to all of the Directors is payable in equal quarterly installments at the end of each quarter during which the Director served. No deferrals of cash are permitted.

The Audit Committee Chair receives additional compensation of $25,000 annually for serving in that role, the Lead Director and the Compensation Committee Chair each receive additional compensation of $20,000 annually for serving in their respective roles, with all other Committee Chairs each receiving $15,000 annually for serving as chairs of their respective committees. Previously, the Compensation Committee Chair fee was $15,000 and the Lead Director did not receive a chair fee; however, in order to recognize the substantial work being performed for both positions, the Board approved the change in the annual fee to $20,000 for each. The additional compensation for services as the Lead Director or as a committee chair must be taken in the form of restricted stock unless the Director elects to convert such stock to restricted stock units. The Compensation Committee eliminated the use of stock options under the compensation arrangement after reviewing the board compensation levels of the Peer Group and other data provided by the Compensation Committee’s compensation consultant, the Hay Group. By granting equity compensation to Directors using restricted stock, long-term interest of the Directors in the Company is achieved without the additional risk that is created by an option grant.

In 2010, the Compensation Committee approved the continued use of the stock ownership guidelines for the Directors, which requires that all Directors, with the exception of the Directors representing BC Partners, own an amount of the Company’s stock equal to one times the annual retainer fee (excluding chair retainer fees) to be achieved within three years from the initial date of Board service. As of March 4, 2011, the current holdings for each Director is appropriate considering the current market value. As of March 4, 2011, nine of the ten Directors subject to the stock ownership guidelines had satisfied their ownership requirements. The tenth Director is still within his three-year time frame set forth for compliance.

The Directors were not eligible to participate in the Stock Option Exchange, which is discussed further in the “Long-Term Incentive Plans” section earlier in this Proxy Statement.

Following his appointment as Interim Chair and CEO, Mr. Austrian stepped down as Lead Director and his service on all committees of the Board requiring director independence was suspended, but he continues to serve as a Director and a member of the Finance Committee, and is allowed to attend any and all meetings of the other Board’s committees in his capacity as interim CEO. Mr. Austrian will not receive the cash compensation portion of the Company’s annual retainer fee for Directors for the period he serves as Interim Chair and CEO; however, he is eligible to participate in the equity portion of the annual retainer fee.

Director Legacy Program

A predecessor company, Viking Office Products, Inc., established a director legacy program in 1996. Under this program, any member of the Viking board of directors was permitted to nominate one or more charitable organizations to receive a future charitable contribution from Viking in the amount of $1,000,000. A portion of the gift is made at the time of the Director’s retirement and the remainder is to be paid at the time of the Director’s death. In order to fund these charitable gift payments, Viking took out a life insurance policy on each Director’s life. In 1998, the Company acquired Viking, and now the Company is the owner and beneficiary of the policies. Director participants and their estates have no legal right to the policy or its proceeds. The Company uses all of the proceeds of the life insurance policies to fund the charitable gifts designated by the Director participant. All of the premiums of the life insurance policies have been paid in full and no further premiums are required. There are no additional costs related to the maintenance of this program. After the 2011 Annual Meeting, Mr. Austrian will be the only remaining participant in this program as he will be the only remaining member of the current Board of Directors who was a member of the board of directors of Viking. Mr. Ault, who is retiring from the Board effective as of the 2011 Annual Meeting, was a participant in this program.

Director Compensation Table for Fiscal Year 2010

(a)	(b)		(c)	(d)	(e)	(f)	(g)		(h)
(1) Name	Fees Earned or Paid in Cash ($)		(3)(4)(9) Stock Awards ($)	(10) Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and NQ Deferred Compensation Earnings ($)	All Other Compensation		(8) Total
Lee Ault	$75,000		$125,000	—	—	—	—		$200,000
Neil Austrian	$60,938	(2)	$160,000	—	—	—	$2,186	(6)	$223,124
Justin Bateman	$200,000	(8)	—	—	—	—	—		$200,000
David Bernauer	$75,000		$125,000	—	—	—	$30,000	(5)	$230,000
Thomas Colligan	$75,000		$125,000	—	—	—	—		$200,000
Marsha Evans	$75,000		$145,000	—	—	—	—		$220,000
David Fuente	$75,000		$140,000	—	—	—	$54,468	(5)(7)	$269,468
Brenda Gaines	$75,000		$150,000	—	—	—	—		$225,000
Myra Hart	$75,000		$125,000	—	—	—	—		$200,000
Scott Hedrick	$75,000		$125,000	—	—	—	—		$200,000
Kathleen Mason	$75,000		$125,000	—	—	—	—		$200,000
James Rubin	$200,000	(8)	—	—	—	—	—		$200,000
Raymond Svider	$200,000	(8)	—	—	—	—	—		$200,000

(1)	Mr. Odland, the Company’s former Chair and CEO, is not included in this Table as he was an employee of the Company and received no additional compensation for his services as a Director. The compensation received by Mr. Odland as an employee of the Company is shown in the Summary Compensation Table for Fiscal Years 2008 to 2010.
(2)	Upon Mr. Austrian’s appointment to Interim Chair and CEO of the Company on November 1, 2010, his cash compensation as a Director was suspended. Mr. Austrian’s cash fees for services as a Director were prorated for the portion of the year in which he only served as a Director. Since Mr. Austrian’s annual equity grant for 2010 vested immediately upon its grant on April 22, 2010 following his re-election to the Board, he received the full amount of his 2010 equity compensation grant rather than a pro rata portion. In addition to the compensation reported in this table, Mr. Austrian’s compensation for serving as Interim Chair and CEO is included on the “Summary Compensation Table for Fiscal Years 2008-2010” earlier in this Proxy Statement.
(3)	The dollar amounts in column (c) reflect the aggregate grant date fair value of equity awards granted within the fiscal year in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 for stock-based compensation (Formerly FAS 123R). These amounts reflect the total grant date fair value for these awards, and do not correspond to the actual cash value that will be recognized by each of the Directors when received. See Note A of the consolidated financial statements in our Annual Report regarding assumptions underlying valuation of equity awards.

(4)	The “Equity Compensation Paid to Directors for Fiscal Year 2010” Table later in this Proxy Statement represents the aggregate grant date fair value of awards of restricted stock granted to our Directors under the Company’s LTIP in 2010. Annual awards are calculated by a dollar value that is then translated into restricted stock. The per share price of the restricted stock award on the grant date of April 22, 2010 was $8.21. All restricted stock awards made to Directors were immediately vested.
(5)	“All Other Compensation” includes the incremental cost to the Company of charitable matching contributions in the amount of $30,000 made by the Company on behalf of each of Messrs. Bernauer and Fuente in 2010.
(6)	“All Other Compensation” includes the incremental cost of personal use of company leased aircraft for Mr. Austrian ($2,186), including the actual cost of fuel and additives, trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hangar or aircraft parking costs, certain other smaller variable costs for each personal trip leg plus an allocation of maintenance costs based on the per mile cost to maintain the planes multiplied by the number of personal miles flown. Fixed costs that would be incurred in any event to operate company aircraft (e.g., aircraft and hangar lease costs, depreciation, and flight crew salaries) are not included.
(7)	“All Other Compensation” also includes for Mr. Fuente the cost of participating in our Executive Medical Plan ($24,468). Mr. Fuente is entitled to these benefits pursuant to the residual terms of the employment agreement that the Company had with Mr. Fuente when he was the CEO of Office Depot. Mr. Fuente served as CEO of Office Depot from 1987 to 2000.
(8)	Total as shown reflects total of columns (b), (c) and (g). These amounts reflect the total grant date fair value for these awards, and do not correspond to the actual cash value that will be recognized by each of the Directors when received. See footnotes 3 and 4 above. Except for the Directors who are representatives of BC Partners, the Directors receive annual compensation of: (a) $75,000 in cash, and (b) the remainder of the annual retainer fee and chair fees, if applicable, in restricted stock as discussed further in the “Director Compensation” section earlier in this Proxy Statement. The BC Partners Directors received their 2010 compensation entirely in cash.
(9)	As of December 25, 2010, there were no outstanding shares of restricted stock held by any Directors. Beginning in 2007, all annual grants of equity to the Directors fully vest at the grant date. As of December 25, 2010, the following Directors held the following number of restricted stock units based on our common stock: Marsha Evans 25,481, David Fuente 16,859, Myra Hart 15,225, and Scott Hedrick 15,225. Please see the table “Equity Compensation Paid to Directors for Fiscal Year 2010” later in this Proxy Statement for all equity granted in 2010.
(10)	As of December 25, 2010, the following Directors held options to purchase the following number of shares of our common stock: Lee Ault 57,311, Neil Austrian 536,002 (also shown in the “Outstanding Equity Awards at 2010 Fiscal Year-End” table earlier in this Proxy Statement), David Bernauer 132,426, Thomas Colligan 0, Marsha Evans 19,368, David Fuente 46,061, Brenda Gaines 120,060, Myra Hart 110,375, Scott Hedrick 122,080, and Kathleen Mason 56,013.

Equity Compensation Paid To Directors For Fiscal Year 2010

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Directors	Grant Date	Option Awards	Grant Date Fair Value of Option Awards	Stock Awards	(1) Grant Date Fair Value of Stock Awards	Total Value of Equity Awards for 2010
Lee Ault	4/22/10	—	—	15,225	$125,000	$125,000
Neil Austrian(2)	4/22/10	—	—	17,052	$140,000	$160,000
	7/29/10	—	—	4,662	$20,000
David Bernauer	4/22/10	—	—	15,225	$125,000	$125,000
Thomas Colligan	4/22/10	—	—	15,225	$125,000	$125,000
Marsha Evans	4/22/10	—	—	17,052	$140,000	$145,000
	7/29/10	—	—	1,166	$5,000
David Fuente	4/22/10	—	—	17,052	$140,000	$140,000
Brenda Gaines	4/22/10	—	—	18,270	$150,000	$150,000
Myra Hart	4/22/10	—	—	15,225	$125,000	$125,000
Scott Hedrick	4/22/10	—	—	15,225	$125,000	$125,000
Kathleen Mason	4/22/10	—	—	15,225	$125,000	$125,000

(1)	Amounts are determined using the fair market value of the Company’s common stock on the grant date. See footnote 3 in the previous “Director Compensation Table for Fiscal Year 2010” for additional information.
(2)	In addition to the equity awards reflected in this table, Mr. Austrian also received equity awards in 2010 for his services as Interim Chair and CEO, which are included in the “Grants of Plan-Based Awards in Fiscal Year 2010” Table earlier in this Proxy Statement.

SUMMARY OF EXECUTIVE AGREEMENTS AND POTENTIAL PAYMENTS

UPON TERMINATION OR CHANGE IN CONTROL

We have entered into Employment Agreements, Offer Letters, Retention Agreements and Change in Control Agreements with the Company’s NEOs. Material items addressed in these agreements include the term of the arrangement (including renewal provisions), the elements of the executive’s compensation, the amounts and benefits payable on various termination events (including a change in control of the Company) and restrictions relating to non-competition, non-solicitation and confidentiality of information imposed on the executive management, all of which are described in more detail below.

Key Definitions

Cause. The following actions constitute “cause” for all respective agreements described in this section. Differences reflect various combinations of the time at which agreements were reached, the level of the position and/or market conditions at the time of the initial hire:

Actions that Constitute “Cause”	Neil Austrian(1)	Michael Newman(2)(3)	Charles Brown		Kevin Peters(2)	Steven Schmidt(2)	Steve Odland (former CEO)(5)
Willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company			X	(4)			X

Engagement in illegal conduct or gross misconduct in violation of the Company’s Code of Ethical Behavior		X	X	(2)	X	X

Conviction of a felony or willful malfeasance or gross negligence in discharging executive’s duties, resulting in material harm to the Company	X

Willful and material violation of a material provision of the Company’s written policies, including the Company’s Code of Ethical Behavior							X

Willful and continued failure to perform substantially executive’s duties (other than from incapacity due to physical or mental illness), after written demand for substantial performance by the Board							X

Willful and continued failure to perform substantially executive’s duties (other than from incapacity due to physical or mental illness), after written demand for substantial performance by the CEO			X	(4)

Continued failure to perform substantially executive’s duties, after written demand for substantial performance by the Board of Directors or the CEO		X	X	(2)	X	X

(1)	As set forth in the Letter Agreement for Neil Austrian.

(2)	As set forth in the Change in Control Agreement dated in December, 2010.
(3)	As set forth in the Retention Agreement for Michael Newman dated November 4, 2010.
(4)	As set forth in the Executive Employment Agreement for Charles Brown as amended and restated effective December 31, 2008 and subsequently amended April 26, 2010.
(5)	As set forth in the Amended Employment Agreement for Steve Odland effective as of February 19, 2010.

Good Reason. The following actions constitute “good reason” for all respective agreements described in this section. Differences reflect various combinations of the time at which agreements were reached, the level of the position and/or market conditions at the time of the initial hire:

Actions that Constitute “Good Reason”	Neil Austrian(1)	Michael Newman(2)	Charles Brown		Kevin Peters(2)	Steven Schmidt(2)	Steve Odland (former CEO)(4)

Assignment of duties materially inconsistent with executive’s position, authority, duties or responsibilities or any other action by the Company that diminishes executive’s position, authority, duties or responsibilities

							X

Assignment of duties inconsistent with executive’s position, authority, duties or responsibilities or any other action by the Company that diminishes executive’s position, authority, duties or responsibilities			X	(3)

Failure by the Company to comply with the compensation and benefit provisions of the agreement			X	(3)

Requirement that executive be based at any location not within vicinity of the Company’s headquarters			X	(3)

Purported termination of executive’s employment other than as expressly permitted by the agreement			X	(3)

Material diminution of executive’s authorities, duties or responsibilities		X	X	(2)	X	X

Material failure by the Company to comply with the compensation and benefit provisions in the agreement		X	X	(2)	X	X

Material change in the office or location at which executive is based or requiring executive to travel on Company business to a substantially greater extent than required immediately prior to the change in control effective date		X	X	(2)	X	X
Material failure by the Company to require the Company’s successor to assume and perform the agreement		X	X	(2)	X	X

Failure to maintain executive in the position(s) set forth in the agreement							X

Actions that Constitute “Good Reason”	Neil Austrian(1)	Michael Newman(2)	Charles Brown	Kevin Peters(2)	Steven Schmidt(2)	Steve Odland (former CEO)(4)

Material breach by the Company of a material provision of the agreement, and failure of Company to cure such breach within 30 days after executive’s written notice						X

Requirement that executive be based at any location more than 35 miles from the Company’s principal office						X

A termination by executive for any reason during the 30-day period immediately preceding the first anniversary of the effective date of a change in control						X

The Company’s refusal to extend the employment term						X

(1)	The Letter Agreement for Neil Austrian does not include a reference to “Good Reason.”
(2)	As set forth in the Change in Control Agreement dated in December, 2010.
(3)	As set forth in the Executive Employment Agreement for Charles Brown as amended and restated effective December 31, 2008 and subsequently amended April 26, 2010.
(4)	As set forth in the Amended Employment Agreement for Steve Odland.

Change in Control. The following conditions constitute a “change in control” for all respective agreements described in this section. Differences reflect various combinations of the time at which agreements were reached, the level of the position and/or market conditions at the time of the initial hire:

Actions that Constitute “Change in Control”	Neil Austrian(1)	Michael Newman(2)(3)	Charles Brown(2)(3)	Kevin Peters(2)(3)	Steven Schmidt(2)(3)	Steve Odland (former CEO)(4)

If any person or group (other than an exempt person) becomes the beneficial owner of 30% or more of the combined voting power of the outstanding securities of the Company without the approval of the Company’s Board of Directors (2)

		X	X	X	X

If any person (other than an exempt person) is or becomes the “beneficial owner” of greater than 50% of the combined voting power of the outstanding securities of the Company		X	X	X	X

If during any period of two consecutive years, individuals who were Directors at the beginning of the period and any new Directors whose election by the Board or nomination for election by the shareholders was approved by at least two-thirds of the Directors then still in office cease for any reason to constitute a majority of the Board

		X	X	X	X

Actions that Constitute “Change in Control”	Neil Austrian(1)	Michael Newman(2)(3)	Charles Brown(2)(3)	Kevin Peters(2)(3)	Steven Schmidt(2)(3)	Steve Odland (former CEO)(4)

Upon consummation of a merger or consolidation of the Company with any other corporation (subject to certain exceptions)		X	X	X	X	X

Upon a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale to an exempt person		X	X	X	X	X

Upon approval by shareholders of a plan of complete liquidation or dissolution of the Company		X	X	X	X	X

Acquisition by any person or group other than an exempt person of: (i) 20% or more of the combined voting power of the Company’s then outstanding securities without the prior approval of the Company’s Board of Directors, or (ii) greater than 50% of the combined voting power of the Company’s then outstanding securities, whether or not the Company’s Board of Directors has first given its approval

X

Individuals who were Directors on February 19, 2010 (“incumbent board”) cease for any reason to constitute a majority of the Board; however, incumbent board: (i) includes any new Director whose election or nomination by the shareholders was approved by a majority vote of the Directors then comprising the incumbent board, and (ii) excludes any new Director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board

X

(1)	A “change in control” is not referenced in the Letter Agreement with Neil Austrian.
(2)	Any sale or transfer by BC Partners or their affiliates of their equity interest in the Company, other than a sale with other shareholders, will be disregarded for purposes of this definition. Any acquisition or continued holding by BC Partners or their affiliates of equity interests shall be disregarded for purposes of the 30% threshold.
(3)	As set forth in the Change in Control Agreement dated in December, 2010.
(4)	As set forth in the Amended Employment Agreement for Steve Odland.

Agreements with Neil Austrian, Interim Chair and CEO

In connection with his appointment as Interim Chair and CEO, the Company entered into a letter agreement (“Letter Agreement”) and a Non-Qualified Stock Option Award Agreement (the “Option Agreement”), each dated November 2, 2010, with Mr. Austrian to reflect the unique nature of the newly created interim position until a permanent CEO is hired by the Company.

Under the Letter Agreement, Mr. Austrian is eligible to receive a monthly salary of $200,000. Mr. Austrian was also granted a non-qualified stock option to purchase 400,000 shares of common stock of the Company (the “Option”) pursuant to and subject to the terms of the Company’s 2007 Long-Term Incentive Plan (the “Incentive Plan”). The Option was granted with an exercise price of $4.43, and with such other customary terms as determined by the Compensation Committee under the Incentive Plan and as set forth in the Option Agreement. The Option vested with respect to one third (1/3) of the shares on the grant date of November 2, 2010, and will vest 1/3 on each of the first and second anniversaries of the grant date (each a “Scheduled Vesting Date”), subject to Mr. Austrian, on each Scheduled Vesting Date, continuing to serve as, (i) CEO through the date of commencement of employment of a successor CEO of the Company (“Successor CEO Event”), and as (ii) a member of the Board of the Directors of the Company, from and after the employment of such Successor CEO.

Under the Letter Agreement, if Mr. Austrian continues to be employed as interim CEO through the Successor CEO Event, then as of such date, the Option shall vest (to the extent not previously vested) with respect to 50% of the shares subject to the Option, and the then remaining unvested shares covered by the Option shall vest, subject to Mr. Austrian’s continued services as a member of the Board of Directors on the first anniversary of the Successor CEO Event. In addition, the Option, unless previously forfeited by Mr. Austrian pursuant to a Forfeiture Event (defined below), shall become 100% vested upon the occurrence of any of the following events:

•

if prior to the occurrence of a Successor CEO Event, (A) Mr. Austrian’s employment as CEO of the Company terminates for any reason other than because of his resignation or for termination by the Company for good cause or (B) Mr. Austrian has not been re-elected to the Board, despite having offered himself as a candidate for re-election to the Board;

•

following the occurrence of a Successor CEO Event, if Mr. Austrian dies, ceases performing services as a Director upon becoming Disabled (as defined in the Option Agreement), or has not been re-elected to the Board, despite having offered himself as a candidate for re-election to the Board (other than following the occurrence of a Director Good Cause Event (defined below)); or

•	immediately prior to the date of any “Change in Control” of the Company (as defined in the Incentive Plan).

The Option shall expire on November 2, 2017, subject to earlier expiration due to certain termination events as described in Section 2(b) of the Option Agreement.

Notwithstanding any of the foregoing, the unvested portion of the Option, if any, shall be forfeited without consideration if Mr. Austrian resigns or his employment as CEO is terminated by the Company with good cause, in either case, prior to the Successor CEO Event or, thereafter, in the event of (A) Mr. Austrian’s resignation as a member of the Board, or (B) termination for cause (as defined in the Letter Agreement).

The Letter Agreement may be terminated by either party with sixty (60) days notice to the other, and will terminate immediately upon Mr. Austrian’s death or upon termination of his employment by the Company for good cause.

Agreements with Michael Newman, Executive Vice President and CFO

The Company’s Executive Vice President and CFO, Michael Newman, is employed pursuant to the terms of an employment offer letter agreement dated August 22, 2008, which was subsequently amended effective December 31, 2008 to bring the agreement into documentary compliance with Section 409A of the Internal

Revenue Code of 1986, as amended (the “Code”). In addition, the agreement was further amended effective April 23, 2010 to recognize the change in Mr. Newman’s target bonus percentage under the annual cash bonus plan from 70% to 75% of his base salary beginning with the 2010 performance period. The Company is also party to a retention agreement with Mr. Newman dated November 4, 2010 and a Change in Control Agreement with Mr. Newman dated December 17, 2010.

Employment Offer Letter Agreement. Under the Employment Offer Letter Agreement dated August 22, 2008, as amended effective December 31, 2008 and April 23, 2010, Mr. Newman is eligible to receive the following:

•	a base salary of $625,000 per annum, subject to annual review by the Compensation Committee;

•	the right to participate in the Company’s bonus plans and equity plans for senior executive officers; and

•	certain benefits and perquisites.

Mr. Newman’s employment is terminable at will by either Mr. Newman or the Company. If Mr. Newman’s employment is involuntarily terminated by the Company for no fault of his own, then he is eligible to receive:

•	A payment of 18 months of the executive’s annual base salary on the date of termination;

•

a payment of 18 times the difference between the Company’s monthly COBRA premium for the type of coverage in effect for executive on the date of termination and the applicable active employee monthly premium for such coverage;

•	a pro-rata annual bonus, based on actual performance, for the year of termination; and

•	a target annual bonus for the calendar year prior to the year of termination, if the annual bonus for such year has not yet been paid as of the date of termination.

Mr. Newman’s severance entitlements are conditional upon his execution of a release of claims against the Company and its affiliates, and his compliance with the terms of that release.

Restrictive Covenants. Mr. Newman is also subject to a Non-Compete Agreement that subjects him to various restrictive covenants that can limit his post-employment activity. These include an 18-month non-competition period that bars employment or engaging in any business for any competitor. Other restrictions include non-solicitation and non-interference provisions. In addition, non-disclosure provisions protect the Company’s confidential information and work product.

Retention Agreement. Under the Retention Agreement between the Company and Mr. Newman dated November 4, 2010, Mr. Newman is eligible to earn a retention payment of up to $1,937,500 (the “Retention Payment”), if he remains actively employed until the last day of the retention period which expires on the date the Company files its Annual Report on Form 10-K for fiscal year 2011, but no later than December 31, 2012 (the “Retention Period”). The Retention Payment is payable to Mr. Newman in two installments as follows as long as he remains actively employed with the Company until the last day of the Retention Period:

(i)	the first installment of $937,500 shall vest upon the earlier of: the date in 2011 that the Company files its Form 10-K for the 2010 fiscal year, or December 31, 2011, and shall be payable to Mr. Newman on the earlier of: within thirty (30) days after the Company files its Form 10-K for the 2010 fiscal year or December 31, 2011; and

(ii)	the second installment of $1,000,00 shall vest upon the earlier of: the date in 2012 that the Company files its Form 10-K for the 2011 fiscal year, or December 31, 2012, and shall be payable to Mr. Newman on the earlier of: within thirty (30) days after the Company files its Form 10-K for the 2011 fiscal year or December 31, 2012.

If prior to the vesting of one or both installments of the Retention Payment, Mr. Newman’s employment is terminated: (i) by the Company as a result of a termination for cause (as defined in the Retention Agreement), or (ii) by Mr. Newman for any reason, the remaining portion of the Retention Payment which has not yet vested shall be immediately forfeited. If Mr. Newman’s employment is involuntarily terminated prior to the end of the Retention Period by the Company for any reason other than cause, any such termination shall result in an immediate vesting of the remaining portion of the Retention Payment which has not yet vested. Such Retention Payment shall be payable to Mr. Newman in addition to any severance benefits that may be payable to him pursuant to the terms in his Offer Letter, as amended, upon separation from employment, or as set forth in any then applicable change in control agreement between Mr. Newman and the Company. If, as a result of Mr. Newman’s misconduct, the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Board may seek recoupment of the Retention Payments.

In addition, Mr. Newman was guaranteed to receive his 2010 bonus under the annual cash bonus plan at his 75% target amount regardless of Company performance, with such bonus to be payable in 2011 at the time specified for the payment of bonuses generally under the 2010 annual cash bonus plan.

Change in Control Agreement. The Change in Control Agreement between the Company and Mr. Newman dated December 17, 2010 governs the terms and conditions of Mr. Newman’s employment with the Company for the one year period following the date of a change in control (as defined in the Change in Control Agreement). During this period, if the Company terminates Mr. Newman’s employment other than for cause, death or disability or if Mr. Newman resigns for good reason (as such terms are defined in the Change in Control Agreement) following the change in control, Mr. Newman will be eligible to receive:

•	certain accrued compensation, obligations and other benefits (as provided in the Change in Control Agreement);

•	a pro rata portion of the target annual bonus;

•	two times the sum of annual base salary and target annual bonus;

•	a payment of 18 times the Company’s monthly COBRA premium for the type of coverage in effect for executive on the date of termination; and

•	a 24-month executive outplacement services package.

If Mr. Newman dies or the Company terminates Mr. Newman’s employment on account of disability following the change in control, Mr. Newman will be eligible to receive the payments and benefits described in the first two bullets above.

Agreements with Charles Brown, President, International Division

The Company entered into an Executive Employment Agreement initially dated October 8, 2001 with Charles Brown, who was Executive Vice President and CFO when the Executive Employment Agreement was initially entered into and who was subsequently named President, International Division in 2005, in addition to his role as CFO which he maintained until a replacement was hired for such position. Mr. Brown’s Executive Employment Agreement was amended as of July 26, 2005 to recognize Mr. Brown’s promotion to President, International Division, amended and restated effective December 31, 2008 to bring the agreement into documentary compliance with Code Section 409A, and amended as of April 26, 2010 to recognize the addition of a special retention bonus in exchange for the elimination of a walk-away right which existed under the provisions of Mr. Brown’s Change in Control Agreement in effect at the time. The Company is also a party to a Change in Control Agreement with Mr. Brown dated December 16, 2010.

Executive Employment Agreement. Under the Executive Employment Agreement with Mr. Brown dated October 8, 2001, as amended effective July 26, 2005, December 31, 2008, and April 26, 2010, the agreement term runs for successive one-year periods renewing on July 25 of each year unless either Mr. Brown or the Company gives at least 6 months prior written notice that the term is not to be extended. Under the Executive Employment Agreement, Mr. Brown is eligible to receive the following:

•	a base salary of $625,000 per annum, subject to annual review and upward adjustment by the Compensation Committee;

•	an annual bonus through participation in the Company’s annual bonus plan for senior executives or other bonus plans offered to him; and

•	certain benefits and perquisites.

Mr. Brown’s employment may be terminated by the Company or by Mr. Brown at any time, subject to the terms and conditions of the Executive Employment Agreement. The respective rights and obligations of Mr. Brown and the Company depend upon the party that initiates the termination and the reason for the termination.

The following table summarizes the termination events (each as defined in Mr. Brown’s Executive Employment Agreement) and the payments Mr. Brown is eligible to receive upon each event.

Termination Event	Payment
1. Termination for “cause” or resignation without “good reason”

•    accrued compensation and benefits (including vested and earned but unpaid amounts under incentive plans and other employee programs); and

•    a special retention bonus of up to $3,000,000 to the extent vested as of the termination date, with such special retention bonus to vest $1,000,000 on each of September 14, 2010, September 14, 2011, and September 14, 2012; provided that, Mr. Brown is employed with the Company continuously through each vesting date.

2. Termination resulting from death or “disability”

•    accrued compensation and benefits (including vested and earned but unpaid amounts under incentive plans and other employee programs);

•    a pro rata portion of the target annual bonus; and

•    a special retention bonus of $3,000,000.

3. Termination without cause or resignation for good reason

•    accrued compensation and benefits (including vested and earned but unpaid amounts under incentive plans and other employee programs);

•    one point five (1.5) times base salary;

•    a pro rata portion of the target annual bonus;

•    a payment of 18 times the Company’s monthly COBRA and other welfare plan premiums for the type of coverage in effect for executive on the date of termination; and

•    a special retention bonus of $3,000,000.

Restrictive Covenants. Mr. Brown’s Executive Employment Agreement subjects him to various restrictive covenants that can limit his post-employment activity. These include a 12-month non-competition period that bars employment or engaging in any business for any competitor. Other restrictions include non-solicitation and non-interference provisions. In addition, non-disclosure provisions protect the Company’s confidential information and work product.

Change in Control Agreement. The substantive provisions of the Change in Control Agreement between the Company and Mr. Brown dated December 16, 2010 accord with those described above for Mr. Newman’s Change in Control Agreement dated December 17, 2010.

Agreements with Kevin Peters, President, North American Retail Division

The Company’s President, North American Retail Division, Kevin Peters, is employed pursuant to the terms of an employment offer letter agreement with Mr. Peters, dated September 20, 2007, which was subsequently amended effective December 31, 2008 to bring the agreement into documentary compliance with Code Section 409A. In addition, the agreement was amended effective April 21, 2010 to recognize his promotion to President, North American Retail Division. The Company is also a party to a Change in Control Agreement with Mr. Peters dated December 17, 2010.

Employment Offer Letter Agreement. Under the Employment Offer Letter Agreement with Mr. Peters, as amended effective December 31, 2008 and April 21, 2010, Mr. Peters is eligible to receive the following:

•	a base salary of $625,000 per annum, subject to annual review by the Compensation Committee;

•	the right to participate in the Company’s bonus plans and equity plans for senior executive officers; and

•	certain benefits and perquisites.

Mr. Peters’ employment is terminable at will by either Mr. Peters or the Company. If Mr. Peters’ employment is involuntarily terminated by the Company for no fault of his own, then he is eligible to receive:

•	A payment of 18 months of the executive’s annual base salary on the date of termination;

•	a payment of 18 times the Company’s monthly COBRA premium for the type of coverage in effect for executive on the date of termination;

•	a pro-rata target annual bonus for the year of termination; and

•	a target annual bonus for the calendar year prior to the year of termination, if the annual bonus for such year has not yet been paid as of the date of termination.

Mr. Peters’ severance entitlements are conditional upon his execution of a release of claims against the Company and its affiliates, successors and assigns and his compliance with the terms of that release.

Restrictive Covenants. Mr. Peters is also subject to a Non-Compete Agreement that subjects him to various restrictive covenants that can limit his post-employment activity. These include an 18-month non-competition period that bars employment or engaging in any business for any competitor. Other restrictions include non-solicitation and non-interference provisions. In addition, non-disclosure provisions protect the Company’s confidential information and work product.

Change in Control Agreement. The substantive provisions of the Change in Control Agreement between the Company and Mr. Peters dated December 17, 2010 accord with those described above for Mr. Newman’s Change in Control Agreement dated December 17, 2010.

Agreements with Steven Schmidt, President, Business Solutions Division

The Company’s President, Business Solutions Division, Steven Schmidt, is employed pursuant to the terms of an employment offer letter agreement with Mr. Schmidt, dated July 10, 2007, which was subsequently amended effective December 31, 2008 to bring the agreement into documentary compliance with Section 409A. The Company is also a party to a Change in Control Agreement with Mr. Schmidt dated December 16, 2010.

Employment Offer Letter Agreement. Under the Employment Offer Letter Agreement with Mr. Schmidt dated July 10, 2007, as amended effective December 31, 2008, Mr. Schmidt is eligible to receive the following:

•	a base salary of $625,000 per annum, subject to annual review by the Compensation Committee;

•	the right to participate in the Company’s bonus plans and equity plans for senior executive officers; and

•	certain benefits and perquisites.

Mr. Schmidt’s employment is terminable at will by either Mr. Schmidt or the Company. If Mr. Schmidt’s employment is involuntarily terminated by the Company for no fault of his own, then he is eligible to receive:

•	A payment of 18 months of the executive’s annual base salary on the date of termination;

•	a payment of 18 times the Company’s monthly COBRA premium for the type of coverage in effect for executive on the date of termination;

•	a pro-rata target annual bonus for the year of termination; and

•	a target annual bonus for the calendar year prior to the year of termination, if the annual bonus for such year has not yet been paid as of the date of termination.

Mr. Schmidt’s severance entitlements are conditional upon his execution of a release of claims against the Company and its affiliates, successors, and assigns, and his compliance with the terms of that release.

Restrictive Covenants. Mr. Schmidt is also subject to a Non-Compete Agreement that subjects him to various restrictive covenants that can limit his post-employment activity. These include an 18-month non-competition period that bars employment or engaging in any business for any competitor. Other restrictions include non-solicitation and non-interference provisions. In addition, non-disclosure provisions protect the Company’s confidential information and work product.

Change in Control Agreement. The substantive provisions of the Change in Control Agreement between the Company and Mr. Schmidt dated December 16, 2010 accord with those described above for Mr. Newman’s Change in Control Agreement dated December 17, 2010.

Amended Employment Agreement with Steve Odland

On February 19, 2010, the Company entered into an amended and restated employment agreement with Mr. Odland (“Amended Employment Agreement”) that amended certain provisions related to severance and change in control arrangements and eliminated tax gross-up benefits contained in his Employment Agreement originally dated March 11, 2005, as amended on February 28, 2008 (“Previous Employment Agreement”). Specifically, the Amended Employment Agreement, among other things, eliminated Mr. Odland’s ability to terminate his employment for any reason during the 30-day period immediately preceding the first anniversary of the effective date of the “change in control” triggered by the BC Partners equity purchase. The Amended Employment Agreement also provided for the payment of a cash retention award to Mr. Odland subject to certain conditions. The Amended Employment Agreement became effective on February 19, 2010 for a term ending March 11, 2011, which would have automatically renewed for an additional one year period on each successive March 11 unless the Company or Mr. Odland provided 90 days prior written notice that the term of employment should not be extended. Mr. Odland resigned from his position as the Company’s Chair and CEO effective November 1, 2010.

Compensation, Benefits and Perquisites. The compensation arrangements under Mr. Odland’s Amended Employment Agreement were similar to those in his Previous Employment Agreement and are described below.

Mr. Odland was eligible for the following:

•	a base salary at the annual rate of at least $1,000,000, subject to annual review and upward adjustment by the Compensation Committee;

•

an annual bonus, pursuant to the terms of the Company’s bonus program for executives, with a “target” level of 160% of base salary if target annual performance is met. The annual performance targets are established by the Compensation Committee;

•

participation in all long-term equity incentive plans and programs that cover the Company’s senior executives, as well as in the welfare benefit plans and arrangements generally made available to the Company’s other senior executives; and

•

participation in the Company’s benefit and “perquisite” programs in effect from time to time for the Company’s senior executives, including (i) a $25,000 annual car allowance and (ii) personal use of the Company’s corporate aircraft, but such usage is limited to a maximum of 100 hours per calendar year and is subject to income imputation.

As a result of the change in control that occurred pursuant to the BC Partners transaction in 2009, all unvested stock options, restricted stock and other long-term equity or other long-term incentive awards then held by Mr. Odland became fully (100%) vested.

Pursuant to his Amended Employment Agreement, in connection with his resignation effective November 1, 2010, Mr. Odland received:

•	accrued compensation and benefits (including accrued, unused vacation and other benefits);

•	a pro rata portion of annual bonus, based on actual performance;

•	$5 million retention award;

•	a payment of 24 times the Company’s monthly COBRA and other welfare benefit plan premiums for the type of coverage in effect for executive on the date of termination;

•	a cash severance payment equal to two times the sum of base salary and target bonus which amount shall be no less than $5.2 million;

•	full and immediate vesting of all time-vested restricted stock, stock options and all other time-vested long-term equity or other long-term incentive awards; and

•	the lesser of (i) 24 months or (ii) the remaining option term to exercise stock options.

Restrictive Covenants. In the Amended Employment Agreement, Mr. Odland agreed to various restrictive covenants that could limit certain post-employment activity. These included a two-year non-competition agreement that barred employment or engaging in any business for any competitor, including office products retailers (other than a business selling office products and supplies as a minor portion of its business). Other restrictions included non-solicitation and non-interference provisions relating to the Company’s employees or employees of any subsidiary, as well as non-solicitation provisions relating to customers, suppliers and other business relations. In addition, non-disclosure provisions protected the Company’s confidential information and work product. Among other remedies, the Company is entitled to cease making payments under Mr. Odland’s Amended Employment Agreement in the event he violates his post-employment covenants.

TABULAR INFORMATION REGARDING POTENTIAL PAYMENTS UPON TERMINATION

OR A CHANGE IN CONTROL

The following tables quantify the potential termination and change in control payment amounts assuming a hypothetical triggering event had occurred under each of the NEO employment agreements, change in control agreements and equity plans as of December 23, 2010. The terms and conditions of the post employment and change in control provisions for each of the NEOs are described in detail above.

Potential Payments Upon Termination or a Change in Control

Neil Austrian

	Termination Resulting from Death (a)	Termination Resulting from Disability (b)	Termination Resulting from Retirement (c)	Termination for Cause (d)	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause) (e)	Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause) (f)	Termination for All Other Reasons (Voluntary) (g)	Change in Control without Termination (h)
Bonus(1)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits(1)	$—	$—	$—	$—	$—	$—	$—	$—
Long-Term Incentive or Performance Plan
Stock Options(2)	$272,000	$272,000	$—	$—	$272,000	$272,000	$—	$—
Cash Severance(3)	$—	$—	$—	$—	$—	$—	$—	$—

Total for Mr. Austrian	$272,000	$272,000	$—	$—	$272,000	$272,000	$—	$—

(1)	Under Mr. Austrian’s Letter Agreement, he is not eligible to participate in any benefit plans of the Company, including the bonus plan.
(2)	Mr. Austrian’s Option Agreement incorporates the stock option vesting provisions of his Letter Agreement, which supersede the vesting provisions of the 2007 Long-Term Incentive Plan under which his options were granted. Reflects the value of all unvested stock options based on the closing price of the Company’s stock on December 23, 2010.
(3)	Mr. Austrian’s Letter Agreement does not provide cash severance upon termination or change in control.

Potential Payments Upon Termination or a Change in Control

Michael Newman

	Termination Resulting from Death (a)	Termination Resulting from Disability (b)	(1) Termination Resulting from Retirement (c)	Termination for Cause (d)	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause) (e)		(5) Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause) (f)		Termination for All Other Reasons (Voluntary) (g)	Change in Control without Termination (h)
Bonus	$—	$—	$—	$—	$—		$—		$—	$437,500	(6)
Benefits
Outplacement Services	$—	$—	$—	$—	$—		$30,000	(7)	$—	$—
Long-Term Incentive or Performance Plan
Stock Options(2)	$898,750	$898,750	$—	$—	$—		$898,750		$—	$898,750
Cash Severance	$—	$—	$—	$—	$3,177,705	(3)	$3,730,867	(4)	$—	$—

Total for Mr. Newman	$898,750	$898,750	$—	$—	$3,177,705		$4,659,617		$—	$1,336,250

(1)	Retirement is generally treated as a voluntary termination for all programs and agreements except the 2007 Long-Term Incentive Plan (“2007 LTIP”).
(2)	A description of the vesting provisions for stock options under the 2007 LTIP are included later in the “2007 Long-Term Incentive Plan Vesting” section. Reflects the value of all unvested stock options based on the closing price of the Company’s stock on December 23, 2010.
(3)	Reflects a payment under Mr. Newman’s Employment Offer Letter dated August 22, 2008, as amended December 31, 2008 and April 24, 2010, equal to the sum of: (i) 1.5 times his base salary in effect on December 23, 2010, (ii) his 2010 pro-rata bonus at the earned rate, and (iii) the product of 18 and the difference between the monthly COBRA premium on December 23, 2010 for the type of group health plan coverage in effect for Mr. Newman on December 23, 2010 and the active employee charge for such coverage. In addition, under Mr. Newman’s Retention Agreement dated November 4, 2010, he is entitled to a special retention payment of $1,937,500.
(4)	Reflects a payment under Mr. Newman’s Change in Control Agreement dated December 17, 2010 (“Change in Control Agreement”) equal to the sum of: (i) two times the sum of: Mr. Newman’s base salary (including car allowance) in effect on December 23, 2010 and Mr. Newman’s 2010 target bonus, (ii) Mr. Newman’s pro-rated 2010 target bonus, (iii) the product of 18 and the monthly COBRA premium on December 23, 2010 for the type of group health plan coverage in effect for Mr. Newman on December 23, 2010. In addition, under Mr. Newman’s Retention Agreement, he is entitled to a special retention payment of $1,937,500. The cash severance payment for Mr. Newman under the foregoing formula equals $4,662,386. However, this cash severance payment is subject to reduction since the parachute amounts associated with such payment under Section 280G of the Internal Revenue Code of 1986 equal or exceed three times Mr. Newman’s average taxable compensation received from the Company for the five year period ended December 31, 2009. The cash severance payment would be reduced by the minimum amount necessary so that the 20% excise tax is not triggered. The amount of the reduction for Mr. Newman would be $931,519. After this reduction, the cash severance payment would be $3,730,867.

(5)	Under Mr. Newman’s Change in Control Agreement, if his termination is due to death or disability after a change in control, Mr. Newman is entitled to his pro-rated 2010 target bonus, which is $468,750.
(6)	Reflects a payment under Mr. Newman’s Change in Control Agreement equal to his highest annual bonus earned under the bonus plan with respect to the 2007, 2008 and 2009 fiscal years; provided that, he was employed by the Company at the end of the 2010 fiscal year. Mr. Newman’s highest bonus was earned under the bonus plan during the 2009 fiscal year.
(7)	Reflects the value of a 24-month outplacement services package under Mr. Newman’s Change in Control Agreement.

Potential Payments Upon Termination or a Change in Control

Charles Brown

	Termination Resulting from Death (a)		Termination Resulting from Disability (b)		(1) Termination Resulting from Retirement (c)	Termination for Cause (d)	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause) (e)		(7) Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause) (f)		Termination for All Other Reasons (Voluntary) (g)	Change in Control without Termination (h)
Bonus(2)	$3,000,000		$3,000,000		$—	$1,000,000	$3,000,000		$3,000,000		$1,000,000	$468,750	(8)
Benefits
Outplacement Services	$—		$—		$—	$—	$—		$30,000	(9)	$—	$—
Long-Term Incentive or Performance Plan
Stock Options(4)	$1,198,339		$1,198,339		$—	$—	$—		$1,198,339		$—	$1,198,339
Cash Severance	$468,750	(3)	$468,750	(3)	$—	$—	$1,462,788	(5)	$2,732,052	(6)	$—	$—

Total for Mr. Brown	$4,667,089		$4,667,089		$—	$1,000,000	$4,462,788		$6,960,391		$1,000,000	$1,667,089

(1)	Retirement is generally treated as a voluntary termination for all programs and agreements except the 2007 Long-Term Incentive Plan (“2007 LTIP”).
(2)	Mr. Brown is entitled to a special retention bonus of up to $3,000,000 under his Executive Employment Agreement dated December 31, 2008, as amended April 26, 2010 (“Executive Employment Agreement”). The special retention bonus is subject to vesting in three equal yearly installments over the period beginning on September 14, 2010 and ending September 14, 2012, subject to Mr. Brown’s continued employment through the vesting dates. The retention award will be paid to Mr. Brown in cash, to the extent vested, upon his termination of employment, but shall be subject to accelerated vesting upon Mr. Brown’s termination by the Company without cause, voluntary termination for good reason or termination due to death or disability, as these terms are defined in his Executive Employment Agreement.
(3)	Reflects Mr. Brown’s 2010 target annual bonus under his Executive Employment Agreement.
(4)	A description of the vesting provisions for stock options under the 2007 LTIP are included later in the “2007 Long-Term Incentive Plan Vesting” section. Reflects the value of all unvested stock options based on the closing price of the Company’s stock on December 23, 2010.
(5)	Reflects a payment under Mr. Brown’s Executive Employment Agreement equal to the sum of: (i) 1.5 times his base salary in effect on December 23, 2010, (ii) his 2010 pro-rata target bonus, (iii) the product of 18 and the monthly COBRA premium on December 23, 2010 for the type of group health plan coverage in effect for Mr. Brown on December 23, 2010, and (iv) the product of 18 and the aggregate monthly premiums on December 23, 2010 for the disability insurance, life insurance, accidental death insurance and travel insurance in effect for Mr. Brown on December 23, 2010.

(6)	Reflects a payment under Mr. Brown’s Change in Control Agreement dated December 16, 2010 equal to the sum of: (i) two times the sum of: Mr. Brown’s base salary (including car allowance) in effect on December 23, 2010 and Mr. Brown’s 2010 target bonus, (ii) Mr. Brown’s pro-rated 2010 target bonus, (iii) the product of 18 and the monthly COBRA premium on December 23, 2010 for the type of group health plan coverage in effect for Mr. Brown on December 23, 2010.
(7)	Under Mr. Brown’s Change in Control Agreement, if his termination is due to death or disability after the change in control, Mr. Brown is entitled to his pro-rated 2010 target bonus, which is $468,750.
(8)	Reflects a payment under Mr. Brown’s Change in Control Agreement equal to his highest annual bonus earned under the bonus plan with respect to the 2007, 2008 and 2009 fiscal years; provided that, he was employed by the Company at the end of the 2010 fiscal year. Mr. Brown’s highest bonus was earned under the bonus plan during the 2009 fiscal year.
(9)	Reflects the value of a 24-month outplacement services package under Mr. Brown’s Change in Control Agreement.

Potential Payments Upon Termination or a Change in Control

Kevin Peters

	Termination Resulting from Death (a)	Termination Resulting from Disability (b)	(1) Termination Resulting from Retirement (c)	Termination for Cause (d)	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause) (e)		(6) Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause) (f)		Termination for All Other Reasons (Voluntary) (g)	Change in Control without Termination (h)
Bonus	$—	$—	$—	$—	$—		$—		$—	$301,740	(7)
Benefits
Outplacement	$—	$—	$—	$—	$—		$30,000	(8)	$—	$—
Long-Term Incentive or Performance Plan
Stock Options(2)	$698,024	$698,024	$—	$—	$—		$698,024		$—	$698,024
Restricted Stock(3)	$96,721	$96,721	$—	$—	$—		$96,721		$—	$96,721
Cash Severance	$—	$—	$—	$—	$1,450,852	(4)	$1,641,995	(5)	$—	$—

Total for Mr. Peters	$794,745	$794,745	$—	$—	$1,450,852		$2,466,740		$—	$1,096,485

(1)	Retirement is generally treated as a voluntary termination for all programs and agreements except the 2007 Long-Term Incentive Plan (“2007 LTIP”).
(2)	A description of the vesting provisions for stock options under the 2007 LTIP are included later in the “2007 Long-Term Incentive Plan Vesting” section. Reflects the value of all unvested stock options based on the closing price of the Company’s stock on December 23, 2010.
(3)	A description of the vesting provisions for restricted stock under the 2007 LTIP are included later in the “2007 Long-Term Incentive Plan Vesting” section. Reflects the value of all unvested restricted stock based on the closing price of the Company’s stock on December 23, 2010.
(4)	Reflects a payment under Mr. Peters’ Employment Offer Letter dated September 20, 2007, as amended December 31, 2008 and April 24, 2010, equal to the sum of: (i) 1.5 times his base salary in effect on December 23, 2010, (ii) his 2010 pro-rata target bonus, and (iii) the product of 18 and the monthly COBRA premium on December 23, 2010 for the type of group health plan coverage in effect for Mr. Peters on December 23, 2010.
(5)	Reflects a payment under Mr. Peters’ Change in Control Agreement dated December 17, 2010 equal to the sum of: (i) two times the sum of: Mr. Peters’ base salary (including car allowance) in effect on December 23, 2010 and Mr. Peters’ 2010 target bonus, (ii) Mr. Peters’ pro-rated 2010 target bonus, (iii) the product of 18 and the monthly COBRA premium on December 23, 2010 for the type of group health plan coverage in effect for Mr. Peters on December 23, 2010. The cash severance payment for Mr. Peters under the foregoing formula equals $2,732,052. However, this cash severance payment is subject to reduction since the parachute amounts associated with such payment under Section 280G of the Internal Revenue Code of 1986 equal or exceed three times Mr. Peters’ average taxable compensation received from the Company for the five year period ended December 31, 2009. The cash severance payment would be reduced by the minimum amount necessary so that the 20% excise tax is not triggered. The amount of the reduction for Mr. Peters would be $1,090,057. After this reduction, the cash severance payment would be $1,641,995.
(6)	Under Mr. Peters’ Change in Control Agreement, if his termination is due to death or disability after the change in control, Mr. Peters is entitled to his pro-rated 2010 target bonus, which is $468,750.

(7)	Reflects a payment under Mr. Peters’ Change in Control Agreement equal to his highest annual bonus earned under the bonus plan with respect to the 2007, 2008 and 2009 fiscal years; provided that, he was employed by the Company at the end of the 2010 fiscal year. Mr. Peters’ highest bonus was earned under the bonus plan during the 2009 fiscal year.
(8)	Reflects the value of a 24-month outplacement services package under Mr. Peters’ Change in Control Agreement.

Potential Payments Upon Termination or a Change in Control

Steven Schmidt

	Termination Resulting from Death (a)	Termination Resulting from Disability (b)	(1) Termination Resulting from Retirement (c)	Termination for Cause (d)	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause) (e)		(7) Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause) (f)		Termination for All Other Reasons (Voluntary) (g)	Change in Control without Termination (h)
Bonus	$—	$—	$—	$—	$—		$—		$—	$468,750	(8)
Benefits
Outplacement Services	$—	$—	$—	$—	$—		$30,000	(9)	$—	$—
Deferred Compensation Plan Balance(2)	$12,366	$12,366	$—	$—	$—		$12,366		$—	$12,366
Long-Term Incentive or Performance Plan
Stock Options(3)	$2,731,671	$2,731,671	$—	$—	$—		$2,731,671		$—	$2,731,671
Restricted Stock(4)	$225,674	$225,674	$—	$—	$—		$225,674		$—	$225,674
Cash Severance	$—	$—	$—	$—	$1,443,686	(5)	$2,023,104	(6)	$—	$—

Total for Mr. Schmidt	$2,969,711	$2,969,711	$—	$—	$1,443,686		$5,022,815		$—	$3,438,461

(1)	Retirement is generally treated as a voluntary termination for all programs and agreements except the 2007 Long-Term Incentive Plan (“2007 LTIP”).
(2)	Reflects vesting of Company matching contributions and the related earnings under the Deferred Compensation Plan upon death, disability, or a change in control. If Mr. Schmidt leaves the Company for reasons other than death or disability prior to a change in control, he forfeits the unvested Company matching contributions and the related earnings under the Deferred Compensation Plan. See the “Non-Qualified Deferred Compensation” table earlier in this Proxy Statement for payments under our non-qualified deferred compensation plans.
(3)	A description of the vesting provisions for stock options under the 2007 LTIP are included later in the “2007 Long-Term Incentive Plan Vesting” section. Reflects the value of all unvested stock options based on the closing price of the Company’s stock on December 23, 2010.
(4)	A description of the vesting provisions for restricted stock under the 2007 LTIP are included later in the “2007 Long-Term Incentive Plan Vesting” section. Reflects the value of all unvested restricted stock based on the closing price of the Company’s stock on December 23, 2010.

(5)	Reflects a payment under Mr. Schmidt’s Employment Offer Letter dated July 10, 2007, as amended December 31, 2008, equal to the sum of: (i) 1.5 times his base salary in effect on December 23, 2010, (ii) his 2010 pro-rata target bonus, and (iii) the product of 18 and the monthly COBRA premium on December 23, 2010 for the type of group health plan coverage in effect for Mr. Schmidt on December 23, 2010.
(6)	Reflects a payment under Mr. Schmidt’s Change in Control Agreement dated December 16, 2010 equal to the sum of: (i) two times the sum of: Mr. Schmidt’s base salary (including car allowance) in effect on December 23, 2010 and Mr. Schmidt’s 2010 target bonus, (ii) Mr. Schmidt’s pro-rated 2010 target bonus, (iii) the product of 18 and the monthly COBRA premium on December 23, 2010 for the type of group health plan coverage in effect for Mr. Schmidt on December 23, 2010. The cash severance payment for Mr. Schmidt under the foregoing formula equals $2,724,886. However, this cash severance payment is subject to reduction since the parachute amounts associated with such payment under Section 280G of the Internal Revenue Code of 1986 equal or exceed three times Mr. Schmidt’s average taxable compensation received from the Company for the five year period ended December 31, 2009. The cash severance payment would be reduced by the minimum amount necessary so that the 20% excise tax is not triggered. The amount of the reduction for Mr. Schmidt would be $701,782. After this reduction, the cash severance payment would be $2,023,104.
(7)	Under Mr. Schmidt’s Change in Control Agreement, if his termination is due to death or disability after a change in control, Mr. Schmidt is entitled to his pro-rated 2010 target bonus, which is $468,750.
(8)	Reflects a payment under Mr. Schmidt’s Change in Control Agreement equal to his highest annual bonus earned under the bonus plan with respect to the 2007, 2008 and 2009 fiscal years; provided that, he was employed by the Company at the end of the 2010 fiscal year. Mr. Schmidt’s highest bonus was earned under the bonus plan during the 2009 fiscal year.
(9)	Reflects the value of a 24-month outplacement services package under Mr. Schmidt’s Change in Control Agreement.

The following table quantifies the termination payment amounts under Mr. Odland’s Amended Employment Agreement based on his triggering event which occurred as of November 1, 2010.

Potential Payments Upon Termination or a Change in Control

Steve Odland

(1) Involuntary Termination or Resignation w/Good Reason Prior To Change in Control (w/o Cause)
Bonus(2)	$786,667
Benefits(3)	$168,230
Long-Term Incentive Plan
Stock Options(4)	$—
Retention Award(5)	$5,000,000
Cash Severance(6)	$5,200,000

Total for Mr. Odland	$11,154,897

(1)	On October 24, 2010, Mr. Odland resigned as Chair and CEO of the Company, effective November 1, 2010. Pursuant to his Amended Employment Agreement, in connection with his resignation, Mr. Odland will receive the amount in this column.
(2)	Represents Mr. Odland’s 2010 pro-rata bonus at the earned rate under the terms of his Amended Employment Agreement.
(3)	Under Mr. Odland’s Amended Employment Agreement, he is eligible to receive: (i) the product of 24 and the monthly COBRA premium for the type of group health plan coverage Mr. Odland was enrolled in on November 1, 2010, and (ii) the product of 24 and the aggregate monthly premiums for disability insurance, life insurance, and accidental death and dismemberment insurance coverage Mr. Odland was enrolled in on November 1, 2010.
(4)	Represents the full and immediate vesting of all time-vested long term equity awards. Mr. Odland will have the lesser of: (i) 24 months following November 1, 2010, or (ii) the remaining option term to exercise his stock options. Although Mr. Odland had 800,000 stock options at the time of his termination that became immediately vested, they resulted in no value because they were underwater.
(5)	Under Mr. Odland’s Amended Employment Agreement, he is eligible to receive a special retention bonus of $5,000,000 subject to vesting in three equal yearly installments over the period beginning on September 14, 2010 and ending September 14, 2012, subject to Mr. Odland’s continued employment through the vesting dates. The retention award will be paid to Mr. Odland in cash, to the extent vested, upon his termination of employment, but shall be subject to accelerated vesting upon Mr. Odland’s termination by the Company without cause, voluntary termination for good reason or termination due to death or disability, as these terms are defined in his Amended Employment Agreement.
(6)	Under Mr. Odland’s Amended Employment Agreement, he is eligible to receive a payment equal to two times the sum of his base salary in effect on November 1, 2010 and his 2010 target annual bonus, with such payment to be no less than $5,200,000.

2007 Long-Term Incentive Plan Vesting

Under the terms of the 2007 Long-Term Incentive Plan, upon termination from employment with the Company, an NEO’s stock options will vest and be exercisable as follows: If an NEO either involuntarily terminates employment with the Company for any reason other than death, disability, or cause (as defined in the 2007 Long-Term Incentive Plan) or voluntarily terminates employment with the Company after completing at least five (5) years of service, the NEO’s unvested stock options will be immediately forfeited and the vested stock options shall remain exercisable until the earlier of: eighteen (18) months following the NEO’s separation date, or the expiration date of the options. An NEO’s stock options will fully vest upon termination from the Company as a result of death or disability and shall remain exercisable until the earlier of: twenty-four (24) months following the NEO’s separation date, or the expiration of the options. An NEO’s stock options will fully vest upon termination from the Company as a result of retirement (age 60 with 5 years of service) and shall remain exercisable until the earlier of: ninety (90) days following the NEO’s separation date, or the expiration of the options. All of an NEO’s stock options, including any stock options which were previously vested, will be immediately forfeited if the NEO is terminated by the Company for cause. If an NEO’s termination from employment with the Company does not satisfy one of these provisions, then the NEO’s unvested stock options will be immediately forfeited and the vested stock options shall remain exercisable until the earlier of: ninety (90) days following the NEO’s separation date, or the expiration date of the options.

Under the terms of the 2007 Long-Term Incentive Plan, upon an NEO’s termination from employment with the Company, the applicable restriction period will lapse and an NEO’s restricted stock will vest as follows: An NEO’s restricted stock based solely on the requirement to continue to perform services shall become fully vested: (i) immediately prior to a change in control (as defined in the 2007 Long-Term Incentive Plan), (ii) as of the NEO’s date of death or disability (as defined in the 2007 Long-Term Incentive Plan), or (iii) as of the date the NEO has both attained age sixty and completed 5 years of continuous service with the Company regardless of whether the restricted stock was granted before or after the date the NEO satisfied the age and service requirements. An NEO’s restricted stock that contains performance conditions as a requirement for vesting shall vest: (i) pro-rata at target based on the amount of time that has elapsed from the beginning of the performance cycle through the NEO’s date of death, disability, or retirement (as defined in the 2007 Long-Term Incentive Plan), and (ii) in full at target as of a change in control (as defined in the 2007 Long-Term Incentive Plan). If an NEO is involuntarily terminated by the Company for cause (as defined in the 2007 Long-Term Incentive Plan) or if the NEO’s termination from employment does not satisfy one of the circumstances described above, all of the NEO’s restricted stock will be automatically forfeited as of the date of termination.

STOCK OWNERSHIP INFORMATION

Our Largest Shareholders; Ownership by Our Directors and Executive Officers

We have provided a stock ownership table below that contains certain information about shareholders whom we believe are the “beneficial” owners of more than five percent (5%) of our outstanding common stock, as well as information regarding stock ownership by our Directors, NEOs and our Directors and executive officers as a group as of March 3, 2011, unless otherwise indicated. Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock, based solely upon filings made with the SEC.

Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns.

Name of Beneficial Owner	Beneficial Ownership(1)	Percent of Class (Less than 1% not shown)(2)
BC Partners Holdings, Ltd. And related entities:(3)
PO Box 225, Heritage Hall, Le Marchant Street
St. Peter Port, Guernsey, GY1 4HY, Channel Islands
CIE Management II Limited
PO Box 225, Heritage Hall, Le Marchant Street
St. Peter Port, Guernsey, GY1 4HY, Channel Islands
LMBO Europe SAS
54 Avenue Marceau, Paris, France 75008	73,703,194	20.99%

AllianceBernstein L.P. (4)
1345 Avenue of the Americas, New York, NY 10105	33,868,726	12.22%

Board of Directors and NEOs(5)
Lee A. Ault III	185,144
Neil R. Austrian, Interim Chair and CEO	427,353
Justin Bateman	0
David W. Bernauer	160,376
Thomas J. Colligan	30,008
Marsha J. Evans	47,756
David I. Fuente	97,443
Brenda Gaines	168,176
Myra M. Hart	129,784
W. Scott Hedrick	222,448
Kathleen Mason	85,680
James S. Rubin	0
Raymond Svider	0
Steve Odland (former Chair and CEO)(6)	4,743,674	1.71%
Total of Board of Directors	6,297,842	2.27%
(Our NEOs, other than the CEO)
Charles Brown, President International	1,025,650
Kevin Peters, President North American Retail	336,571
Steven M. Schmidt, President North American Business Solutions	688,959
Michael D. Newman, Executive Vice President and CFO	602,583
Directors and Executive Officers as a Group (22 Persons in Total)	10,165,820	3.66%

(1)	Includes shares of common stock subject to options exercisable within 60 days of March 3, 2011, if applicable, even though a considerable number of the options are underwater. See “Options Exercisable within 60 days of Record Date” table below for detail. Also included are unvested shares of restricted stock, as to which the holder has voting rights.
(2)	Except for BC Partners Holdings, Ltd. and related entities (including CIE Management II Limited and LMBO Europe SAS) and AllianceBernstein L.P., applicable percentage of ownership for all shareholders listed in the table above is based on 277,436,190 shares of common stock outstanding as of March 3, 2011. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares issuable upon the exercise of options that are exercisable within 60 days of March 3, 2011, are not deemed outstanding for purposes of computing the percentage of ownership of any other person. Applicable percentage of ownership for BC Partners Holdings, Ltd. (including CIE Management II Limited and LMBO Europe SAS) is based on 351,139,384 shares of common stock, which includes the as-converted number of common shares underlying the shares of Series B Preferred owned by these entities, which are now convertible into common stock. Applicable percentage of ownership for AllianceBernstein L.P. is derived from a Schedule 13G filed on February 9, 2011 as discussed in footnote 4.
(3)	The information regarding CIE Management II Limited, which we refer to as CIE, and LMBO Europe SAS, which we refer to as LMBO was derived from a Schedule 13D filed on July 2, 2009, jointly by: (i) BC European Capital VIII-1 to 12 (inclusive), each a United Kingdom limited partnership (“Funds 1-12”); (ii) BC European Capital VIII-14 to 34 (inclusive), each a United Kingdom limited partnership (“Funds 14-34” and together with Funds 1-12, the “CIE Investors”); (iii) BC European Capital VIII-35 SC to 39 SC (inclusive), each a Société Civiles organized under the laws of France (the “LMBO Investors” and together with the CIE Investors, the “Investors”); (iv) LMBO; and (v) CIE on July 2, 2009. CIE is the general partner of, and has investment control over the shares held by, each of the CIE Investors and LMBO is Gérant as to, and has investment control over the shares held by, each of the LMBO Investors. BC Partners Holdings Limited, a limited corporation organized under the laws of Guernsey, Channel Islands (“BCHL”), is the controlling entity of each of (i) CIE; and (ii) LMBO. CIE, LMBO and BCHL are each managed by separate boards of directors. A list of the directors of CIE, LMBO and BCHL is provided on Schedules II, III and IV to the Schedule 13D filed on July 2, 2009 and none of those directors have beneficial ownership of the share held by the Investors. Since CIE, LMBO and BCHL are managed by boards of directors, no individuals have ultimate voting or investment control (as determined by Rule 13d-3) over the shares that may be deemed beneficially owned by CIE and LMBO. We have no further information or knowledge about CIE, LMBO or BCHL. The Investors, CIE and LMBO may be deemed to be a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act) and, as such, may be deemed to be beneficial owners of (y) 274,596 shares of 10% Series A Redeemable Convertible Participating Perpetual Preferred Stock, par value $0.01 per share and (z) 75,404 shares of 10% Series B Redeemable Conditional Convertible Participating Perpetual Preferred Stock, par value $0.01 per share, of Office Depot, Inc., each Investor, however, disclaims beneficial ownership with respect to the shares owned by each of the other Investors, CIE and LMBO. None of the Investors own any shares of common stock over which it has sole voting, disposition or investment power. The figures in the table set forth the number of shares of common stock, on an as-converted basis, owned of record and beneficially owned by the funds including the as-converted underlying shares of Series B Preferred owned by the funds, which are now convertible into common stock.
(4)	The information regarding AllianceBernstein L.P. (an affiliate of AXA Financial, Inc.), is reported as of December 31, 2010 and was derived from a Schedule 13G filed on February 9, 2011 that reported sole voting power over 25,257,291 shares, shared dispositive power over 14,400 shares and sole dispositive power over 33,854,326 shares.
(5)	The address for all Directors and NEOs is c/o Office Depot, Inc., 6600 North Military Trail, Boca Raton, Florida 33496.
(6)	As a result of the BC Partners transaction in 2009, all of Mr. Odland’s then outstanding stock options and performance shares became fully vested, resulting in him having beneficial ownership of an additional 2,445,225 shares of common stock. Upon Mr. Odland’s resignation, the additional stock options he was granted following the BC Partners transaction became fully vested.

Options Exercisable within 60 Days of Record Date

The number of options that are or will be exercisable within 60 days of March 3, 2011 for each applicable person named in the table above and for our Executive Officers and Directors as a group is as follows:

Lee A. Ault III	53,561	Neil R. Austrian	265,585
Justin Bateman	0	David W. Bernauer	132,426
Thomas Colligan	0	Marsha J. Evans	19,368
David I. Fuente	42,311	Brenda Gaines	116,310
Myra M. Hart	110,375	W. Scott Hedrick	118,330
Kathleen Mason	56,013	James Rubin	0
Raymond Svider	0	Steve Odland	2,800,000
Charles E. Brown	930,421	Steven M. Schmidt	545,379
Kevin Peters	283,332	Michael D. Newman	602,583
All Executive Officers and Directors as a Group (22 Persons)	6,885,160

Underwater Options

Based on the closing price of our common stock on March 3, 2011, the following number of options that are or will be exercisable within 60 days of March 3, 2011 for each applicable person named in the table above are out of the money (i.e. underwater):

Lee A. Ault III	53,561	Neil R. Austrian	93,516
Justin Bateman	0	David W. Bernauer	96,748
Thomas Colligan	0	Marsha J. Evans	0
David I. Fuente	42,311	Brenda Gaines	116,310
Myra M. Hart	74,697	W. Scott Hedrick	82,652
Kathleen Mason	20,335	James Rubin	0
Raymond Svider	0	Steve Odland	2,800,000
Charles E. Brown	663,755	Steven M. Schmidt	245,379
Kevin Peters	133,332	Michael D. Newman	402,583

* * *

ITEM 2: RATIFYING OUR AUDIT COMMITTEE’S APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Information About Our Independent Registered Public Accounting Firm

In accordance with the provisions of the Sarbanes-Oxley Act of 2002 (“SOX”), the Audit Committee of our Board of Directors appointed the certified public accounting firm of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to audit our consolidated financial statements and our internal control over financial reporting for the fiscal year ended December 25, 2010 and to issue an opinion on management’s report on internal control over financial reporting. Deloitte has audited our consolidated financial statements each year since 1990. Representatives of Deloitte will be present at our Annual Meeting with the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions from shareholders. Our Audit Committee also has appointed Deloitte as our independent registered public accounting firm for 2011.

Although our Audit Committee already has appointed Deloitte as our independent registered public accounting firm for 2011 and the vote of our shareholders is not required for this action under Delaware law or SOX, we request that the shareholders nevertheless ratify this appointment. As a matter of good corporate governance, we are submitting this item for shareholder approval. In the event the we do not receive the required vote the Audit Committee will consider such vote when appointing our independent registered public accounting firm for 2012.

Audit & Other Fees

The fees for our independent registered public accounting firm for professional services rendered in connection with (i) the audit of our annual financial statements as set forth in our Annual Report on Form 10-K for the fiscal years ended December 26, 2009 and December 25, 2010, (ii) the review of our quarterly financial statements as set forth in our Quarterly Reports on Form 10-Q for each of our fiscal quarters during 2009 and 2010, and (iii) the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, as well as fees paid to our independent registered public accounting firm for audit-related work, tax compliance, tax planning and other consulting services are set forth below.

Audit & Other Fees Paid to Deloitte & Touche LLP	Fiscal 2009	Fiscal 2010
Audit Fees	$6,043,463	$5,487,548
Audit Related Fees (as defined under the Sarbanes-Oxley Act of 2002)	$360,301	$431,925
Tax Fees	$125,713	$589,499
All Other Fees	$85,601	0
Total Fees	$6,615,078	$6,508,972
Ratio of Audit Fees, Audit Related Fees and Tax Compliance Fees To Total Fees paid to our Independent Registered Public Accounting Firm in the years indicated	98.71% Audit, Audit-Related and Tax Compliance Fees 1.29%—all other fees (including tax planning fees)	100% Audit, Audit-Related and Tax Compliance Fees 0%—all other fees (including tax planning fees)

Audit Fees—Consists of fees for professional services rendered in connection with the audits of our consolidated financial statements and the effectiveness of our internal controls over financial reporting for the fiscal years ended December 25, 2010 and December 26, 2009; the reviews of the consolidated financial statements included in each of our Quarterly Reports on Form 10-Q during those fiscal years; consultations on accounting matters; statutory audit filings; and SEC registration statements.

Audit Related Fees—Consists primarily of assurance related fees associated with International business restructuring, tax system implementation review and fees for acquisition-related due diligence activities.

Tax Fees—Consists primarily of fees for tax compliance.

All Other Fees—Consists of fees for all other services not included above, principally advisory services and tax planning.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures under which audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee’s policy provides for pre-approval of audit, audit-related, tax and other services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds, as well as any other services, must be separately approved. The policy also provides that the Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee provided that the pre-approval of any matters permitted by the Chair is reported to the full Audit Committee at its next meeting.

Financial Information Systems Design and Implementation Fees

We did not engage Deloitte to provide any professional services in connection with (i) operating or supervising the operation of our information system or managing our local area network; or (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements taken as a whole.

Independence

The Audit Committee of our Board of Directors has determined that the non-audit services rendered by our independent registered public accounting firm during our most recent fiscal year are compatible with maintaining their independence.

YOUR AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 2 ON YOUR PROXY CARD.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Company’s Board of Directors is comprised of four Independent Directors. The responsibilities of the Audit Committee are set forth in its written charter (the “Charter”), which has been adopted by our Board of Directors. A copy of the Charter may be obtained from our Company website or in the manner described elsewhere in this Proxy Statement.

The duties of the Audit Committee include oversight of the financial reporting process for the Company through periodic meetings with the Company’s independent accountants, internal auditors and management of the Company to review accounting, auditing, internal controls and financial reporting matters. Pursuant to the Sarbanes-Oxley Act of 2002 (“SOX”), our Committee has certain other duties, which include the engagement of our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), pre-approval of both audit and non-audit work in advance of Deloitte’s commencing such work and other obligations as imposed by SOX. Pursuant to applicable provisions of SOX, we have delegated to the Chair the authority to pre-approve engagements of Deloitte between meetings of our Audit Committee, provided that the Chair reports to us at each meeting on pre-approvals since the date of our last Audit Committee meeting. Our Board of Directors has determined that the following members of our Audit Committee are “audit committee financial experts” under the regulations of the Securities and Exchange Commission promulgated pursuant to authority granted to it under SOX: Ms. Gaines, Ms. Mason and Mr. Colligan. These persons’ qualifications are detailed in their biographical information set forth earlier in this Proxy Statement. In addition, in accordance with listing standards of the New York Stock Exchange, our Board of Directors has determined that each member of our Audit Committee is financially literate as required by such listing standards.

During fiscal year 2010 this Committee met five (5) times, which included meetings to discuss quarterly or annual earnings press releases in advance of release by the Company. The Company’s senior financial management and independent and internal auditors were in attendance at all such meetings. At each such meeting, the Audit Committee conducted a private session with the management of our Internal Audit Department as well as Deloitte, without the presence of management. In addition, our Audit Committee conducted private sessions at various meetings during 2010 with our Chief Executive Officer, Chief Financial Officer, Controller and General Counsel. In addition, our Audit Committee received periodic reports from the Company’s Disclosure Committee which reviews the Company’s disclosures and ensures that effective controls and procedures are in place related to the Company’s disclosures.

The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles, and relies upon the Company’s independent accountants to review or audit, as applicable, such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).

We have reviewed and discussed with senior management the Company’s audited financial statements for the fiscal year ended December 25, 2010, included in the Company’s 2010 Annual Report on Form 10-K. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

In discharging our oversight responsibility as to the audit process, we have reviewed and discussed with management and Deloitte, the Company’s audited consolidated financial statements and the Company’s internal controls over financial reporting. We have also discussed with Deloitte the matters required to be discussed by PCAOB AU Section No. 380, as currently in effect.

We have obtained the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) with respect to any relationship between Deloitte and the Company that in its professional judgment may reasonably be thought to bear on independence. Deloitte has discussed its independence with us, and has confirmed in its letter to us that, in its professional judgment, it is independent of the Company within the meaning of the United States securities laws.

Based upon the foregoing review and discussions with our independent and internal auditors and senior management of the Company, we have recommended to our Board of Directors that the financial statements prepared by the Company’s management and audited by its independent accountants be included in the Company’s 2010 Annual Report on Form 10-K for filing with the United States Securities and Exchange Commission. The Audit Committee also has appointed Deloitte as the Company’s independent accounting firm for 2011.

As specified in the Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s management, internal auditors and independent accountants. In discharging our duties as a Committee, we have relied on (i) management’s representations to us that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company’s independent accountants with respect to such financial statements.

Presented by the members of the Audit Committee as of Fiscal Year Ended 2010:

Brenda J. Gaines (Chair)

Thomas J. Colligan

Myra M. Hart

Kathleen Mason

ITEM 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the rules of the Securities and Exchange Commission (SEC).

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning the interests of executive management with shareholders, attracting and retaining qualified individuals and creating long-term value while not incentivizing excessive risk taking. We urge you to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how the Company’s executive compensation program reflects our compensation philosophy and describes the decisions made by the Compensation Committee in 2010 in detail.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and to the extent there is any significant vote against the executive compensation program as disclosed in this Proxy Statement, will consider our shareholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”, ON AN ADVISORY BASIS, ITEM 3 ON YOUR PROXY CARD.

ITEM 4: ADVISORY VOTE ON THE FREQUENCY OF

AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as proposal 3 included in this Proxy Statement. By voting on this proposal 4, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After careful consideration of this proposal 4, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our shareholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our shareholders on this proposal. You may cast your vote on your preferred voting frequency by choosing the option of every one year, every two years, every three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the shareholders of the Company determine, on an advisory basis, that the frequency with which the shareholders of the Company shall have an advisory vote on the compensation of the Company’s Named Executive Officers set forth in the Company’s Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules is:

Choice 1 – every one year;

Choice 2 – every two years;

Choice 3 – every three years; or

Choice 4 – abstain from voting.”

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be deemed the choice of the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE OPTION OF “EVERY ONE YEAR” AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

Properly dated and signed proxies will be so voted unless shareholders specify otherwise. Proxies submitted without direction pursuant to this proposal will be voted for the “EVERY ONE YEAR” option. Shareholders are not voting to approve or disapprove the Board of Directors’ recommendation. Shareholders may choose among the four choices included in the resolution set forth above.

ITEM 5: AMENDMENT TO THE OFFICE DEPOT, INC. 2007 LONG-TERM INCENTIVE PLAN

Overview

On February 16, 2011, our Board of Directors, upon the recommendation of the Compensation Committee unanimously adopted a resolution approving, subject to approval by our shareholders, an amendment of the Company’s 2007 Long-Term Incentive Plan (the “2007 LTIP”) effective April 21, 2011 in order to:

1.	Share Authorization: Increase the number of shares available for issuance under the 2007 LTIP by 24,000,000 shares (from 25,000,000 to 49,000,000 shares); otherwise, following the 2011 long-term incentive grant, insufficient shares will remain for another annual long-term incentive grant;

2.	“Change in Control” Definition: Amend the definition of “change in control” in the 2007 LTIP for grants made after April 21, 2011 to: (a) increase the beneficial ownership percentage triggering a change in control from 20% to 30%, and (b) modify the exception from the occurrence of a change in control following a corporate merger or consolidation to require a majority (instead of all) of certain executives to retain their positions (disregarding certain terminations) following the merger or consolidation to satisfy the exception;

3.	Individual Annual Limits: For grants made after April 21, 2011, increase: (a) the individual annual limits on grants made under the 2007 LTIP from: (i) 2,000,000 to 4,000,000 for awards made in the form of stock options and/or stock appreciation rights (“SARs”), (ii) 1,000,000 to 2,000,000 for awards made in the form of restricted stock and/or restricted stock units (“RSU”), and (iii) 500,000 to 1,000,000 for awards made in the form of any other stock-based performance awards; and (b) the aggregate amount payable under any cash-based performance awards granted in any year to an individual from $2,500,000 to $5,000,000;

4.	Fungible Ratio: Provide that one share of restricted stock, one RSU, and one performance share shall each count as 1.4 shares rather than 2 shares toward the total limit of shares available under the 2007 LTIP for grants made after April 21, 2011;

5.	Section 16 Officer and Director Exercise Periods: For grants made after April 21, 2011, provide that upon the termination of a Section 16 officer or a member of the Board of Directors (a “Director”) as a result of an involuntary termination due to death or disability (as defined in the 2007 LTIP) while employed by the Company and its subsidiaries (collectively, the “Company”), in addition to an involuntary termination by the Company without cause (as defined in the 2007 LTIP) or voluntary separation after the completion of at least 5 years of service for the Company, all options and SARs granted to such person which are vested at the date of cessation from service will remain exercisable for a period of 12 months, rather than 18 months, after such cessation;

6.	Repricing: Prohibit all forms of repricing of award agreements under the 2007 LTIP; and

7.	Related Clarifying Amendments: Make other clarifying, conforming and updating changes related to these proposed amendments to the 2007 LTIP.

Summary of Proposed Amendments

Our Board of Directors believes that the proposed amendment of the 2007 LTIP is in the best interests of, and will provide long-term advantages to us and our shareholders and recommends its approval by our shareholders.

1. Share Authorization: Our Board of Directors believes that the number of shares of common stock currently available for issuance under the 2007 LTIP is insufficient in view of our compensation structure and strategy since there will not be enough shares remaining for any future annual long-term incentive grants after our 2011 long-term incentive grant is completed. Our Board of Directors has concluded that our ability to attract, retain and motivate top quality employees and non-employee members of our Board of Directors is material to our success and would be enhanced by our continued ability to make grants under the 2007 LTIP. We are seeking to increase the available share pool by 24,000,000.

2. “Change in Control” Definition: We are seeking to amend the definition of “change in control” in the 2007 LTIP for grants made after April 21, 2011 to increase the beneficial ownership percentage triggering a change in control from 20% to 30% and to modify the exception from the occurrence of a change in control following a corporate merger or consolidation to require only a majority of certain executives to retain their positions (disregarding certain terminations) following the merger or consolidation to satisfy the exception, in order to conform with the definition of “change in control” in all of our executive change in control agreements and our other compensation plans.

3. Individual Annual Limits: Because the Company’s stock was trading at a significantly higher price at the time of the original adoption of the 2007 LTIP in April, 2007, the Board of Directors believes that it is necessary and appropriate to increase the individual grant limits under the proposed amendment to the 2007 LTIP for grants made after April 21, 2011 to reflect the appropriate individual grant limits given the Company’s current stock price.

4. Fungible Ratio: Many companies use “full-value” awards such as restricted stock, RSUs and performance shares in order to retain and attract valuable employees. Because such awards are typically issued in lesser numbers than stock options, they can result in less overall dilution from equity compensation awards than stock options. In some cases, issuing lower numbers of full-value awards can also decrease the amount of equity compensation expense companies recognize for financial accounting purposes. In order for us to have greater flexibility to use full-value awards, and to allow us to remain competitive in structuring our equity compensation packages, our Board of Directors believes that it is in the best interests of us and our shareholders that we amend the fungible share provision of the 2007 LTIP to correctly reflect the difference in the fair value of an award of an option or SAR compared to a full-value award so that each full-value award issued under the amended 2007 LTIP will result in a reduction of 1.4 shares (instead of 2 shares) from the shares then available for grant under the 2007 LTIP.

5. Section 16 Officer and Director Exercise Periods: We are seeking to amend the 2007 LTIP for grants made after April 21, 2011 to provide that upon a Section 16 officer’s or a Director’s: (i) involuntary termination by the Company without cause or death, disability or retirement (as each of the foregoing events is defined in the 2007 LTIP), or (ii) voluntary separation after the completion of at least 5 years of service for the Company, all options and SARs granted to such person which are vested at the date of such cessation will remain exercisable for a period of 12 months, rather than 18 months, after such cessation. The extended exercise period currently available to Section 16 officers and Directors who meet the criteria under the 2007 LTIP is provided to recognize that such individuals are subject to extended blackout periods as imposed by the Company’s trading policy. We are seeking this amendment in order to: (i) apply this extended exercise period to occurrences of death or disability while employed by the Company, and (ii) to shorten the period currently provided under the 2007 LTIP.

6. Repricing: Finally, we are seeking to amend the provision of the 2007 LTIP regarding amendment of award agreements to include an explicit prohibition on cash buyouts or exchange for different types of awards, in order to conform with the current trends of similar compensation plans and clarify a comprehensive prohibition on repricing.

As of March 3, 2011: (i) 10,116,388 shares of our common stock remained available for future awards under the 2007 LTIP which is the Company’s only active long-term incentive plan; 472,760 shares of our common stock were subject to outstanding unvested restricted stock or restricted stock unit awards under the 2007 LTIP; and (iii) 18,679,769 shares of our common stock were subject to outstanding options under the 2007 LTIP (with the outstanding options having a weighted average exercise price of $7.39 per share and a weighted average term to maturity of 4.5 years). During fiscal year 2010, our Compensation Committee approved the grant of 173,387 shares of restricted stock and RSUs and options to purchase 6,491,609 shares of common stock under the 2007 LTIP of which 1,350,709 shares were granted under the stock option exchange which was approved by the shareholders in 2010.

Our Compensation Committee recommended to the Board of Directors that the proposal to approve the amendment of the 2007 LTIP be submitted to our shareholders for their approval at the 2011 Annual Meeting.

The principal terms and provisions of the 2007 LTIP, as proposed to be amended, are summarized below. The summary, however, is not intended to be a complete description of all the terms of the 2007 LTIP and is qualified in its entirety by reference to the complete text of the amendment to the 2007 LTIP, which is included in Appendix A to this Proxy Statement.

Description of the Plan

General. The 2007 LTIP allows us to grant stock options (both incentive stock options and non-qualified stock options), SARs, restricted stock, RSUs and performance awards or a combination of these. The 2007 LTIP is administered by the Compensation Committee. Because grants awarded under the 2007 LTIP are made at the discretion of the Compensation Committee based on the facts and circumstances at the time of the grant, the recipients, amounts and values of future benefits to be received pursuant to the 2007 LTIP are not determinable at this time. The shares of our common stock reserved for issuance pursuant to the 2007 LTIP are subject to adjustment in the event of any change in corporate capitalization (e.g., stock split, reverse stock split, or stock dividend), any corporate transaction (e.g., reorganization, reclassification, merger or consolidation), a separation (e.g., spin-off) of the Company, a sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to stockholders (other than an ordinary cash dividend). Such shares may be authorized and unissued, currently held, or subsequently acquired and held as treasury shares, including shares purchased in the open market or in private transactions.

Prior to the proposed amendment of the 2007 LTIP, the maximum number of shares of stock that may be issued pursuant to awards granted under the 2007 LTIP is 25,000,000, plus shares of stock that are represented by awards granted pursuant to our prior plan that are forfeited, terminated or expire unexercised, or otherwise terminate without delivery of shares after the suspension of the prior plan. As described above, if the proposed amendment of the 2007 LTIP is approved by our shareholders at the annual meeting, the number of shares of common stock reserved for issuance over the terms of the 2007 LTIP will be increased by 24,000,000 to a new total of 49,000,000. Under the amended 2007 LTIP, each share of restricted stock, RSU, and performance share granted after April 21, 2011 shall count as 1.4 shares, rather than 2 shares, toward the total limit of shares available under the 2007 LTIP. Each share underlying stock options and SARs shall continue to count as one share toward the total limit of shares available under the 2007 LTIP. With respect to grants to a single employee during a calendar year, the proposed amendment of the 2007 LTIP will change the individual grant limits from:

(i)	2,000,000 to 4,000,000 for awards in the form of stock options and/or SARs,

(ii)	1,000,000 to 2,000,000 for awards in the form of restricted stock and/or RSUs, and

(iii)	500,000 to 1,000,000 for awards in the form of any other stock-based performance awards.

The maximum aggregate amount payable under any cash-based performance awards granted in any year to an employee will increase from $2,500,000 to $5,000,000 under the amended 2007 LTIP. The number of shares authorized and available for issuance under the 2007 LTIP at the end of fiscal year 2010 was 9,023,404. Shares subject to an award granted under the 2007 LTIP will be returned to the share pool under the 2007 LTIP and again become available for issuance if the award is terminated, forfeited, or cancelled, or expires, without the issuance of such shares or settlement in cash instead of shares.

Eligibility. Our Directors, officers, key employees, including those of our subsidiaries, and non-employee service providers who are selected by our Compensation Committee are eligible to receive grants. As of March 3, 2011, approximately 625 employees were eligible to participate.

Fair Market Value. The fair market value of a share of stock on a grant date will be the closing sale price of the stock on that date, as reported on the New York Stock Exchange Composite Tape or such other source as the Compensation Committee deems reliable, or if no such reported sale of the stock shall have occurred on that date, on the last day prior to that date on which there was such a reported sale.

Stock Options/SARs. Pursuant to the 2007 LTIP, our Compensation Committee may award grants of incentive stock options (“incentive options”) conforming to the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and other stock options (“non-qualified options”). The exercise price of any option is determined by our Compensation Committee in its discretion at the time of the grant, but may not be less than 100% of the fair market value of a share of our stock on the grant date. The exercise price of an incentive option awarded to a person who owns stock constituting more than 10% of the voting power of our Company may not be less than 110% of such fair market value on such date. The 2007 LTIP also provides that no option or SAR may be granted in substitution for a previously granted option or SAR if the new award would have a lower option exercise price than the award it replaces without prior shareholder approval. In other words, stock option “repricing” is not allowed under the 2007 LTIP without prior shareholder approval.

The term of each option also is established by our Compensation Committee, subject to a maximum term of ten years from the date of grant (or five years from the grant date in the case of an incentive option granted to a person who owns stock constituting more than 10% of the voting power of the Company). Generally, the options granted by the Compensation Committee are awarded for a term of seven (7) years. In addition, the 2007 LTIP provides generally that with respect to grantees who are employees or service providers, all unvested options are forfeited on, and vested options terminate 90 days after (but in no event beyond the expiration date of the option or SAR), the date on which the grantee ceases to be an employee of, or to otherwise perform services for, the Company. However, Section 16 officers and Directors are provided a longer period under certain circumstances described directly below under (e).

The 2007 LTIP also provides that unless our Compensation Committee decides otherwise:

(a) Upon a grantee’s death or disability (as defined in the 2007 LTIP) while still an employee of the Company, all of the grantee’s options and SARs become fully vested and exercisable and remain so for 24 months after the date of death or disability (but in no event beyond the expiration date of the option or SAR);

(b) Upon a grantee’s retirement (i.e., leaving the Company other than for cause (as defined in the 2007 LTIP) after attaining age 60 and completing 5 years of continuous service), a grantee who is an employee will fully vest in all outstanding options and SARs and these options and SARs shall be exercisable for a period of 90 days after the date of retirement (but in no event beyond the expiration date of the option or SAR);

(c) Upon grant, all options granted to a member of the Board of Directors are immediately vested;

(d) Upon a grantee’s termination for cause (as defined in the 2007 LTIP), all options and SARs shall be forfeited immediately whether or not exercisable;

(e) Following approval of the amendment to the 2007 LTIP, upon a Section 16 officer’s or a Director’s: (i) involuntary termination by the Company without cause or death, disability or retirement (as each of the foregoing events is defined in the 2007 LTIP), or (ii) voluntary separation after the completion of at least 5 years of service for the Company, all options and SARs granted to such person which are vested at the date of cessation from service will remain exercisable for a period of 12 months after such cessation (but in no event beyond the expiration date of the option or SAR);

(f) Upon a change in control of the Company, all options and SARs become fully vested and exercisable; and

(g) If a grantee ceases to be a Director either voluntarily or by not being re-nominated or re-elected to the Board of Directors, any issued but unvested SARs shall become fully vested.

The 2007 LTIP also provides that if the last date on which an option or SAR can be exercised falls within a blackout period imposed by the Company’s securities trading policy relative to disclosure and trading on inside information as described in the policy, the applicable exercise period shall be extended by a number of days equal to the number of business days that the applicable blackout period is in effect (but in no event beyond the expiration date of the option or SAR).

Restricted Stock/RSUs. Under the 2007 LTIP, our Compensation Committee also may award restricted stock and RSUs subject to conditions and restrictions (except as provided below) and for such duration (which shall be at least three years, subject to partial vesting at the end of the first anniversary of the grant or any time thereafter, except upon the occurrence of certain circumstances such as retirement, attaining certain age and service requirements, death, disability, a change in control or the achievement of performance goals) as the Compensation Committee may specify.

The 2007 LTIP also provides that unless our Compensation Committee provides otherwise:

(a) All restrictions on a grantee’s restricted stock and RSUs that vest solely on the requirement to continue to perform services (i.e., time based vesting) will lapse immediately prior to a change in control of our Company or at such time as the grantee ceases to be an employee of, or otherwise perform services for, the Company due to death or disability;

(b) All restrictions on a grantee’s restricted stock and RSUs that have performance conditions as a requirement for vesting shall vest pro-rata, calculated as if any “target” amount has been reached over the elapsed portion of the performance cycle (i.e., performance based vesting) if the grantee ceases to be an employee of, or otherwise perform services for, the Company due to death or disability;

(c) Upon a change in control, all restricted stock and RSUs that vest based on performance will fully vest as if any “target” amount has been reached;

(d) Upon retiring (i.e., leaving the Company after attaining age 60 and completing 5 years of continuous service) a grantee who is an employee will: (i) fully vest in all time-based RSUs, and (ii) vest pro-rata in all restricted stock and RSUs that have performance based vesting calculated as if any “target” amount has been reached for the elapsed portion of the performance cycle;

(e) Upon attaining age 60 and completing 5 years of continuous service (i.e., similar to retirement but while still remaining an active employee) a grantee who is an employee will fully vest in all time-based restricted stock and all subsequent grants of such stock shall be without restriction and be fully vested upon grant;

(f) If a grantee ceases to serve as an employee of, or otherwise perform services for, our Company, all of the grantee’s restricted stock and RSUs as to which the applicable restrictions have not lapsed will be forfeited immediately;

(g) All grants of stock to Directors shall be without restriction and be fully vested upon grant;

(h) Upon a grantee’s termination for cause (as defined in the 2007 LTIP), all restricted stock and RSUs shall be forfeited immediately;

(i) If a grantee ceases to be a Director either voluntarily or by not being re-nominated or re-elected to the Board of Directors, all restrictions on a grantee’s RSUs that vest solely on the requirement to continue to perform services (i.e., time based vesting) will lapse immediately; and

(j) If a grantee ceases to be a Director either voluntarily or by not being re-nominated or re-elected to the Board of Directors, all restrictions on a grantee’s RSUs that have performance conditions as a requirement for vesting (i.e., performance based vesting) shall vest pro-rata, calculated as if any “target” amount has been reached over the elapsed portion of the performance cycle.

Performance Awards. Our Compensation Committee may grant performance awards contingent upon achievement of set performance goals and objectives over a specified performance cycle, as designated by the Compensation Committee. The goals and objectives may be particular to a grantee or may be based, in whole or part, on the performance of the Company generally or a business unit, division or subsidiary in which the grantee works. The list of performance criteria that may be selected by the Compensation Committee under the 2007 LTIP, where the Company intends for the award to qualify under the performance based compensation provisions of Code Section 162(m), include: earnings, earnings per share (EPS), consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets (RONA), return on invested capital (ROIC), total shareholder return, profit, economic profit, capitalized economic profit, net operating profit after tax (NOPAT), pre-tax profit, cash flow measures, cash flow return, sales, comparable store sales, sales per square foot, inventory turnover, stock price (and stock price appreciation, either in absolute terms or in relationship to the appreciation among member of a peer group determined by the Compensation Committee), strategic milestones, or goals related to acquisitions or divestitures. Performance awards may include specific dollar-value target awards, performance units (the value of which is established by our Compensation Committee at the time of grant) and/or performance shares (the value of which is equal to the fair market value of a share of our common stock). The value of a performance award may be fixed or may fluctuate on the basis of specified performance criteria. The Compensation Committee can establish other performance measures for performance awards granted to grantees that are not covered employees (as defined in the 2007 LTIP) and for performance awards granted to covered employees that are not intended to qualify under the performance-based compensation exception of Code Section 162(m).

The 2007 LTIP also provides that unless our Compensation Committee provides otherwise:

(a) If a grantee ceases to be a Director, officer or employee of, or otherwise perform services for, the Company due to death or disability prior to vesting, the grantee will receive the portion of the performance award payable to him or her calculated as if any “target” amount has been reached over the elapsed portion of the performance cycle;

(b) In the event of a change in control of our Company prior to completion of a performance cycle, the grantee will become fully vested in the performance award calculated as if any “target” amount has been reached;

(c) If a grantee ceases to be a Director either voluntarily or by not being re-nominated or re-elected to the Board of Directors, any performance awards shall vest pro-rata calculated as if any “target” amount has been reached over the elapsed portion of the performance cycle;

(d) Upon retiring (i.e., leaving the Company after attaining age 60 and completing 5 years of continuous service), a grantee who is an employee will vest pro-rata in all performance awards calculated as if any “target” amount has been reached for the elapsed portion of the performance cycle;

(e) If a grantee ceases to be an employee of, or otherwise perform services for, the Company for any other reason prior to completion of a performance cycle, the grantee will become ineligible to receive any portion of a performance award; and

(f) Upon a grantee’s termination for cause (as defined in the 2007 LTIP), all performance awards shall be forfeited immediately.

Beneficiary. Unless our Compensation Committee permits a participant to name a beneficiary, and a beneficiary designation is properly filed by the participant, unpaid vested benefits remaining at the participant’s death will be paid to the participant’s surviving spouse, if any, otherwise to the participant’s estate.

Transferability. Unless our Compensation Committee determines otherwise, no award made pursuant to the 2007 LTIP will be transferable otherwise than by beneficiary designation, will or the laws of descent and distribution, and each award may be exercised only by the grantee or his or her guardian or legal representative. However, officers and Directors may transfer non-qualified stock options to members of their immediate family, or certain family related trusts or partnerships, in accordance with the 2007 LTIP and applicable laws.

Amendment and Termination of the Plan. No award may be granted under the 2007 LTIP after the close of business on April 24, 2017. The 2007 LTIP may be amended or terminated by our Board of Directors or Compensation Committee at any time. However, no such action will adversely affect any rights or obligations with respect to any awards previously granted under the 2007 LTIP, unless such action is required by law or any listing standards or the affected grantees consent in writing. In addition, no amendment will become effective without the approval of our shareholders if such approval is necessary for continued compliance with the performance-based compensation exception of Code Section 162(m) or any stock exchange listing requirements.

Certain Federal Income Tax Consequences of the 2007 LTIP

The following discussion is intended only as a brief summary of the federal income tax rules relevant to the 2007 LTIP, as based upon the Code as currently in effect. These rules are highly technical and subject to change in the future. Because federal income tax consequences will vary as a result of individual circumstances, grantees should consult their personal tax advisors with respect to tax consequences. Moreover, the following summary relates only to grantees’ United States federal income tax treatment. The State, local and foreign tax consequences may be substantially different. Certain 2007 LTIP participants are residents of foreign countries.

Non-Qualified Options. There are no federal income tax consequences to either us or the grantee upon the grant of a non-qualified option. However, the grantee will realize ordinary income upon the exercise of a non-qualified option in an amount equal to the excess of the fair market value of the stock acquired upon exercise over the option exercise price, and we will receive a corresponding tax deduction. Any such gain is taxed in the same manner as ordinary income in the year the option is exercised. Any gain realized upon a subsequent disposition of the stock will constitute either a short-term or long-term capital gain to the grantee, depending on how long the stock is held.

Incentive Options. There are no federal income tax consequences to either us or the grantee upon the grant or exercise of an incentive option. If the grantee does not dispose of the stock acquired through exercise of an incentive option within two years of the date of grant or one year of the date of exercise, any gain realized from a subsequent disposition would constitute long-term capital gain to the grantee. If the grantee disposes of the stock prior to the expiration of either of those holding periods, any gain based on the lesser of: (a) the fair market value of the stock on the date of exercise, and (b) the amount realized on the disposition of the stock if a sale or exchange, over the exercise price, would constitute ordinary income to the grantee. Any additional gain realized upon the disposition would be taxable either as a short-term capital gain or long-term capital gain, depending upon how long the grantee held the stock. We would receive a deduction in the amount of any ordinary income recognized by the grantee.

SARs. No taxable income is recognized by a grantee upon the grant of a SAR. Upon the exercise or settlement of a SAR, the grantee will recognize as ordinary income the cash received, plus the fair market value of any stock acquired, in settlement of the SAR, less any amount required to be paid for the SAR. We will receive a federal income tax deduction equal to the amount of ordinary income realized by the grantee.

Restricted Stock. With respect to the grant of stock under the 2007 LTIP, the grantee will realize compensation income in an amount equal to the fair market value of the stock, less any amount paid for such stock, at the time when the grantee’s rights with respect to such stock are no longer subject to a substantial risk of forfeiture, unless the grantee elects, pursuant to a special election provided in the Code, to be taxed on the stock at the time it is granted. Accordingly, where restricted stock is awarded, and the grantee does not make a special tax election, the restricted stock awards will not be taxable to the grantee as long as the shares of stock remain nontransferable and subject to a substantial risk of forfeiture. When these transferability restrictions and/or forfeiture risks lapse or are removed, the grantee generally will recognize as ordinary income the fair market value of the stock, less any amounts that were paid to acquire the stock. We will receive a federal income tax deduction equal to the amount of ordinary income realized by the grantee subject to any applicable limitations under Code Section 162(m).

Restricted Stock Units. A grantee will not recognize taxable income at the time of the grant of a restricted stock unit, and the Company will not be entitled to a tax deduction at such time. When the grantee receives shares pursuant to a restricted stock unit, the federal income tax consequences applicable to restricted stock awards described above will apply.

Performance Awards. A grantee generally will not recognize income, and we will not be allowed a tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture. When the grantee receives or has the right to receive payment of cash or shares of stock under the performance award, the cash amount or the fair market value of the shares of stock will be ordinary income to the grantee; and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Payment of Taxes. Grantees are required to pay tax due upon exercise of a non-qualified option, exercise of a SAR, a lapse of restrictions on restricted stock, delivery of shares under an RSU, or other recognition event. Unless provided otherwise by the Compensation Committee, tax obligations may be satisfied by selling or forfeiting a portion of the shares of stock that would be realized from such exercise, vesting or other recognition event.

Equity Compensation Plan Information

The following table summarizes information about our current and former equity compensation plan as of the end of the last fiscal year, December 25, 2010.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Approved by security holders	20,021,044	$7.49	9,023,404
Not approved by security holders	—	—	—

Total	20,021,044	$7.49	9,023,404

Internal Revenue Code Section 162 (m)

The 2007 LTIP is designed to allow the Compensation Committee to grant awards to covered executive officers that will constitute qualified performance-based compensation for purposes of Code Section 162(m).

Code Section 162(m) generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its principal executive officer or any of the three other most highly compensated officers (excluding the principal financial officer), as determined in accordance with the applicable rules under the Securities Exchange Act. Under the Code, however, there is no limitation on the deductibility of compensation paid to such officers, who are referred to as “covered executive officers,” that represents qualified performance-based compensation as determined under the Code which requires, among other things, that the material terms of the plan pursuant to which the compensation will be paid must be disclosed to and approved by the Company’s shareholders. To constitute qualified performance-based compensation, the compensation paid by the Company to its covered executive officers must be paid solely on account of the achievement of one or more objective performance goals established in writing by the Compensation Committee while the achievement of such goals is substantially uncertain. Performance goals may be based on one or more performance measures consisting of business criteria that apply to the covered officer, a business unit, or the Company, a subsidiary or other affiliate on an individual or a consolidated basis, but need not be based on an increase or positive result under the business criteria selected. The Compensation Committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if the performance goal is achieved. Approval of the 2007 LTIP, as amended, by the Company’s shareholders at the Annual Meeting will constitute approval of the material terms of the plan pursuant to which performance-based compensation can be paid as required by Code Section 162(m).

Vote Required for the Amended 2007 LTIP

The affirmative vote of a majority of the votes cast by the holders of shares of the Company’s common stock present in person or represented by proxy at our Annual Meeting is required for approval of the amendment to the 2007 LTIP.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 5 ON YOUR PROXY CARD.

ITEM 6: SHAREHOLDER PROPOSAL—SPECIAL SHAREOWNERS MEETINGS

William Steiner of Piermont, New York has advised the Company that he is the owner of 2,500 shares of common stock of the Company, and has given notice that he intends to present for action at the 2011 Annual Meeting the resolution set forth below. In accordance with the applicable proxy regulations, the proposal and supporting statements, for which the Company accepts no responsibility, are set forth below.

Shareholder Resolution:

RESOLVED, Shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage permitted by law above 10%) the power to call a special shareowner meeting.

This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by law) that apply only to shareowners but not to the management and/or the board.

Shareholder Supporting Statement:

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings, management may become insulated and investor returns may suffer. Shareowner input on the timing of shareowner meetings is especially important during a major restructuring—when events unfold quickly and issues may become moot by the next annual meeting. This proposal does not impact our board’s current power to call a special meeting.

This proposal topic also won more than 60% support at the following companies: CVS Caremark (CVS), Sprint Nextel (S), Safeway (SWY), Motorola (MOT) and R.R. Donnelley (RRD).

The merit of this Special Shareowner Meeting proposal should also be considered in the context of the need for improvement in our company’s 2010 reported corporate governance status.

Please encourage our board to respond positively to this proposal: Special Shareowner Meetings—Yes on 6.

[This ends the verbatim proposal as received from the Proponent.]

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Board of Directors’ Statement in Opposition:

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

The Board has considered this proposal and believes its adoption is unnecessary because the Company’s shareholders already have the ability to call a special meeting. The Company amended its Bylaws in February 2010 to allow holders of at least 25% of the Company’s outstanding common stock entitled to vote on matters brought before a shareholder meeting to call a special meeting of shareholders upon written request to the Company’s Secretary. The Company’s Bylaws previously did not allow shareholders to call a special meeting. When amending its Bylaws to permit shareholders to call a special meeting, the Board carefully considered establishing an ownership threshold that strikes an appropriate balance between enhancing the rights of shareholders and seeking to avoid the situations that could arise if the threshold were set too low. The Board considered that calling a special meeting of shareholders is not a matter to be taken lightly and should only be held to cover special or extraordinary events when fiduciary, strategic, significant transactional or similar considerations dictate that the matter be addressed on an expeditious basis, rather than waiting until the next annual meeting. Organizing and preparing for a special meeting involves significant management commitment of time and focus, and imposes substantial legal, administrative and distribution costs. The Board concluded that setting the threshold too low carries a risk of frequent meeting requests, potentially covering agenda items relevant to particular constituencies as opposed to shareholders generally, with attendant significant cost, management distraction and diversion of management and financial resources.

The Board believes that adopting this proposal is not in the best interest of the Company or its shareholders, since it would permit any holder of ten percent of the Company’s shares to call special shareholder meetings for any reason, at any time and as frequently as they desire. As discussed above, the Board believes that a 25 % ownership threshold is more appropriate because there are several institutions that own more than 5 percent of the Company’s shares. The higher threshold will deter nuisance requests and force shareholders to seek broader support before requiring the Company to incur the expense of holding a special meeting.

This proposal should also be evaluated in the context of the Company’s overall corporate governance profile. The Company is committed to strong corporate governance policies and has implemented a number of policies and procedures in the past that evidence our commitment. Indeed, the Board believes that the Company’s governance track record is exemplary. As described elsewhere in this Proxy Statement, the Board believes in strong and independent Directors. In fact, our Corporate Governance Guidelines require that a majority of our Board must be “Independent Directors” within the meaning of the New York Stock Exchange’s listing standards, and all Directors who sit on our Corporate Governance and Nominating Committee, Audit Committee, and Compensation Committee are Independent Directors. The Company also has a Code of Business Conduct (or a Code of Ethical Behavior) that applies to our Directors and to all our employees which is posted on our corporate website. Our Corporate Governance Guidelines and our Committee Charters are available on our corporate web site, and we also provide a mechanism for any shareholder to communicate directly with our Board in writing. Finally, each of our Directors in an uncontested election of Directors must be elected by a “majority of the votes cast” standard. This means that the number of votes cast “for” a Director nominee must exceed the number of votes “against” the nominee. In light of the Board’s continuing commitment to ensuring effective corporate governance, as evidenced by the actions described above and elsewhere in this Proxy Statement, the Board believes that adoption of this proposal is not necessary and could be disruptive of the Company’s operations and possibly allow special interests of individual shareholders to exert undue influence.

FOR THE REASONS STATED ABOVE, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM 6 ON YOUR PROXY CARD.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers and persons who own more than 10% of Office Depot’s common stock to file reports of their holdings and transactions of Office Depot common stock with the SEC and the NYSE. Based on our records, we believe that each of our officers and Directors reported on a timely basis all transactions required to be reported by Section 16(a) during fiscal 2010.

COPIES OF FORM 10-K AVAILABLE

We filed our Annual Report on Form 10-K for the year ended December 25, 2010 with the SEC on February 22, 2011. The Annual Report on Form 10-K, including all exhibits, can be found on the Company’s website: www.officedepot.com and can be downloaded free of charge. We will provide a copy of our Annual Report on Form 10-K for our fiscal year ended December 25, 2010, which includes our consolidated financial statements and notes to our financial statements, to any shareholder upon written request. Requests should be sent to the Department of Investor Relations at our corporate offices, 6600 North Military Trail, Boca Raton, FL 33496.

2012 SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented for consideration at the 2012 Annual Meeting of Shareholders and to be included in our Proxy Statement for that meeting must be received by the Corporate Secretary at our corporate offices, 6600 North Military Trail, Boca Raton, FL 33496, Attn: Office of the General Counsel, on or before 5:00 p.m. (Eastern Standard Time) no earlier than the close of business on December 23, 2011 and no later than close of business on January 22, 2012. If you wish to submit a proposal to be presented at the 2012 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received by the Corporate Secretary at our corporate offices no later than November 11, 2011 and otherwise must comply with Securities and Exchange Commission requirements in Proxy Rule 14a-8 in order to be considered for inclusion in the 2012 Proxy Statement and proxy. If a shareholder desires to bring business before the Annual Meeting that is not the subject of a proposal timely submitted for inclusion in the Proxy Statement, written notice of such business, as prescribed in the Company’s Bylaws, must be received by the Company at its principal office on or before January 22, 2012. If the Company does not receive timely notice, such business will be excluded from consideration at the meeting.

OTHER MATTERS

It is not presently expected that any matters other than those discussed herein will be brought before our Annual Meeting. If, however, other matters do come before the Meeting, it is the intention of the persons named as representatives in the accompanying proxy to vote in accordance with the recommendation of our Board of Directors.

APPENDIX A

FORM OF FIRST AMENDMENT TO THE

OFFICE DEPOT, INC.

2007 LONG-TERM INCENTIVE PLAN

(As Proposed for the Approval of Shareholders at the Annual Meeting of Shareholders to be held on April 21, 2011)

WHEREAS, Office Depot, Inc. (the “Company”) established the Office Depot, Inc. 2007 Long-Term Incentive Plan (the “Plan”) to promote the long-term growth and profitability of the Company and its subsidiaries by: (i) providing certain Directors, officers, and key employees of, and certain other key individuals who perform services for, the Company and its subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company; and (ii) enabling the Company to attract, retain, and reward the best available persons for positions of substantial responsibility;

WHEREAS, under Section 14.1 of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has the authority to amend the Plan at any time; provided that, no such action shall adversely affect any rights or obligations with respect to any awards previously granted under the Plan, unless such action is required by applicable law, any applicable listing standards, or the participants consent in writing; and

WHEREAS, the Compensation Committee desires to amend the Plan with respect to new grants made under the Plan on or after April 21, 2011 as follows: (i) change the definition of “Change in Control” to be consistent with the definition used under the Company’s recently approved model Change in Control Agreement for executives, (ii) clarify that actions taken by the Committee will be valid and effective even if members of the Committee are later determined not to have satisfied membership requirements under the Plan or the Committee charter, (iii) increase the authorized shares under the Plan by 24 million, (iv) change the ratio under the available share pool for restricted stock, restricted stock unit, and performance awards from 2:1 to 1.4:1, (v) increase the individual grant limits under the Plan to recognize a current stock price which is significantly lower than the stock price in effect when the Plan and the individual grant limits were originally adopted in 2007, (vi) provide a Director or a Section 16 officer under the Securities Exchange Act of 1934 (“Section 16 officer”) who voluntarily terminates employment with the Company after completing five years of service or who is involuntarily terminated by the Company without cause, with 12 months, instead of 18 months, following the date of termination to exercise stock options and stock appreciation rights, (vii) provide a Director or a Section 16 officer who dies or becomes disabled while still employed with the Company with 12 months following the date of termination to exercise stock options and stock appreciation rights, (viii) expand the prohibitions on repricing to include cash buyouts and exchanges for different types of awards, and (ix) clarify that if a subsidiary of the Company ceases to be a subsidiary, then any employee of such subsidiary will be deemed terminated under the Plan unless the employee is transferred to the Company or another one of its subsidiaries.

NOW, THEREFORE, the Plan is amended as follows effective as of April 21, 2011, unless provided otherwise herein:

1)	The definition of “Change in Control” under Article 2 of the Plan shall be amended by adding the following to the beginning thereof:

“For new grants made on or after April 21, 2011, “CHANGE IN CONTROL” means the occurrence of one of the following events:

(a) if any “person” or “group” as those terms are used in Sections 12(d) and 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”), other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more (the “CIC percentage”) of the combined voting power of the Company’s then outstanding securities; provided, however, that if such Person first obtains the approval of the Board to acquire the CIC percentage, then no Change in Control shall be deemed to have occurred unless and until such Person obtains a CIC percentage ownership of the combined voting power of the Company’s then outstanding securities without having first obtained the approval of the Board; or

(b) if any Person, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing greater than 50% of the combined voting power of the Company’s then outstanding securities, whether or not the Board shall have first given its approval to such acquisition; or

(c) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new Directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(d) the consummation of a merger or consolidation of the Company with any other corporation; provided, however, a Change in Control shall not be deemed to have occurred: (i) if such merger or consolidation would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) either directly or indirectly more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) if the corporate existence of the Company is not affected and following the merger or consolidation, the majority of the Company’s Executive Committee, or if no such body then exists, the majority of the Chief Executive Officer, Chief Financial Officer and Presidents (or other heads, regardless of title) of the principal operating units of the Company retain their positions with the Company (disregarding any such executive whose employment terminates for reasons other than due to a termination by the Company without cause or a termination by such executive for good reason) and the Directors of the Company prior to such merger or consolidation constitute at least a majority of the Board of the Company or the entity that directly or indirectly controls the Company after such merger or consolidation; or

(e) the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person; or

(f) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

For grants made prior to April 21, 2011,”

2)	The definition of “Committee” under Article 2 of the Plan shall be amended by deleting it in its entirety and replacing it with the following:

“COMMITTEE” means the Compensation Committee of the Board or such other committee consisting of two or more members as may be appointed by the Board to administer this Plan pursuant to Article 3. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 under the Exchange Act, Code Section 162(m), and the Listing Standards; provided that, any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth herein or otherwise provided in any charter of the Committee.”

3)	The first paragraph of Section 4.1 of the Plan shall be amended by replacing all references to “twenty-five million (25,000,000) shares” with “forty-nine million (49,000,000) shares.”

4)	Section 4.1(b) of the Plan shall be amended by adding the following to the end thereof:

“For new grants made on or after April 21, 2011, the reference within this subsection (b) to “two shares” shall be replaced with “1.4 shares.””

5)	Section 4.1(c) of the Plan shall be amended by adding the following to the end thereof:

“For new grants made on or after April 21, 2011, the reference within this subsection (c) to “two shares” shall be replaced with “1.4 shares” and the reference within this subsection (c) to “two” shall be replaced with “1.4.””

6)	Section 4.2(a) of the Plan shall be amended by adding the following to the end thereof:

“For new grants made on or after April 21, 2011, the reference within this subsection (a) to “two million (2,000,000) shares” shall be replaced with “four million (4,000,000) shares.””

7)	Section 4.2(b) of the Plan shall be amended by adding the following to the end thereof:

“For new grants made on or after April 21, 2011, the reference within this subsection (b) to “one million (1,000,000) shares” shall be replaced with “two million (2,000,000) shares.””

8)	Section 4.2(c) of the Plan shall be amended by adding the following to the end thereof:

“For new grants made on or after April 21, 2011, the reference within this subsection (c) to “$2,500,000” shall be replaced with “$5,000,000” and the reference within this subsection (c) to “five hundred thousand (500,000) shares” shall be replaced with “one million (1,000,000) shares.””

9)	Section 10.7 of the Plan shall be amended by adding the following as a new paragraph at the end thereof:

“For new grants made on or after April 21, 2011, the foregoing paragraph shall be deleted it in its entirety and replaced with the following: “If a Participant who is a Director or Employee subject to Section 16 of the Exchange Act ceases to be a Director or Employee of the Company and its Subsidiaries: (a) by voluntarily terminating employment with the Company following the Participant’s completion of five (5) or more years of service for the Company and its Subsidiaries, or (b) as a result of an involuntary termination by the Company without Cause or due to Retirement, death, or Disability regardless of the years of service completed by the Participant as of the date of separation, then: (i) all of the Participant’s Options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 12 months after the date of such cessation, but in no event after the expiration date of the Options or SARs, and (ii) except as provided in Section 10.8 hereof with respect to Directors, all of the Participant’s Options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.””

10)	Section 14.2 of the Plan shall be amended by deleting it in its entirety and replacing it with the following:

“14.2 Amendment of Award Agreement. The Committee may, at any time, amend outstanding Agreements in a manner not inconsistent with the terms of the Plan; provided, however, except as provided in Sections 14.3 and 14.4, if such amendment is adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend an outstanding Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Except for adjustments as provided in Sections 4.3 and 14.4, or in connection with the assumption or substitution of an award in a manner satisfying the provisions of Code Section 424(a), or in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards, or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.”

11)	Section 15.5 of the Plan shall be amended by adding the following to the end thereof:

“If an Employee’s employment or other service relationship is with a Subsidiary and that entity ceases to be a Subsidiary of the Company, a termination of employment shall be deemed to have occurred when the entity ceases to be a Subsidiary unless the Employee transfers his or her employment or other service relationship to the Company or its remaining Subsidiaries.”

12)	In all respects not above amended, the Plan is hereby ratified and confirmed.

*  *  *  *  *

IN WITNESS WHEREOF, the Compensation Committee has caused this First Amendment to the Plan to be executed on its behalf by its duly authorized representative this          day of                     , 2011.

OFFICE DEPOT, INC.

By:
Jo Anne Rioli Moeller
Vice President, Global Compensation, Benefits & HRIM

Office DEPOT

OFFICE DEPOT, INC.

6600 NORTH MILITARY TRAIL

BOCA RATON, FL 33496

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 6:00 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 6:00 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M30361-P06908	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

    OFFICE DEPOT, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

1.	To elect eleven (11) members of the Board of Directors for the term described in this Proxy Statement.

Nominees:	For	Against	Abstain

1a. Neil R. Austrian	☐	☐	☐

1b. Justin Bateman	☐	☐	☐

1c. Thomas J. Colligan	☐	☐	☐

1d. Marsha J. Evans	☐	☐	☐

1e. David I. Fuente	☐	☐	☐

1f. Brenda J. Gaines	☐	☐	☐

1g. Myra M. Hart	☐	☐	☐

1h. W. Scott Hedrick	☐	☐	☐

1i. Kathleen Mason	☐	☐	☐

1j. James S. Rubin	☐	☐	☐

1k. Raymond Svider	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 AND 3.			For	Against	Abstain

2.	Ratification of appointment of Deloitte & Touche LLP as the Company’s independent public accountants.		☐	☐	☐

3.	An advisory vote on executive compensation.		☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “1 YEAR” ON PROPOSAL 4:		1 Year	2 Years	3 Years	Abstain

4.	An advisory vote on the frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 5.			For	Against	Abstain

5.	To approve an Amendment to our 2007 Long-Term Incentive Plan.		☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 6.

6.	A Proposal from a shareholder recommending that our Board of Directors amend the Company’s Bylaws (and each appropriate document) to give holders of 10% or more of the Company’s outstanding common stock (or the lowest percentage permitted by law above 10%) the power to call a special shareholder meeting.		☐	☐	☐

7.	To transact any other business that may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

ADMITTANCE PASS

2011 ANNUAL MEETING OF SHAREHOLDERS

OFFICE DEPOT, INC.

Thursday, April 21, 2011

8:30 a.m. Eastern Daylight Time

Boca Raton Marriott

5150 Town Center Circle

Boca Raton, FL 33486-1013

561-392-4600

For Security Reasons, You Must Present This Admittance Pass

In Order To Enter The Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

M30362-P06908

PROXY

OFFICE DEPOT, INC.

6600 NORTH MILITARY TRAIL

BOCA RATON, FL 33496

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rina Teran, Jennifer Leong and Stephen Calkins as Proxies, each with the power to appoint her or his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side all the shares of common stock of Office Depot, Inc. held of record by the undersigned on March 3, 2011, at the Annual Meeting of Shareholders to be held on April 21, 2011 or any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 5 AND 7, 1 YEAR FOR PROPOSAL 4, AND “AGAINST” PROPOSAL 6.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

(continued on reverse side)